FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

$2,004,948,000
(Approximate)

[Logo]

American Home Mortgage Investment Trust 2006-1
Issuing Entity

American Home Mortgage Servicing, Inc.
Servicer

American Home Mortgage Acceptance, Inc.
Sponsor

American Home Mortgage Securities LLC

Depositor

American Home Mortgage Investment Trust 2006-1,

Mortgage-Backed Notes, Series 2006-1

The Trust

The trust will consist primarily of a pool of fixed-rate and adjustable-rate mortgage loans divided into three loan groups. The trust will issue twenty classes of notes, fifteen of which are offered under this free writing prospectus. As described in this free writing prospectus, each class of notes, upon the occurrence of certain events, must be exchanged for a corresponding class of REMIC notes, each of which will be secured by a REMIC certificate backed by the remaining mortgage loans in the pool, which REMIC notes are offered under this free writing prospectus.

Credit Enhancement

The notes will have credit enhancement in the form of:

•	excess interest and overcollateralization with respect to the notes relating to group I;

•	subordination provided to some classes of notes by other classes of notes as described in this free writing prospectus; and

•	limited cross-collateralization as described in this free writing prospectus.

In addition, derivatives will be included in the trust which will cover some basis risk shortfalls on some classes of notes.

Barclays Capital Inc., Bear, Stearns & Co. Inc., ABN AMRO Incorporated and Greenwich Capital Markets, Inc. will offer all of the Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2 and Class I-M-3 Notes to the public at varying prices to be determined at the time of sale. Lehman Brothers Inc., ABN AMRO Incorporated and Greenwich Capital Markets, Inc. will offer all of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-M-1 Notes to the public at varying prices to be determined at the time of sale. The Class I-M-4, Class I-M-5 and Class I-M-6 Notes are also offered by this free writing prospectus.

Barclays Capital Inc.
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.

ABN AMRO Incorporated
RBS Greenwich Capital
The date of this free writing prospectus is March 23, 2006
For use with the base prospectus dated September 19, 2005

Important notice about information presented in this free writing prospectus and the accompanying base prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the notes in two separate documents that progressively provide more detail:

•	the accompanying base prospectus, which provides general information, some of which may not apply to this series of notes; and

•	this free writing prospectus, which describes the specific terms of this series of notes.

If the description of your notes in this free writing prospectus differs from the related description in the base prospectus, you should rely on the information in this free writing prospectus.

This free writing prospectus and accompanying base prospectus constitutes a prospectus for each of the offered notes and also with respect to any REMIC Notes and corresponding REMIC certificates as described in this free writing prospectus.

The depositor's principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and its phone number is (877) 281-5500.

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY OF FREE WRITING PROSPECTUS

TRANSACTION STRUCTURE

RISK FACTORS

THE MORTGAGE POOL
General
Indices on Certain of the Mortgage Loans
Mortgage Loan Characteristics

THE MASTER SERVICER AND THE SERVICERS
Master Servicer
Servicer

MORTGAGE LOAN ORIGINATION
The Originator
Underwriting Guidelines
FICO Scores
Representations and Warranties

ADDITIONAL INFORMATION

STATIC POOL INFORMATION

DESCRIPTION OF THE NOTES
General
Book-entry Notes
Interest and Principal Payments on the Notes
Interest Payments on the Class I-A Notes and Class I-M Notes
Principal Payments on the Class I-A Notes and Class I-M Notes
Allocation of Group II-C and Group II-NC Available Funds
The LPMI Insurer
The LPMI Policy
Overcollateralization Provisions for Loan Group I
Calculation of LIBOR for the LIBOR Notes
The Derivative Contracts
Table of Fees and Expenses
Allocation of Losses on the Mortgage Loans
Modifications
Reports to Noteholders

DESCRIPTION OF THE REMIC NOTES
General
Mandatory Exchange
Sale of REO Properties and Other Non-REMIC-Eligible Properties
Restrictions on Foreclosure

YIELD ON THE NOTES
General
Prepayment Considerations
Allocation of Principal Payments
Interest Shortfalls and Realized Losses
Note Interest Rates
Purchase Price
Final Scheduled Payment Date
Weighted Average Life
Yield Sensitivity of the Class II-M Notes and Class II-B Notes

THE SPONSOR

THE DEPOSITOR

THE ISSUING ENTITY

THE OWNER TRUSTEE

THE INDENTURE TRUSTEE

THE SECURITIES ADMINISTRATOR

THE MASTER SERVICING AGREEMENT AND SERVICING AGREEMENT
Servicing and Other Compensation And Payment of Expenses
Evidence as to Compliance
Realization Upon Defaulted Mortgage Loans
The Protected Accounts
Optional Repurchase of Defaulted Mortgage Loans
Pledge and Assignment of Servicer’s Rights

THE INDENTURE
General
Rights Upon Event of Default
Limitation on Suits
Resignation and Removal of Indenture Trustee
Optional Termination

ASSIGNMENT OF LOANS
General

FEDERAL INCOME TAX CONSEQUENCES
Tax Classification of the Issuing Entity and of the Notes
Tax Consequences to Holders of the Notes
Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event
Taxation of Holders of REMIC Notes

SECONDARY MARKET

LEGAL OPINIONS

LEGAL PROCEEDINGS

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

RATINGS

AVAILABLE INFORMATION

REPORTS TO NOTEHOLDERS

INCORPORATION OF INFORMATION BY REFERENCE

LEGAL INVESTMENT

ERISA CONSIDERATIONS
The Offered Notes

GLOSSARY

ANNEX I

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a brief description of the important features of the notes and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the notes, read carefully this entire free writing prospectus and the entire accompanying prospectus. A glossary is included at the end of this free writing prospectus. Capitalized terms used but not defined in the glossary at the end of this free writing prospectus have the meanings assigned to them in the glossary at the end of the accompanying prospectus.

Issuing Entity or Trust		American Home Mortgage Investment Trust 2006-1.
Title of Series		Mortgage-Backed Notes, Series 2006-1.
Cut-off Date		With respect to the mortgage loans, March 1, 2006.
Closing Date		On or about March 29, 2006.
Depositor		American Home Mortgage Securities LLC.
Sponsor		American Home Mortgage Acceptance, Inc., an affiliate of the depositor and the servicer.
Master Servicer		Wells Fargo Bank, N.A.
Servicer		American Home Mortgage Servicing, Inc.
Indenture Trustee		Deutsche Bank National Trust Company.
Owner Trustee		Wilmington Trust Company.
Securities Administrator		Wells Fargo Bank, N.A.
Payment Dates		Payments on the notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in April 2006.
Notes		The classes of notes and their interest rates and principal balances are set forth in the table below.
Offered Notes
Class	Note Interest Rate	Initial Note Principal Balance(1)	Initial Rating (S&P/Fitch/Moodys)	Designation
I-1A-1	Adjustable Rate	$ 600,000,000	AAA/NR/Aaa	Super Senior/Adjustable Rate
I-2A-1	Adjustable Rate	$ 378,750,000	AAA/NR/Aaa	Super Senior/Adjustable Rate
I-A-2	Adjustable Rate	$ 489,375,000	AAA/NR/Aaa	Senior Support/Adjustable Rate
I-A-3	Adjustable Rate	$ 163,125,000	AAA/NR/Aaa	Senior Support/Adjustable Rate
II-A-1	5.50%	$ 142,315,000	AAA/AAA/NR	Super Senior/Fixed Rate
II-A-2	5.50%	$ 10,165,000	AAA/AAA/NR	Senior Support/Fixed Rate
II-A-3	5.10%	$ 101,360,000	AAA/AAA/NR	Super Senior/Fixed Rate
II-A-4	5.10%	$ 7,240,000	AAA/AAA/NR	Senior Support/Fixed Rate
I-M-1	Adjustable Rate	$ 19,192,000	AA+/NR/Aa1	Mezzanine/Adjustable Rate
I-M-2	Adjustable Rate	$ 28,787,000	AA/NR/Aa2	Mezzanine/Adjustable Rate
I-M-3	Adjustable Rate	$ 19,192,000	AA-/NR/NR	Mezzanine/Adjustable Rate
I-M-4	Adjustable Rate	$ 23,553,000	A/NR/NR	Mezzanine/Adjustable Rate
I-M-5	Adjustable Rate	$ 9,596,000	BBB/NR/NR	Subordinate/Adjustable Rate
I-M-6	Adjustable Rate	$ 4,362,000	BBB-/NR/NR	Subordinate/Adjustable Rate
II-M-1	5.30%	$ 7,936,000	AA/AA/NR	Mezzanine/Fixed Rate
Total Offered Notes:		$ 2,004,948,000

Non-Offered Notes
Class	Note Interest Rate	Initial Note Principal Balance(1)	Initial Rating (S&P/Fitch/Moodys)	Designation
II-M-2	Adjustable Rate	$ 3,341,000	A/A/NR	Subordinate/Adjustable Rate
II-M-3	Adjustable Rate	$ 1,949,000	BBB/BBB/NR	Subordinate/Adjustable Rate
II-M-4	Adjustable Rate	$ 1,810,000	BB/BB/NR	Subordinate/Adjustable Rate
II-M-5	Adjustable Rate	$ 1,253,000	B/B/NR	Subordinate/Adjustable Rate
II-B	Adjustable Rate	$ 1,117,043	NR/NR/NR	Subordinate/Adjustable Rate
Total Non-Offered Notes:		$ 9,470,043

(1)	The balances provided in this free writing prospectus are approximate and are subject to an increase or decrease of up to 5%.

Note:

The notes offered hereby represent interests solely in American Home Mortgage Securities LLC Trust Series 2006-1 and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Other Information:

Class I-1A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3 Notes:

The note interest rates on these classes of notes will be equal to one-month LIBOR plus the related note margin set forth below; provided, however, that if a cap counterparty termination event is in effect, the note interest rate on these classes will be equal to the lesser of:

•	one-month LIBOR plus the related note margin set forth below; and

•	the related available funds rate described in this free writing prospectus.

Class I-2A-1, Class I-M-4, Class I-M-5 and Class I-M-6 Notes:

The note interest rates on these classes of notes will be equal to the lesser of:

•	one-month LIBOR plus the related note margin set forth below, and

•	the related available funds rate described in this free writing prospectus.

Note Margin
Class	(1)	(2)
I-1A-1
I-2A-1
I-A-2
I-A-3
I-M-1
I-M-2
I-M-3
I-M-4
I-M-5
I-M-6

________________
(1) Initially.
(2) On and after the step-up date as described in this free writing prospectus.

Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-M-1 Notes:

The note interest rates on these classes of notes will be initially equal to the related fixed rate indicated on page S-6 and subject to the related available funds rate described in this free writing prospectus. However, on or after the related note rate change date, the note interest rate on these classes of notes will convert to an adjustable rate based on six-month LIBOR plus (i) in the case of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 Notes, 1.75% and (ii) in the case of the Class II-M-1 Notes, 2.25%, and subject to the related maximum note interest rate and related available funds rate described in this free writing prospectus.

Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes:

The note interest rates on these classes of notes will be equal to the least of:

•	one-month LIBOR plus the related note margin set forth below,

•	the related maximum note interest rate, and

•	the related available funds rate described in this free writing prospectus.

Class	Note Margin
II-M-2	0.750%
II-M-3	1.000%
II-M-4	1.000%
II-M-5	1.000%
II-B	1.000%

Trust

The depositor will establish American Home Mortgage Investment Trust 2006-1, a Delaware statutory trust, pursuant to a trust agreement among the depositor, the owner trustee, and Deutsche Bank National Trust Company, as note registrar and note paying agent. Pursuant to the trust agreement, the depositor will deposit into the trust on the closing date the mortgage loans. On the closing date, pursuant to an indenture among the trust, the indenture trustee and the securities administrator, the trust will issue each class of notes set forth on page S-6. The Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes are not offered hereby.

Payments of interest and principal on the notes will be made only from payments received from the related assets of the trust as described in this free writing prospectus.

The trust will also include six cap contracts, payments from which will be used to pay interest on the Class I-1A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2 and Class I-M-3 Notes, respectively.

In addition, the trust will include one or more corridor contracts which will benefit some of the non-offered notes.

The beneficial ownership interest in the trust will be represented by the owner trust certificate, which are not offered by this free writing prospectus.

See “Description of the Notes” in this free writing prospectus.

The Originator

All of the mortgage loans in the aggregate, were originated by American Home Mortgage Investment Corp.

LPMI Insurer

Triad Guaranty Insurance Corporation (“Triad”), an Illinois corporation. Certain of the mortgage loans are covered by primary mortgage insurance provided by the LPMI insurer, which may provide limited protection to the trust in the event such mortgage loans default. See “Description of the Notes—The LPMI Policy” in this free writing prospectus.

The Mortgage Loans

The trust will initially contain approximately 5,318 mortgage loans, substantially all of which are adjustable rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans have an aggregate principal balance of approximately $2,023,142,032.38 as of the Cut-off Date. All collateral numbers in this free writing prospectus are subject to a 5% variance.

The interest rate on each adjustable-rate mortgage loan will adjust, in some cases after an initial fixed-rate period, monthly, semi-annually or annually to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, as more fully described under “The Mortgage Pool” in this free writing prospectus and Schedule A, which is attached to and is part of this free writing prospectus. The related index is as described under “The Mortgage Pool—Indices on the Mortgage Loans” in this free writing prospectus.

The mortgage loans will be divided into three separate loan groups with characteristics as follows:

The Group I Loans

The group I mortgage loans will consist of adjustable-rate mortgage loans, with an initial fixed-rate period of one, three, six or twelve months. The index for all of the group I mortgage loans will be One-Year MTA, which is the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

While the interest rate on each group I mortgage loan will adjust monthly (after an initial fixed-rate period), the minimum monthly payment on each mortgage loan generally will only adjust annually. On each annual payment adjustment date, the minimum monthly payment generally will not increase or decrease by more than 7.5%. As a result, the interest due with respect to a mortgage loan in this loan group for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that group I mortgage loan in the form of negative amortization. See “Description of the Mortgage Pool” in this free writing prospectus.

The following table summarizes the approximate characteristics of all of the group I mortgage loans as of the Cut-off Date:

Number of mortgage loans:	4,371
Aggregate stated principal balance:	$1,744,655,888.86
Range of scheduled principal balances:	$30,910.44 to $6,507,106.87
Average scheduled principal balance:.	$399,143.42
Range of mortgage rates:	1.000% to 8.691%
Weighted average mortgage rate:	6.399%
Range of remaining terms to stated maturity (months):	353 to 479 months
Weighted average remaining terms to stated maturity (months):	405 months
Weighted average loan-to-value ratio at origination:	75.35%
Weighted average gross margin:	2.954%
Weighted average maximum lifetime mortgage rate (per annum):	10.042%
Weighted average months to next interest adjustment date (months):	1
Loan Index Type:
1 Year MTA	100.00%

The Group II-C Loans

The group II-C mortgage loans will consist of adjustable-rate mortgage loans, substantially all of which are hybrid mortgage loans with an initial fixed-rate period of five years. The group II-C mortgage loans are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan balance limits.

The following table summarizes the approximate characteristics of all of the group II-C mortgage loans as of the Cut-off Date:

Number of mortgage loans:	764
Aggregate stated principal balance:	$162,645,740.84
Range of scheduled principal balances:	R$30,294.02 to $587,998.20
Average scheduled principal balance:.	$212,887.10
Range of mortgage rates:	R4.250-7.875
Weighted average mortgage rate:	6.049%
Range of remaining terms to stated maturity (months):	348 to 356 months
Weighted average remaining terms to stated maturity (months):	356 months
Weighted average loan-to-value ratio at origination:	75.49%
Weighted average gross margin:	2.922%
Weighted average maximum lifetime mortgage rate (per annum):	11.050%
Weighted average months to next interest adjustment date (months):	56
Loan Index Type:
1 Year LIBOR	37.43%
6 Month LIBOR	62.57%

The Group II-NC Loans

The group II-NC mortgage loans will consist of adjustable-rate mortgage loans, all of which are hybrid mortgage loans with an initial fixed-rate period of five years. The group II-NC mortgage loans are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan balance limits.

The following table summarizes the approximate characteristics of all of the group II-NC mortgage loans as of the Cut-off Date:

Number of mortgage loans:	183
Aggregate stated principal balance:	$115,840,402.68
Range of scheduled principal balances:	R$84,900.00 to $2,989,999.99
Average scheduled principal balance:.	$633,007.66
Range of mortgage rates:	R4.250% to 7.875%
Weighted average mortgage rate:	5.478%
Range of remaining terms to stated maturity (months):	349 to 356 months
Weighted average remaining terms to stated maturity (months):	356 months
Weighted average loan-to-value ratio at origination:	71.94%
Weighted average gross margin:	2.410%
Weighted average maximum lifetime mortgage rate (per annum):	10.478%
Weighted average months to next interest adjustment date (months):	56
Loan Index Type:
1 Year LIBOR	83.69%
6 Month LIBOR	16.31%

 Removal and Substitution of a Mortgage Loan

The indenture trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the indenture trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the noteholders in the related mortgage loan, the sponsor will, in accordance with the terms of the indenture, within 90 days of the date of notice, provide the indenture trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Notes

Priority of Payments.

Interest Distributions on the Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes

In general, on any payment date, funds available with respect to the mortgage loans in loan group I after the payment of certain fees and expenses, will be distributed first, together with any amounts received from the related cap counterparty as described below, to pay accrued note interest on the Class I-1A-1, Class I-2A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, and then to pay any related unpaid interest shortfalls. Then any remaining funds available from loan group I and, only with respect to payments on the Class I-M-1, Class I-M-2 and Class I-M-3 Notes, amounts from the related cap contracts as described below, will be used to make payments as follows:

first, to pay accrued note interest on the Class I-M-1 Notes;

second, to pay accrued note interest on the Class I-M-2 Notes;

third, to pay accrued note interest on the Class I-M-3 Notes;

fourth, to pay accrued note interest on the Class I-M-4 Notes;

fifth, to pay accrued note interest on the Class I-M-5 Notes; and

sixth, to pay accrued note interest on the Class I-M-6 Notes.

Notwithstanding the foregoing, amounts from the cap contracts will be made available to pay accrued note interest on the Class I-1A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2 and Class I-M-3 Notes prior to the use of available funds from loan group I to make such payments.

In the event that an increase in the applicable MTA index causes interest to accrue on a group I mortgage loan for a given month in excess of the monthly payment of interest for that group I mortgage loan, the excess interest will be added to the outstanding principal balance of that group I mortgage loan in the form of negative amortization. As a result, the note interest rate on the Class I-2A-1, Class I-M-4, Class I-M-5 and Class I-M-6 Notes may be reduced to the related available funds rate. Any resulting interest shortfalls on the Class I-2A-1, Class I-M-4, Class I-M-5 and Class I-M-6 Notes will carry forward with interest thereon.

The note interest rate on the Class I-1A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2 and Class I-M-3 Notes (such notes collectively, the “uncapped notes”) will accrue at one-month LIBOR plus the related note margin; provided, however, that if a cap counterparty termination event is in effect, the note interest rate on these classes will be equal to the lesser of (i) one-Month LIBOR plus the related note margin and (ii) the related available funds rate described in this free writing prospectus.

Principal Distributions on the Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes

Available funds from loan group I remaining after paying interest on the Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 will be used to pay principal on these notes as described in this free writing prospectus.

Net Monthly Excess Cashflow Distributions from Loan Group I.

Available funds from loan group I remaining after paying interest and principal to the Class I-A Notes and Class I-M Notes, as described in this free writing prospectus, will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class I-A Notes and Class I-M Notes to maintain the target amount of overcollateralization and covering some interest shortfalls, basis risk shortfalls and allocated realized loss amounts on such notes.

Amounts from the mortgage loans in loan group I will not be available to make payments on the notes related to loan group II, and amounts from the mortgage loans in loan group II will not be available to make payments on the notes related to loan group I.

See “Description of the Notes” in this free writing prospectus for additional information.

Interest Distributions on the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes

In general, on any payment date, funds available with respect to the mortgage loans in loan group II-C after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class II-A-1 Notes and Class II-A-2 Notes, pro rata, second, to pay any related unpaid interest shortfalls, and third, to pay any related net WAC cap shortfall carryforward amount, and the funds available with respect to the mortgage loans in loan group II-NC after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class II-A-3 and Class II-A-4 Notes, pro rata, second, to pay any related unpaid interest shortfalls, and third, to pay any related net WAC cap shortfall carryforward amount. Any remaining funds available from loan group II-C and loan group II-NC after the foregoing distributions and after payments of principal are made on the related Class II-A Notes will be used to make payments as follows:

first, to pay accrued note interest, any unpaid interest shortfalls and any net WAC cap shortfall carryforward amount, in that order, on the Class II-M-1 Notes;

second, to pay accrued note interest on the Class II-M-2 Notes;

third, to pay accrued note interest on the Class II-M-3 Notes;

fourth, to pay accrued note interest on the Class II-M-4 Notes;

fifth, to pay accrued note interest on the Class II-M-5 Notes;

sixth, to pay accrued note interest on the Class II-B Notes; and

seventh, any remainder to be included as group II net monthly excess cashflow as described in this free writing prospectus.

Principal Distributions on the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes

Amounts available after paying interest on the Class II-A Notes will be used to pay principal on such notes and amounts available after paying interest on the Class II-M and Class II-B Notes will be used to pay principal on such notes as described in this free writing prospectus, in the case of the Class II-A Notes, generally from the principal received on the related mortgage loans.

Description of the REMIC Notes

Upon certain trigger events, as described in this free writing prospectus, each of the Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and Class II-M-1 Notes will be exchanged for new corresponding Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and Class II-M-1 Notes in the same principal amount (at the time of such exchange), which are sometimes referred to in this free writing prospectus as the REMIC Notes, and which are offered hereby. Upon issuance, the REMIC Notes will be entitled to payments of interest on each payment date at the note rate described for the corresponding class of exchangeable Class A Notes and Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and Class II-M-1 Notes subject to the related net rate cap, if applicable, as described in this free writing prospectus, and will be secured by REMIC certificates backed by the remaining mortgage loans in the related mortgage pool.

The occurrence of such a trigger event will not alter the application of the cap contracts to the REMIC uncapped notes.

For a further description of the REMIC Class A Notes, see “Description of the REMIC Class A Notes” and“Federal Income Tax Consequences — Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this free writing prospectus.

Credit Enhancement

Class I-A Notes and Class I-M Notes

The credit enhancement provided for the benefit of the holders of the Class I-A Notes and Class I-M Notes consists of net monthly excess cashflow, overcollateralization and the subordination provided to the Class I-A Notes by the Class I-M Notes. Among the classes of Class I-M Notes, each class of Class I-M Notes with a higher numerical class designation will provide subordination to each class of Class I-M Notes with a lower numerical class designation.

Class II-A, Class II-M and Class II-B Notes

The credit enhancement provided for the benefit of the holders of the Class II-A Notes consists of the subordination provided by the Class II-M Notes and Class II-B Notes. Among the classes of Class II-M Notes and Class II-B Notes, each class of Class II-M Notes with a higher numerical class designation will provide subordination to each class of Class II-M Notes with a lower numerical class designation. The Class II-B Notes will provide subordination to each class of Class II-M Notes.

In addition, cross-collateralization will be provided from loan group II-C to the notes related to loan group II-NC, and cross-collateralization will be provided from loan group II-NC to the notes related to loan group II-C, to the extent described in this free writing prospectus.

See “Description of the Notes” in this free writing prospectus for additional information.

Advances

The servicer will be obligated to make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans, in general, to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. If the servicer fails to make any required advances, the master servicer, as successor servicer, may be obligated to do so, as described in this free writing prospectus. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

Master Servicing, Servicing and Indenture Trustee Fee

The master servicer will be entitled to receive a fee as compensation for its activities under the master servicing agreement equal to any amounts earned on permitted investments in the securities administrator collection account. The servicer will be entitled to the servicing fee rate multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.375% for the conforming balance mortgage loans and 0.25% for the non-conforming balance mortgage loans. The Indenture Trustee will be entitled to receive a fee as compensation for its activities under the indenture equal to any amounts earned on permitted investments in the payment account.

Lender Primary Mortgage Insurance

Approximately 49.43%, 14.04% and 3.35% of the mortgage loans in loan group I, loan group II-C and loan group II-NC, respectively, and approximately 9.60% of the group II mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, will be insured by an insurance policy issued by the LPMI insurer. However, such policy will provide only limited protection against losses on defaulted mortgage loans which are covered by such policy. See “Description of the Notes—The LPMI Policy” in this free writing prospectus.

Derivative Contracts

Cap Contracts

Amounts paid under the cap contracts will be available, together with the related available funds, to pay interest on the Class I-1A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2 and Class I-M-3 Notes at a per annum rate equal to one-month LIBOR plus the related note margin (as described in this free writing prospectus); provided, however, that if a cap counterparty termination event is in effect, the note interest rate on each such class of notes will be equal to the lesser of (i) one-month LIBOR plus the related note margin (as described in this free writing prospectus) and (ii) the related available funds rate.

See “Description of the Notes — The Derivative Contracts” in this free writing prospectus.

Optional Termination

Class I-A Notes and Class I-M Notes

At its option, the holder of the trust certificate related to the 2006-1 Trust may purchase the assets of the trust related to loan group I and thereby redeem the Class I-A Notes and Class I-M Notes after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

Class II-A Notes, Class II-M Notes and Class II-B Notes

At its option, the holder of the trust certificate related to Trust 2006-1 may purchase the assets of the trust related to loan group II and thereby redeem the Class II-A, Class II-M and Class II-B Notes, on any payment date after the payment date on which the aggregate stated principal balance of the related mortgage loans and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

See “The Indenture— Optional Termination” in this free writing prospectus.

Federal Income Tax Consequences

For federal income tax purposes the offered notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes (collectively, the “Restricted Notes”) and the trust certificate. Each noteholder that is unrelated to the owner of the trust certificate, by its acceptance of an offered note, will agree to treat the notes as debt.

The issuing entity is classified as a taxable mortgage pool. The issuing entity will not, however, be subject to federal income tax as a corporation as long as the trust certificate and the Restricted Notes are owned exclusively by a real estate investment trust or by a qualified REIT subsidiary or other entity that is wholly owned by a real estate investment trust and is disregarded as an entity separate from such real estate investment trust for federal income tax purposes (a “Disregarded Entity”). American Home Mortgage Investment Corp. represents that it qualifies as a real estate investment trust and that it owns the trust certificate and restricted notes indirectly through a qualified REIT subsidiary. Moreover, the trust agreement sets forth restrictions on the transferability of the trust certificate and Restricted Notes to ensure that they will only be held by a real estate investment trust or a qualified REIT subsidiary or other Disregarded Entity.

In the event of a TMP Trigger Event, as defined herein, certain steps will be undertaken whereby the Issuing Entity will transfer its assets to a new trust for which one or more REMIC elections will be made, the new trust will issue pass-through certificates to the Issuing Entity, and the Issuing Entity will issue new notes, which the Issuing Entity will designate as REMIC regular interests, in exchange for the then outstanding offered notes.
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See “Risk Factors—Taxation of the Issuing Entity After a TMP Trigger Event” in this free writing prospectus and “Federal Income Tax Consequences” in this free writing prospectus and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the securities.

Ratings

It is a condition to the issuance of the notes that they receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, Moody’s Investors Service, Inc., which is referred to herein as Moody’s and Fitch, Inc. which is referred to herein as Fitch Ratings:

Notes	S&P	Moody's	Fitch
Class I-1A-1	AAA	Aaa	NR
Class I-2A-1	AAA	Aaa	NR
Class I-A-2	AAA	Aaa	NR
Class I-A-3	AAA	Aaa	NR
Class II-A-1	AAA	NR	AAA
Class II-A-2	AAA	NR	AAA
Class II-A-3	AAA	NR	AAA
Class II-A-4	AAA	NR	AAA
Class I-M-1	AA+	Aa1	NR
Class I-M-2	AA	Aa2	NR
Class I-M-3	AA-	NR	NR
Class I-M-4	A	NR	NR
Class I-M-5	BBB	NR	NR
Class I-M-6	BBB-	NR	NR
Class II-M-1	AA	NR	AA
Class II-M-2	A	NR	A
Class II-M-3	BBB	NR	BBB
Class II-M-4	BB	NR	BB
Class II-M-5	B	NR	B
Class II-B	NR	NR	NR
_____________________

The ratings on the notes address the likelihood that holders of the notes will receive all distributions on the mortgage loans to which they are entitled, other than some interest shortfalls. However, the ratings do not address the possibility that noteholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans.

In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

See “Yield on the Notes” and “Ratings” in this free writing prospectus and “Yield Considerations” in the prospectus.

Legal Investment

When issued, the Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-M-1 Notes will constitute “mortgage related securities” for purposes of SMMEA and all other classes of offered notes will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this free writing prospectus and in the prospectus.

ERISA Considerations

The offered notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans are encouraged to consult with their legal advisors before investing in the notes.

See “ERISA Considerations” in this free writing prospectus and in the accompanying prospectus.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

The Offered Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Notes or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriters intend to make a secondary market in the offered notes, other than the Class I-M-4, Class I-M-5 and Class I-M-6 Notes, however, none of them is obligated to do so. There is no underwriting arrangement for the remaining notes. There can be no assurance that a secondary market for the offered notes will develop or, if one does develop, that it will provide holders of the notes with liquidity of investment or that it will continue for the life of the notes. There are only a limited number of securitizations which include mortgage loans originated or purchased by the sponsor. As a result, the secondary market for the notes may be very limited. In addition, any resale prices that may be available for any note in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The notes will not be listed on any securities exchange.

Taxation of the Issuing Entity

The trust estate will be characterized for federal income tax purposes as one or more taxable mortgage pools, or TMPs. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return and is subject to corporate income taxation. However, on the closing date, American Home Mortgage Investment Corp. will acquire directly, or indirectly through one or more disregarded entities, the trust certificate and a 100% percentage interest in each class of restricted notes (collectively, the “Equity Securities”). So long as 100% of the Equity Securities are owned by a single REIT, directly or indirectly through one or more disregarded entities, classification of the issuing entity as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the issuing entity as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from such REIT as though they were “excess inclusions” with respect to a residual interest in a REMIC within the meaning of Section 860D of the Code.

In the event that 100% of the equity securities are no longer owned by a single REIT, directly or indirectly through one or more disregarded entities, the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the trust agreement and the indenture, so long as a TMP Trigger Event has not occurred, a single REIT must at all times own the Equity Securities either directly, or indirectly through one or more Disregarded Entities. The owner of the Equity Securities may, however, pledge them as security for a loan or transfer them to a third party pursuant to the terms of a repurchase agreement that is treated as a financing transaction for federal income tax purposes. In the event of a default under any such loan or repurchase agreement, the lender or repurchase agreement counterparty, as applicable, would be permitted to transfer the Equity Securities to any person irrespective of whether such person qualified as a REIT or disregarded entity. In the event that federal income taxes are imposed on the trust estate, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the notes at a time earlier than anticipated.

Taxation of the Issuing Entity After a TMP Trigger Event

To avoid the adverse tax consequences of being taxed as a corporation, the trust agreement and the indenture will provide that if the issuing entity becomes a taxable mortgage pool that is subject to federal income tax as a corporation (a “TMP Trigger Event”), the depositor shall cause certain steps to be taken, including the following: the servicer will purchase from the issuing entity any REO property at its fair market value (to the extent that the purchase price of the sale of such REO properties would result in the allocation of a realized loss to any class of offered notes, the party causing the TMP Trigger Event shall contribute an amount equal to such realized losses), and will either restrict foreclosure on (within the Underlying REMIC Trust, as described below) or sell from the issuing entity any mortgage loan that is then 60 or more days delinquent; all of the remaining assets of the issuing entity will be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which multiple REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC underlying interests, to be issued by the underlying REMIC trust; the depositor will cause the issuing entity to make a REMIC election with respect to those REMIC underlying interests (the “Trust REMIC”) and the issuing entity will issue REMIC notes secured by those REMIC underlying interests (which REMIC notes will represent ownership of REMIC regular interests in the trust REMIC); and the REMIC notes will be transferred to beneficial owners of offered notes in exchange for their offered notes.

Each REMIC note issued by the issuing entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the trust REMIC and a separate contractual right to receive payments in respect of carryover shortfall amounts. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the offered note for which they would be exchanged, though the payment priority will change slightly.

A beneficial owner of an offered note would recognize gain or loss on the exchange of the offered note for the REMIC note in an amount equal to the difference, if any, between such beneficial owner’s adjusted tax basis in the offered note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefor.

All noteholders are advised to see “Material Income Tax Consequences-Taxation of the REMIC” in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates.

The Credit Enhancement for the Offered Notes May Be Reduced Upon a TMP Trigger Event

Upon the occurrence of a TMP Trigger Event, the servicer on behalf of the Issuing Entity will sell the REO properties and other non-REMIC-eligible properties held by the Issuing Entity to the highest bidder. If at the time of any such sale the REO properties and other non-REMIC-eligible properties in the Issuing Entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the servicer and others, then the associated realized losses, which might have otherwise been incurred over a longer period of time, will be incurred at once. These realized losses, if any, on the mortgage loans will be allocated to the Subordinate Notes if such notes are still outstanding, with a resulting reduction in the amount of subordination available as credit enhancement for the related classes of offered notes. In addition, if the Issuing Entity contains a significant number of REO properties and other non-REMIC-eligible properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the Issuing Entity of such REO properties and other non-REMIC-eligible properties, whereas, in the absence of such TMP Trigger Event and such sale, the liquidations of such REO properties and other non-REMIC-eligible properties might have been spread out over a longer period.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

As of the cut-off date, approximately 33.46%, 18.09% and 36.65% of the group I, group II-C and group II-NC mortgage loans, respectively, and approximately 25.81% of the group II mortgage loans in the aggregate, are secured by properties in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed notes without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the notes.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses or Shortfalls Being Incurred on the Notes.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any other financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high combined loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage properties related to the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the notes.

Interest Generated by the Mortgage Loans in Loan Group I May Be Insufficient to Create or Maintain Overcollateralization.

The amount of interest generated by the mortgage loans in loan group I (net of fees and expenses) is expected to be higher than the amount of interest required to be paid to the related notes. Any such excess interest will be used to create or maintain the target or level of overcollateralization by covering current or previous realized losses on the group I loans. We cannot assure you, however, that enough excess interest will be available to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the group I loans will generate:

•
Every time a group I loan is prepaid in full, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a group I loan is liquidated, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the group I loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the notes.

•
If prepayments, defaults and liquidations occur more rapidly on the group I loans or with relatively higher interest rates than on the group I loans with relatively lower interest rates, the amount of excess interest generated by the group I loans will be less than would otherwise be the case.

Prepayment Speeds Will Affect the Rate and Timing of Principal Distributions on the Notes.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a mortgage loan generally will result in a prepayment on the related notes:

•	If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise, the prepayments on mortgage loans may decrease.

•	Refinancing programs, which may involve targeted soliciting of all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.

•
The sponsor will be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the sponsor has the option to purchase mortgage loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the notes as a prepayment in full of any such purchased mortgage loans.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of notes whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the notes as a result of the overcollateralization provisions will influence the yield on the notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the notes.

See “Yield on the Notes” in this free writing prospectus, including the tables entitled “Percent of Initial Note Principal Balance Outstanding at the Following CPR Percentages.”

If the One-Year MTA is Replaced, the Group I Loan Margins May Be Adjusted.

If One-Year MTA is no longer available, the servicer will choose a new index for the group I loans that is based on comparable information. When the servicer chooses a new index, it will increase or decrease the margin for each group I loan by the difference between the average of the old index for the final three years it was in effect and the average of the replacement index for the most recent three years. The new margin for each group I loan will be rounded up as provided in the related mortgage note.

Negative Amortization May Increase Losses Applied to the Notes.

When interest due on a group I loan is added to the principal balance of the group I loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the group I mortgage loan. Therefore, if the mortgagor defaults on the group I loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than it would otherwise have been in the absence of negative amortization. The noteholders will bear these losses as described under “Description of Notes — Allocation of Losses” in this free writing prospectus.

Allocation of Negative Amortization May Affect the Yield on the Notes.

The amount of negative amortization, if any, with respect to all group I loans for a given month will reduce the amount of interest collected on the group I loans and available to be distributed as interest to the Class I-2A-1, Class I-M-4, Class I-M-5 and Class I-M-6 Notes. As a result, the note interest rate on the Class I-2A-1, Class I-M-4, Class I-M-5 and Class I-M-6 Notes may be reduced to the related available funds rate. The reduction in interest collections will be offset, in part, by applying principal payments received on the group I loans to interest distributions on the Class I-2A-1, Class I-M-4, Class I-M-5 and Class I-M-6 Notes. Any remaining interest shortfalls on the Class I-2A-1, Class I-M-4, Class I-M-5 and Class I-M-6 Notes will carry forward with interest thereon.

Some Additional Risks Are Associated with the Class I-A Notes and Class I-M Notes.

The weighted average life of, and the yields to maturity on, the notes will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in these related notes, the actual yield to maturity of these notes may be lower than assumed. The timing of losses on the mortgage loans will also affect an investor's actual yields to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the group I loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class I-M-6, Class I-M-5, Class I-M-4, Class I-M-3, Class I-M-2 and Class I-M-1 Notes, in that order.  Realized losses on the group I mortgage loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate note principal balance of the Class I-M Notes has been reduced to zero, will be allocated sequentially to the Class I-A-2 Notes and the Class I-A-3 Notes, in that order. The indenture does not permit the allocation of realized losses to the Class I-1A-1 Notes or the Class I-2A-1 Notes. Investors in the Class I-1A-1 Notes and Class I-2A-1 Notes should note that although realized losses will not be allocated to the Class I-1A-1 Notes or Class I-2A-1 Notes, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class I-1A-1 Notes and Class I-2A-1 Notes all interest and principal amounts to which they are then entitled.

Once a realized loss is allocated to a class of group I notes, no amounts will be distributable with respect to such written-down amount. However, the amount of any realized losses allocated to the these notes may be repaid with interest to the holders thereof from the net monthly excess cashflow according to the priorities set forth under “Description of the Notes — Overcollateralization Provisions with Respect to Loan Group I” in this free writing prospectus.

The yields to maturity on group I notes will be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest or overcollateralization, or a class of notes subordinate thereto. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the notes may be adversely affected by losses even if such class of notes does not ultimately bear such loss.

Also, investors in the group I notes should be aware that after the related step-down date, if no related trigger event is in effect, the most subordinate class of Class I-M Notes may receive more than such class’ pro rata share of principal for that payment date. As a result, the most subordinate class or classes of Class I-M Notes may be reduced to zero prior to the more senior class or classes of such notes.

Unless the aggregate note principal balance of the Class I-A Notes is reduced to zero, it is not expected that the Class I-M Notes will receive any payments of principal until the later of the payment date in April 2009 and the first payment date on which the aggregate note principal balance of the Class I-M Notes and the related overcollateralized amount is greater than twice this amount as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class I-M Notes may be longer than would otherwise be the case.

Furthermore, although loan-level primary mortgage insurance coverage has been acquired on behalf of the trust from the LPMI insurer with respect to approximately 49.43% of the mortgage loans in loan group I, by aggregate principal balance as of the cut-off date, such coverage will provide only limited protection against losses on defaulted covered mortgage loans. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices and reports. As a result, coverage may be denied or limited on covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the time of origination of the covered mortgage loan, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. The LPMI insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the policy.

Under the LPMI Policy, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to noteholders.

Some Additional Risks Are Associated with the Class II-A , Class II-M and Class II-B Notes.

The weighted average lives of, and the yields to maturity on, the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans in loan group II-C and loan group II-NC. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on such mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans will reduce the note principal balance of the class of Class II-B Notes if outstanding, and then the class of Class II-M Notes outstanding with the lowest payment priority. Realized losses on the group II-C loans, to the extent the aggregate note principal balance of the Class II-M Notes and Class II-B Notes has been reduced to zero, will reduce the note principal balance of the Class II-A-2 Notes. The portion of any realized loss that would otherwise be allocated to the Class II-A-1 Notes will instead be allocated to the Class II-A-2 Notes. Realized losses on the group II-NC loans, to the extent the aggregate note principal balance of the Class II-M Notes and Class II-B Notes has been reduced to zero, will reduce the note principal balance of the Class II-A-4 Notes. The portion of any realized loss that would otherwise be allocated to the Class II-A-3 Notes will instead be allocated to the Class II-A-4 Notes. The indenture does not permit the allocation of realized losses to the Class II-A-1 Notes or the Class II-A-3 Notes. Investors in the Class II-A-1 Notes or the Class II-A-3 Notes should note that although realized losses will not be allocated to the Class II-A-1 Notes or the Class II-A-3 Notes, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class II-A-1 Notes or the Class II-A-3 Notes all interest and principal amounts to which they are then entitled.

If the note principal balances of the Class II-M Notes and Class II-B Notes have been reduced to zero, there may not be enough principal and interest generated from the mortgage loans available for payments on the other classes of group II notes, to the extent that realized losses on the mortgage loans reduce the amount available to be paid to such notes.

In addition, the yield on the group II notes will be sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such notes according to the priorities described in this free writing prospectus, the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of notes will also be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing thereof), to the extent such losses are not covered by a class of subordinate notes. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the group II notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

Because the Class II-M Notes and Class II-B Notes represent interests in loan group II-C and loan group II-NC, the note principal balances of these classes of notes could be reduced to zero as a result of realized losses on the mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans to the Class II-M Notes and Class II-B Notes will reduce the subordination provided by those classes of notes to all of the group II notes, even if such classes of notes in such note group did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior notes related to the loan groups that did not suffer those previous losses.

Furthermore, although loan-level primary mortgage insurance coverage has been acquired on behalf of the trust from the LPMI insurer with respect to approximately 14.04% and 3.35% of the mortgage loans in loan group II-C and loan group II-NC, respectively, and approximately 9.60% of the group II mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, such coverage will provide only limited protection against losses on defaulted covered mortgage loans. See “Risk Factor—Some Additional Risks Are Associated with the Class I-A Notes and Class I-M Notes” in this free writing prospectus.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Notes.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the accompanying prospectus.

Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement to Cover Losses on the Trust Assets May Result in Losses or Shortfalls Being Allocated to the Offered Notes.

The credit enhancement features described in the summary of this free writing prospectus are intended to enhance the likelihood that holders of the Class I-A Notes and Class II-A Notes, and to a more limited extent, the holders of the Class I-M, Class II-M and Class II-B Notes, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans. On the closing date, the amount of overcollateralization with respect to loan group I will equal approximately 0.50% of the aggregate stated principal balance of the related mortgage loans as of the cut-off date.

If delinquencies or defaults occur on the related mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the related servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

The ratings of the notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the sponsor, the master servicer, servicer, the indenture trustee, the owner trustee, the securities administrator or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings on the notes. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the accompanying prospectus.

The Difference Between the Interest Rates on the Class I-A Notes and Class I-M Notes and the Related Mortgage Loans May Result in Shortfalls with Respect to these Notes.

The interest rate with respect to the Notes adjusts each month and is based upon the value of an index (One-Month LIBOR) plus the related margin, and, except with respect to the Class I-A1-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2 and Class I-M-3 Notes (the “Uncapped Notes”), so long as no cap contract counterparty termination event is in effect, is limited by the related available funds rate. However, the mortgage rate of all of the adjustable-rate mortgage loans is based upon a different index (one-year MTA) plus the related gross margin, and adjusts monthly, commencing, in many cases, after an initial fixed-rate period. These indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable-rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because all of the mortgage rates on the adjustable-rate mortgage loans adjust monthly, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in these indices and the rate on the related mortgage loan. To the extent that the related Note interest rate is limited to the available funds rate, basis risk shortfalls may occur. See “Description of the Notes— Interest Payments on the Notes” in this free writing prospectus.

The cap contracts will be assigned to, or entered into by, the trust and the amounts payable from each cap contract are intended to prevent basis risk shortfalls on the Uncapped Notes. With respect to the Uncapped Notes, if no related cap counterparty termination event is in effect, any payment in respect of basis risk shortfall carryforward amounts on the Uncapped Notes shall be paid to the related cap counterparty. However, if the cap counterparty defaults on its obligations under the cap contracts, then there may be insufficient funds to cover basis risk shortfalls on the related uncapped notes. If a termination event is in effect with respect to any cap contract, the note interest rate on the related Uncapped Note will be capped at the related available funds rate.

Net monthly excess cashflow, including amounts from the derivative contracts, will provide some protection against any basis risk shortfalls on the notes, subject to the priorities described in this free writing prospectus. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the note interest rate on a class of notes is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the derivative contracts.

The Difference Between the Interest Rates on the Class II-A Notes and Class II-M-1 Notes and the Related Mortgage Loans May Result in Shortfalls with Respect to these Notes.

The note interest rate on the Class II-A Notes and Class II-M-1 Notes prior to the related note rate change date is a fixed interest rate subject to an available funds rate, and the REMIC Class A Notes and REMIC Class M-1 Notes are subject to the net rate cap, each as described in this free writing prospectus. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related available funds rate or net rate cap, as applicable, which, in certain circumstances, could result in a lower note interest rate for these notes, resulting in interest shortfalls. In addition, on or after the related note rate change date, the note interest rate on the Class II-A Notes and Class II-M-1 Notes will adjust each month based upon the value of the least of (i) an index of six-month LIBOR plus (a) in the case of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 Notes, 1.75% and (b) in the case of the Class II-M-1 Notes, 2.25%, (ii) the related maximum note interest rate and (iii) the related available funds rate or net rate cap, as applicable. However, the mortgage rate for the related mortgage loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The six-month LIBOR loan index and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the six-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the six-month LIBOR loan index and the related mortgage indices rise during the same period, the six-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the note interest rate on these notes is limited to the related available funds rate or net rate cap, as applicable, the holders of the applicable notes will receive a smaller amount of interest than they would have received on that payment date had the note interest rate for that class not been calculated based on the applicable available funds rate or net rate cap. If any of the subordinate notes are then outstanding, the net rate cap for the REMIC Class A Notes could be lower than the available funds rate that would have been applicable for related Class A Notes for the relevant payment date had the REMIC Class A Notes not been issued. Accordingly, the REMIC Class A Notes are more likely to have their interest rates limited, and limited by a lower cap, than the related Class A Notes in whose place they were issued. If the note interest rate on the offered notes are limited for any payment date, the resulting carryover shortfall amounts may be recovered by the holders of these notes on the same payment date or on future payment dates to the extent that on such payment date or future payment date there are interest funds remaining after certain other distributions on the offered notes and the payment of certain fees and expenses of the trust. See “Description of the Notes— Interest Payments on the Class II-A, Class II-M and Class II-B Notes” in this free writing prospectus.

Some of the Mortgage Loans Were Underwritten to “Alt-A” Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Related Notes.

Approximately 5.157% and 23.970% of the mortgage loans in loan group II-C and loan group II-NC, respectively, and 16.147% of the group II mortgage loans in the aggregate were underwritten generally in accordance with “Alt-A” underwriting standards. An “Alt-A” loan means a loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. An “Alt-A” loan may or may not have a conforming principal balance at origination, and may satisfy the Fannie Mae or Freddie Mac underwriting guidelines for “A-” credit mortgagors.

These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, these loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. In addition, the originators' underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators' first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators' loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the related notes. For a description of the underwriting standards under which the mortgage loans were originated, see“Mortgage Loan Origination—Underwriting Guidelines” in this free writing prospectus.

The Mortgage Pool Includes Several Instances of Multiple Mortgage Loans Made to the Same Borrower.

The mortgage pool includes several instances of multiple mortgage loans made to the same borrower. All of these mortgage loans are indicated with a loan purpose of “investment” or “investor” in the tables in this free writing prospectus. While these mortgage loans are not cross-defaulted, any default with respect to one of these mortgage loans may indicate an inability or unwillingness to pay on the part of the related borrower. In addition, many of these mortgage loans are located in mortgaged properties in adjacent or nearby locations. The greatest number of mortgage loans in loan group I made to a single borrower is 15 mortgage loans in the case of two borrowers, one with an aggregate stated principal balance as of the cut-off date of $914,306.03 and one with an aggregate stated principal balance as of the cut-off date of $4,276,991.19. The greatest number of mortgage loans in loan group II made to a single borrower is 4 mortgage loans, with an aggregate stated principal balance as of the cut-off date of $519,598.32. However, the original principal balances of these mortgage loans are generally smaller than the other mortgage loans included in the trust.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, approximately 5.06% of the group I mortgage loans have an initial interest only period of ten years, approximately 37.99% and 53.87% of the group II-C loans have an initial interest only period of five years and ten years, respectively and approximately 79.41% and 14.47% of the group II-NC loans have an initial interest only period of five years and ten years, respectively. During the applicable interest only period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by any principal portion of scheduled payments during this period. As a result, no principal payments will be made to the related notes from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related notes as described in this free writing prospectus.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that begin to amortize with their first monthly payment. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency, loss and prepayment of these mortgage loans.

The Ratings on the Notes are Not a Recommendation to Buy, Sell or Hold the Notes and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Notes.

It is a condition to the issuance of the notes that each class of notes be rated no lower than the ratings described in this free writing prospectus. A security rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any note, and, accordingly, there can be no assurance that the rating assigned to any note on the date on which the notes are initially issued will not be lowered or withdrawn by either rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related notes may be adversely affected. See “Ratings” in this free writing prospectus and in the prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

The mortgage loans included in the trust may be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan significantly in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may adversely affect the yield to maturity of the related notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related notes.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the accompanying prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the related notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

(a)  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

(b)  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

(c)  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of the Mortgage Loans” in the accompanying prospectus.

On the closing date, the sponsor will represent, among other things, that each mortgage loan, at the time it was made and as of the applicable transfer date, complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws, and each loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Notes Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because none of the master servicer and the servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, will reduce the available funds for the noteholders on subsequent payment dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to the holders of the notes.

The cap contracts will not cover interest shortfalls due to the application of the Relief Act.

FICO Scores Mentioned in this Free Writing Prospectus are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pools — FICO Scores” in the base prospectus.

Payments due under the terms of the cap contracts may be delayed, reduced or eliminated if the cap contract counterparty, Barclays Bank PLC, becomes insolvent.

The trust will include six cap contracts, one for the benefit of each class of uncapped notes under which the cap counterparty, Barclays Bank PLC, is obligated on any payment date to make certain payments to the related notes in the event that one-month LIBOR plus the related note margin exceeds the related available funds rate (as described in this free writing prospectus). Each cap contract will terminate following the earlier of: (i) the last payment date for the related note and (ii) the final scheduled payment date for the group I notes, subject to adjustment in accordance with the following business day convention. However, in the event of the insolvency or bankruptcy of the cap counterparty, payments due under the cap contracts may be delayed, reduced or eliminated. Moreover, the cap contracts may be subject to early termination if either party thereto fails to perform or the cap contract becomes illegal or subject to certain kinds of taxation.

Default Risk on High Balance Mortgage Loans.

The principal balances of approximately 20.622% and 18.294% of the group I mortgage loans and the group II-NC mortgage loans, respectively, and approximately 7.610% of the group II loans in the aggregate were in excess of $1,000,000 as of the cut-off date. The loss and delinquency experience on these high balance loans may have a disproportionate effect on the mortgage pool as a whole.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Notes from American Home Mortgage Acceptance, Inc., an affiliate of the Depositor and the Servicer, pursuant to the Mortgage Loan Purchase Agreement. See “Mortgage Loan Origination” in this free writing prospectus.

The Group I mortgage pool will initially consist of approximately 4,371 first lien adjustable-rate mortgages secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this free writing prospectus as the mortgage loans. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The mortgage loans in Loan Group I have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $1,744,655,888.86 after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 5%. The Group II-C mortgage pool will initially consist of approximately 764 first lien fixed-rate and adjustable-rate mortgages secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this free writing prospectus as the mortgage loans. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The mortgage loans in Loan Group II-C have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $162,645,740.84 after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 5%. The Group II-NC mortgage pool will initially consist of approximately 183 first lien fixed-rate and adjustable-rate mortgages secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this free writing prospectus as the mortgage loans. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The mortgage loans in Loan Group II-NC have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $115,840,402.68 after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage pool will also include any additions made on or after the Cut-off Date as a result of new advances of money made pursuant to the home equity lines of credit. The mortgage loans in Loan Group I have original terms to maturity of not greater than 40 years and the mortgage loans in Loan Group II have original terms to maturity of not greater than 30 years.

The mortgage pool, referred to herein as the Mortgage Pool, has been divided into three loan groups, designated as Loan Group I, Loan Group II-C and Loan Group II-NC as more fully described below and in Schedule A to this free writing prospectus. The collateral information provided in Schedule A and this free writing prospectus is subject to a 5% variance. The mortgage loans in Loan Group I are referred to herein as the Group I Loans, the mortgage loans in Loan Group II-C are referred to herein as the Group II-C Loans and the mortgage loans in Loan Group II-NC are referred to herein as the Group II-NC Loans. Each group of mortgage loans is referred to herein as a Loan Group.

No mortgage loan included in the final pool will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

Substantially all of the Group I Loans, the Group II-C Loans and the Group II-NC Loans are adjustable-rate mortgage loans. The interest rate borne by each of these mortgage loans will be adjusted, following in some cases an initial fixed-rate period, as follows:

•	monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year;

•	semi-annually based on the Six-Month LIBOR Loan Index; or

•	annually based on the One-Year LIBOR Loan Index;

each referred to in this free writing prospectus as an Index. The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. As to each mortgage loan, the Servicer will be responsible for calculating and implementing interest rate adjustments.

The mortgage pool will include the mortgage loans in Loan Group I, Loan Group II-C and Loan Group II-NC. The mortgage loans will be deposited into the trust on the Closing Date.

Each Group I Loan allows the related mortgagor to choose, each month after the initial fixed period, one of several payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment, referred to as the Minimum Monthly Payment in this free writing prospectus. The Minimum Monthly Payment for each Group I Loan will adjust annually, and on any Due Date on which the principal balance of the mortgage loan would otherwise exceed 110% (in the case of approximately 31.92% of the group I mortgage loans, as of the Cut-off Date) or 125% (in the case of approximately 63.03% of the group I mortgage loans, as of the Cut-off Date) of its original principal balance, to an amount which will fully amortize the Group I Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment may not, however, increase or decrease on any adjustment date by an amount greater than 7.5% of the Minimum Monthly Payment in effect immediately before that adjustment date, or the payment cap, provided that this 7.5% limitation does not apply to the adjustment made on the fifth anniversary of the first Due Date and each fifth anniversary thereafter or if the principal balance of a Group I Loan would otherwise exceed 110% or 125% of its original principal balance. The final payment on each Group I Loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a Group I Loan due to negative amortization, the final payment on that Group I Loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

Since the mortgage interest rate on each Group I Loan adjusts monthly and the Minimum Monthly Payment adjusts annually, subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in the One-Year MTA Index will cause a larger portion of the monthly payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the Group I Loan may exceed the monthly payment. Any such excess will be added to the outstanding principal balance of the Group I Loan in the form of negative amortization. Decreases in the One-Year MTA Index, on the other hand, will cause a larger portion of the monthly payment to be allocated to principal and a smaller portion to interest.

In addition, for any month, if the Servicer receives a payment on a Group I Loan that is less than the Minimum Monthly Payment or if no payment is received at all, the Servicer will advance its own funds to cover the difference between the Minimum Monthly Payment scheduled to be received and the amount actually received with respect to that Group I Loan. However, the Servicer will not be required to make such advances if it determines that those advances will not be recoverable from future payments or collections on that Group I Loan. Failure by the Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Servicing Agreement, will constitute an event of default under such Servicing Agreement. Such event of default will then obligate the Master Servicer, as successor Servicer, to advance such amounts to the Securities Administrator Collection Account to the extent provided in the Master Servicing Agreement. Any failure of the Master Servicer to make such advances would constitute an event of default by the Master Servicer under the Master Servicing Agreement. The Indenture Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

The depositor will convey the mortgage loans to the trust on the Closing Date pursuant to the Trust Agreement.

The mortgage loans are being serviced by the Servicer as described below under “The Servicers.” The mortgage loans were originated generally in accordance with the guidelines described in “Mortgage Loan Origination” in this free writing prospectus.

All of the mortgage loans have scheduled monthly payments due on the Due Date will be deemed to be due on the Due Date. Each mortgage loan will contain a customary “due-on-sale” clause or will be assumable as provided in the related mortgage note.

Substantially all of the mortgage loans with loan-to-value ratios in excess of 80.00% have primary mortgage insurance up to the required agency limits.

Indices on Certain of the Mortgage Loans

One-Year MTA. All of the Group I Loans will adjust monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

If One-Year MTA is no longer available, the Servicer will choose a new Index that is based on comparable information. When the Servicer chooses a new Index, it will increase or decrease the Margin on each Group I Loan by the difference between the average of One-Year MTA for the final three years it was in effect and the average of the replacement index for the most recent three years. The Margin will be increased by that difference if the average of One-Year MTA is greater than the average of the replacement index, and the Margin will be decreased by that difference if the average of the replacement index is greater than the average of One-Year MTA. The new Margin will be rounded up as provided in the related mortgage note.

Listed below are some historical values of One-Year MTA since January 1, 2000. The values of One-Year MTA shown are intended only to provide an historical summary of the movements in the One-Year MTA and may not be indicative of future rates. No assurances can be given as to the value of One-Year MTA on any interest rate adjustment date or during the life of any Group I Loan.

	One-Year MTA
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	5.21%	6.00%	3.26%	1.94%	1.23%	2.02%	3.62%
February 1	5.34	5.87	3.06	1.86	1.23	2.17	3.75
March 1	5.46	5.71	2.91	1.75	1.23	2.35	3.89
April 1	5.58	5.53	2.79	1.65	1.24	2.35
May 1	5.70	5.32	2.67	1.55	1.29	2.50
June 1	5.79	5.10	2.55	1.45	1.38	2.74
July 1	5.88	4.90	2.41	1.38	1.46	2.87
August 1	5.96	4.67	2.27	1.34	1.52	3.02
September 1	6.04	4.40	2.18	1.30	1.60	3.16
October 1	6.08	4.09	2.12	1.27	1.68	3.16
November 1	6.13	3.76	2.07	1.26	1.77	3.33
December 1	6.11	3.48	2.00	1.24	1.89	3.48

Six-Month LIBOR. Approximately 62.57% and 16.31% of the Group II-C Loans and Group II-NC Loans, respectively, will adjust semi-annually based on the Six-Month LIBOR Loan Index. The Six-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as are most recently available as of the time specified in the related mortgage note.

Listed below are some historical values of Six-Month LIBOR since January 1, 2000. The values of Six-Month LIBOR shown are intended only to provide an historical summary of the movements in the Six-Month LIBOR and may not be indicative of future rates. No assurances can be given as to the value of Six-Month LIBOR on any interest rate adjustment date or during the life of any Group II Loan.

	Six-Month LIBOR Loan Index
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	6.13%	6.20%	2.03%	1.38%	1.22%	2.78%	4.71%
February 1	6.29	5.26	2.08	1.35	1.21	2.97	4.82
March 1	6.33	4.91	2.04	1.34	1.17	3.19	4.98
April 1	6.53	4.71	2.36	1.23	1.16	3.39
May 1	6.73	4.30	2.12	1.29	1.37	3.41
June 1	7.11	3.98	2.08	1.21	1.61	3.54
July 1	7.00	3.91	1.95	1.12	1.90	3.73
August 1	6.89	3.69	1.87	1.21	1.94	3.95
September 1	6.83	3.45	1.80	1.20	1.98	4.00
October 1	6.76	2.52	1.71	1.14	2.20	4.27
November 1	6.72	2.15	1.60	1.23	2.62	4.47
December 1	6.64	2.03	1.47	1.27	2.63	4.63

One-Year LIBOR. Approximately 37.43% and 83.69% of the Group II-C Loans and Group II-NC Loans, respectively, will adjust annually based on One-Year LIBOR. The One-Year LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Listed below are some historical values of One-Year LIBOR since January 1, 2000. The values of One-Year LIBOR shown are intended only to provide an historical summary of the movements in the One-Year LIBOR and may not be indicative of future rates. No assurances can be given as to the value of One-Year LIBOR on any interest rate adjustment date or during the life of any Group II Loan.

	One-Year LIBOR
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	6.75%	5.17%	2.49%	1.45%	1.48%	3.10%	4.85%
February 1	6.76	4.88	2.43	1.38	1.37	3.27	4.95
March 1	6.94	4.67	3.00	1.28	1.34	3.57	5.12
April 1	7.10	4.44	2.63	1.36	1.81	3.81
May 1	7.50	4.24	2.59	1.21	2.08	3.69
June 1	7.18	4.18	2.28	1.19	2.11	3.76
July 1	7.08	3.82	2.09	1.16	2.39	3.90
August 1	6.97	3.56	1.90	1.44	2.35	4.22
September 1	6.80	2.64	1.73	1.45	2.26	4.13
October 1	6.73	2.27	1.64	1.24	2.49	4.48
November 1	6.56	2.39	1.73	1.48	2.54	4.72
December 1	6.00	2.44	1.45	1.60	2.96	4.82

Mortgage Loan Characteristics

Loan Group I

The Group I Loans will have an aggregate principal balance as of the Cut-off Date of approximately $1,744,655,888.86 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group I Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group I Loans at origination will be approximately $398,697.18. No Group I Loan had a principal balance at origination of greater than approximately $6,500,000.00 or less than approximately $30,875.00. The average principal balance of the Group I Loans as of the Cut-off Date will be approximately $399,143.42. No Group I Loan will have a principal balance as of the Cut-off Date of greater than approximately $6,507,106.87 or less than approximately $30,910.44.

As of the Cut-off Date, the Group I Loans will have mortgage rates ranging from approximately 1.000% per annum to approximately 8.691% per annum and the weighted average mortgage rate will be approximately 6.399% per annum. The weighted average remaining term to stated maturity of the Group I Loans will be approximately 405 months as of the Cut-off Date. None of the Group I Loans will have a first Due Date prior to September 1, 2005, or after March 1, 2006, or will have a remaining term to maturity of less than 353 months or greater than 479 months as of the Cut-off Date. The latest maturity date of any Group I Loan is February 1, 2046.

Approximately 56.29% of the Group I Loans will provide for prepayment charges.

The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the Group I Loans was approximately 75.35%. No loan-to-value ratio at origination of any Group I Loan was greater than approximately 100.00% or less than approximately 12.90%.

Loan Group II-C

The Group II-C Loans had an aggregate principal balance as of the Cut-off Date of approximately $162,645,740.84, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II-C Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group II-C Loans at origination will be approximately $213,106.19. No Group II-C Loan had a principal balance at origination of greater than approximately $588,000.00 or less than approximately $30,400.00. The average principal balance of the Group II-C Loans as of the Cut-off Date will be approximately $212,887.10. No Group II-C Loan had a principal balance as of the Cut-off Date of greater than approximately $587,998.20 or less than approximately $30,294.02.

As of the Cut-off Date, the Group II-C Loans had mortgage rates ranging from approximately 4.250% per annum to approximately 7.875% per annum and the weighted-average mortgage rate will be approximately 6.049% per annum. The weighted average remaining term to stated maturity of the Group II-C Loans will be approximately 356 months as of the Cut-off Date. None of the Group II-C Loans will have a first Due Date prior to April 1, 2005, or after December 1, 2005, or will have a remaining term to maturity of less than 348 months or greater than 356 months as of the Cut-off Date. The latest maturity date of any Group II-C Loan is November 2035.

Approximately 17.25% of the Group II-C Loans provide for prepayment charges.

The weighted average of the loan-to-value ratios at origination of the Group II-C Loans will be approximately 75.491%. No loan-to-value ratio at origination of any Group II-C Loan was greater than approximately 95.00% or less than approximately 11.29%.

Loan Group II-NC

The Group II-NC Loans had an aggregate principal balance as of the Cut-off Date of approximately $115,840,402.68, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II-NC Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group II-NC Loans at origination will be approximately $633,596.43. No Group II-NC Loan had a principal balance at origination of greater than approximately $2,990,000.00 or less than approximately $84,900.00. The average principal balance of the Group II-NC Loans as of the Cut-off Date will be approximately $633,007.66. No Group II-NC Loan had a principal balance as of the Cut-off Date of greater than approximately $2,989,999.99 or less than approximately $84,900.00.

As of the Cut-off Date, the Group II-NC Loans had mortgage rates ranging from approximately 4.250% per annum to approximately 7.875% per annum and the weighted-average mortgage rate will be approximately 5.478% per annum. The weighted average remaining term to stated maturity of the Group II-NC Loans will be approximately 356 months as of the Cut-off Date. None of the Group II-NC Loans will have a first Due Date prior to May 1, 2005, or after December 1, 2005, or will have a remaining term to maturity of less than 349 months or greater than 356 months as of the Cut-off Date. The latest maturity date of any Group II-NC Loan is November 2035.

Approximately 3.03% of the Group II-NC Loans provide for prepayment charges.

The weighted average of the loan-to-value ratios at origination of the Group II-NC Loans will be approximately 71.939%. No loan-to-value ratio at origination of any Group II-NC Loan was greater than approximately 90.00% or less than approximately 24.74%.

Loan Group II in the Aggregate

The Group II Loans had an aggregate principal balance as of the Cut-off Date of approximately $278,486,143.52 after application of scheduled payments due on or before the Cut-off Date, whether or not received. In the aggregate, all of the mortgage loans are secured by first liens on the related mortgaged property.

As of the Cut-off Date, the Group II Loans had mortgage rates ranging from approximately 4.250% per annum to approximately 7.875% per annum and the weighted-average mortgage rate will be approximately 5.812% per annum. The weighted average remaining term to stated maturity of the Group II Loans will be approximately 356 months as of the Cut-off Date. None of the Group II Loans will have a first Due Date prior to April 2005 or after December 2005, or will have a remaining term to maturity of less than 348 months or greater than 356 months as of the Cut-off Date. The latest maturity date of any Group II Loan is November 2035.

None of the Group II Loans will be a buydown mortgage loan.

None of the Group II Loans originated in Georgia will be subject to the Georgia Fair Lending Act.

None of the Group II Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

THE MASTER SERVICER AND THE SERVICERS

Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer under the Master Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank acts as Master Servicer pursuant to the Master Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Indenture. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Indenture Trustee against such defaulting Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as Master Servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

The Master Servicer will, in accordance with the terms set forth in the Master Servicing Agreement, supervise the servicing of the mortgage loans by the Servicer under the Servicing Agreement. The Master Servicer will not ultimately be responsible for the performance of the servicing activities by the Servicer, except as otherwise described herein and the Master Servicing Agreement. If the Servicer fails to fulfill its obligations under the Servicing Agreement, then the Master Servicer is obligated to terminate the Servicer and either appoint a successor Servicer, as provided in the Master Servicing Agreement or assume the obligations of the Servicer under the Servicing Agreement. In accordance with the terms and conditions of the Servicing Agreement, the Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any mortgagor unless the Servicer has obtained the prior written consent of the Master Servicer.

In addition, the Servicer shall be required to provide to the Master Servicer a liquidation report upon the foreclosure sale of any mortgaged property or the acquisition of a mortgaged property pursuant to a deed-in-lieu of foreclosure. If the Servicer has determined that there is a realized loss with respect to a mortgaged property, the Master Servicer shall review and approve all realized loss calculations contained in such liquidation report.

As compensation for its services under the Master Servicing Agreement, the Master Servicer shall be entitled to all investment income or other earnings on the funds on deposit in the Securities Administrator Collection Account. The Master Servicer will also be entitled to reimbursement from the Trust Estate for certain expenses and other amounts prior to the payment of any amounts to the Noteholders.

Servicer

American Home Mortgage Servicing, Inc., referred to herein as the Servicer, will act as the Servicer of the mortgage loans pursuant to the Servicing Agreement. The Servicer is a Maryland corporation. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer has been servicing mortgage loans since its incorporation in 1972. The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the Servicer is not using any subservicers as of January 1, 2006.

The Servicer will send statements to borrowers and process the payments as received by depositing them within two business days into the Protected Account. If the borrower is delinquent, the Servicer will attempt to contact the borrower in an effort to make the borrower current. If the borrower is delinquent for 90 days or more, the Servicer will begin the foreclosure process with respect to the borrower. As part of the foreclosure process, a sale of the property may occur in which the Servicer may take possession of the property as “real estate owned” property, commonly known as an REO property. The Servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of the Servicer’s portfolio of adjustable rate mortgage loans with an initial fixed rate period of five and seven years for the past three years:

Short Reset ARMs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005
Number of Loans	6,328	20,751	36,698
Principal Balance	$1,103,705,297	$4,762,653,643	$11,109,065,096

Long Reset ARMs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005
Number of Loans	6,222	26,199	52,502
Principal Balance	$1,242,729,104	$5,780,463,715	$12,840,514,425

With respect to the table above, a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less, and a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more.

The Servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

The Servicer is an affiliate of American Home Mortgage Investment Corp., also referred to herein as American Home, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”. The financial statements of American Home may be found at www.sec.gov. The Servicer is a “taxable REIT subsidiary” of American Home.

A description of the duties of the Servicer, including the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found under “Servicing of Mortgage Loans “ in the prospectus.

Collections on the mortgage loans will be maintained in a payment clearing account for two days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are adjustable rate mortgage loans, the Servicer will be required to change the calculation of the monthly payment on each mortgage loan. The Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The Servicer may not waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term, or in any manner grant indulgence to any Mortgagor unless the Servicer has obtained the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld. If the Servicer reduces the borrower’s monthly payment, the amount payable to the Trust may be reduced.

The Servicer does not have any custodial responsibility for the Mortgage Loans. The Indenture Trustee has sole custodial responsibility pursuant to the Indenture.

The Servicer’s liability is described in “Servicing of Mortgage Loans— Certain Matters Regarding the Master Servicer and the Company” in the prospectus.

The Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

The Servicer is an affiliate of the Originator.

MORTGAGE LOAN ORIGINATION

The Originator

American Home Mortgage Investment Corp. and, together with its direct or indirect wholly-owned American Home Mortgage Corp., also referred to herein as the Originator, is a New York corporation. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator’s call center. The Originator operates more than 500 retail and wholesale loan production offices located in 46 states and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating hybrid mortgage loans since such date. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects the Originator’s originations of adjustable rate mortgage loans with an initial fixed rate period of five and seven years for the past three years:

Short Reset ARMs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005
Number of Loans	9,652	21,858	28,177
Principal Balance	$2,019,187,747	$5,258,161,603	$9,538,959,441

Long Reset ARMs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005
Number of Loans	7,364	19,282	42,559
Principal Balance	$1,651,545,617	$4,611,088,818	$11,228,861,541

With respect to the table above, a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less, and a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more.

The Originator is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Notes.

Underwriting Guidelines

The following information generally describes American Home's underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines. All of the Group I Loans and approximately 76.027% and 94.843% of the Group II-C Loans and Group II-NC Loans, respectively, and approximately 83.853% of the Group II Loans in the aggregate, were generally written in accordance with American Home's “prime” underwriting guidelines. Approximately 23.973% and 5.157% of the Group II-C Loans and Group II-NC Loans, respectively, and approximately 16.147% of the Group II Loans in the aggregate, were generally written in accordance with American Home's Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

American Home's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower's creditworthiness based solely on information that American Home believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower's credit history and credit score, American Home underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector automated underwriting systems or they have been manually underwritten by American Home underwriters. American Home's Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by an American Home underwriter or a mortgage insurance company contract underwriter.

The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Representations and Warranties

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(3) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics’ lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

(4) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(5) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(6) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(7) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(8) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(9) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Indenture Trustee on behalf of the Noteholders; and

(10) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Noteholders or the Indenture Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Indenture Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Indenture Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Indenture Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

ADDITIONAL INFORMATION

The description of the mortgage pool and the mortgaged properties in this free writing prospectus, including Schedule A hereto, is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Notes unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this free writing prospectus.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at https://www.americanhm/staticpools/AHM2006-1.aspx. The Sponsor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the trust fund originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the Sponsor prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by the Sponsor on or after January 1, 2006, the static pool information provided includes information solely for those mortgage loans which are currently being serviced by an affiliate of the Sponsor and not for any mortgage loans which have been sold on a servicing released basis.

Notwithstanding the fact that the sponsor has been securitizing mortgage loans for more than three years, the static pool information contained in this free writing prospectus contains vintage information for the previous three years. The sponsor has determined that information provided solely from prior securitized pools does not adequately reflect the historical experience of mortgage loans acquired by the sponsor with the characteristics of the mortgage loans included in the trust fund.

DESCRIPTION OF THE NOTES

General

The American Home Mortgage Investment Trust 2006-1, Mortgage-Backed Notes, Series 2006-1, will consist of twenty classes of Notes, fifteen of which are offered pursuant to this free writing prospectus and the corresponding REMIC Notes. The Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes are not offered pursuant to this free writing prospectus.

The Class I-A Notes and Class I-M Notes represent an interest primarily in the Group I Loans. The Class I-A Notes and the Class I-M Notes are not entitled to any payments from the Group II Loans.

The Class II-A-1 Notes and Class II-A-2 Notes represent an interest primarily in the Group II-C Loans. The Class II-A-3 and Class II-A-4 Notes represent an interest primarily in the Group II-NC Loans. The Class II-M Notes and Class II-B Notes represent an interest solely in the Group II-C Loans and Group II-NC Loans. The Class II-A, Class II-M and Class II-B Notes are not entitled to payments from the Group I Loans.

The Trust Certificate, which is not offered hereby, will be entitled to payments on any Payment Date only after all required payments have been made on the Notes. The principal balance of the Trust Certificate as of any date of determination will be equal to the aggregate Stated Principal Balance of the mortgage loans minus the aggregate Note Principal Balance of all the Notes. The Trust Certificate will be entitled to payments as provided in the Agreements. Any such amounts will not be retained by the Servicer as additional compensation.

Notwithstanding any other language in the Agreements, any potential for payment of principal amounts from a loan group with respect to Loan Group II to the non-related Group II Notes is a type of credit enhancement only, which has the effect of providing limited cross-collateralization.

The Notes will be issued by the Trust, the assets of which on the Closing Date will consist of the following:

•
all of the Issuing Entity’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date;

•	any mortgaged properties acquired on behalf of the trust by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon;

•	six Cap Contracts, which will be used to make interest payments on the Class I-1A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2 and Class I-M-3 Notes;

•	one Corridor Contract, which will cover basis risk shortfalls on the Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes;

•	the rights of the trust under all insurance policies required to be maintained pursuant to the Servicing Agreement;

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement;

•	such assets relating to the mortgage loans as from time to time may be held in the Protected Account, the Securities Administrator Collection Account and the Payment Account;

•	the rights with respect to the Servicing Agreement, to the extent assigned to the Issuing Entity; and

•	any proceeds of the foregoing.

The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, after application of scheduled payments due whether or not received, is approximately $1,744,655,888.86, $162,645,740.84 and $115,840,402.68, for Loan Group I, Loan Group II-C and Loan Group II-NC, respectively, and $278,486,143.52 for Loan Group II in the aggregate, subject to a permitted variance as described in this free writing prospectus under “Additional Information.”

Each class of Notes will have the initial Note Principal Balance as set forth on page S-6 hereof and will have the Note Interest Rate as defined under “Glossary” in this free writing prospectus.

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Note Principal Balances of $100,000 and integral multiples of $1 in excess thereof. The Notes will be issued as global notes. See “Description of the Notes—Form of Notes” and “—Global Securities” in the accompanying prospectus.

Amounts payable to the Notes shall be paid by the Indenture Trustee, as applicable, as paying agent based on a report provided to them by the Securities Administrator.

Book-entry Notes

The Offered Notes will initially be issued in book-entry form and are referred to herein as the Book-entry Notes. Holders of the Book-entry Notes may elect to hold their Notes through DTC in the United States, or Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-entry Notes will be issued in one or more securities which equal the aggregate Note Principal Balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the Book-entry Notes in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. Except as described below, no beneficial owner of the Book-entry Notes will be entitled to receive a physical note, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the Book-entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be holders as that term is used in the Agreements.

A Note Owner's ownership of a Book-entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Note Owner's account for that purpose. In turn, the financial intermediary's ownership of the Book-entry Notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Note Owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Note Owners will receive all payments of principal and interest on the Book-entry Notes from the Indenture Trustee through DTC and DTC participants. While the Book-entry Notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-entry Notes and is required to receive and transmit payments of principal and interest on the Book-entry Notes.

Participants and indirect participants with whom Note Owners have accounts for Notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess definitive notes, the DTC rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the Book-entry Notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners who are not participants may transfer ownership of Book-entry Notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-entry Notes, by book-entry transfer, through DTC for the account of the purchasers of the Book-entry Notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

Under a book-entry format, Note Owners may experience delays in their receipt of payments, since the payments will be made by the Indenture Trustee to Cede & Co., as nominee for DTC. Payments on Book-entry Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Note Owner to pledge Book-entry Notes to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-entry Notes, may be limited due to the lack of physical notes for the Book-entry Notes. In addition, issuance of the Book-entry Notes in book-entry form may reduce the liquidity of the Book-entry Notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

DTC has advised the Indenture Trustee and the Note Registrar that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Agreements only at the direction of one or more financial intermediaries to whose DTC accounts the Book-entry Notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-entry Notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by Noteholders under the Agreements on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some Notes which conflict with actions taken relating to other Notes.

Definitive notes will be issued to Note Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Indenture Trustee or the Note Registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Notes and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option (with the consent of the Indenture Trustee, such consent not to be unreasonably withheld), elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Indenture, any Note Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture, receive a definitive note evidencing such Note Owner's percentage interest in the related class of Notes.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Note Registrar is required to request that DTC notify all Note Owners through its participants of the availability of definitive notes. Upon surrender by DTC of the global note or definitive note representing the Book-entry Notes and receipt of instructions for re-registration, the Note Registrar will reissue the Book-entry Notes as definitive notes issued in the respective Note Principal Balances owned by individual Note Owners, and thereafter the Note Registrar will recognize the holders of definitive notes as Noteholders under the Agreements.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this free writing prospectus.

The Depositor, the Issuing Entity, the Master Servicer, the Servicer, the Sponsor, the Indenture Trustee, the Note Registrar, the Securities Administrator and the Owner Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

For additional information regarding DTC, Clearstream, Euroclear and the Notes, see “Description of the Notes—Form of Notes” and “—Global Securities” in the prospectus.

Interest and Principal Payments on the Notes

The following describes distributions to be made to the Notes.

Interest Payments on the Class I-A Notes and Class I-M Notes

On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account the Group I Available Funds and any amounts received from the Cap Counterparty for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the Group I Available Funds remaining for such Payment Date, together with any applicable amounts received from the Cap Counterparty with respect to such Payment Date to the extent described below:

(1)
concurrently on a pro rata basis, to the holders of the Class I-1A-1, Class I-2A-1, Class I-A-2 and Class I-A-3 Notes the related Accrued Note Interest for each such class for such Payment Date (with respect to the Class I-1A-1, Class I-A-2 and Class I-A-3 Notes, any payment from the Cap Counterparty with respect to the related Cap Contract used solely to make payments of Accrued Note Interest on such Notes for such Payment Date), plus any related Unpaid Interest Shortfall for such Payment Date;

(2)
from the remaining Group I Available Funds for such Payment Date, together with any amounts received from the Cap Counterparty for such Payment Date, to the holders of the Class I-M-1 Notes, the related Accrued Note Interest for such class for such Payment Date (with any payment received from the Cap Counterparty with respect to the related Cap Contract used solely to make payments of Accrued Note Interest on such Notes for such Payment Date);

(3)
from the remaining Group I Available Funds for such Payment Date, together with any amounts received from the Cap Counterparty for such Payment Date, to the holders of the Class I-M-2 Notes, the related Accrued Note Interest for such class for such Payment Date (with any payment received from the Cap Counterparty with respect to the related Cap Contract used solely to make payments of Accrued Note Interest on such Notes for such Payment Date);

(4)
from the remaining Group I Available Funds and any amounts from the Cap Contracts for such Payment Date, to the holders of the Class I-M-3 Notes (with any payment from the related Cap Contract used solely to make payments to Accrued Note Interest on such Notes for such Payment Date), the related Accrued Note Interest for such class for such Payment Date;

(5)	from the remaining Group I Available Funds for such Payment Date, to the holders of the Class I-M-4 Notes, the related Accrued Note Interest for such class for such Payment Date;

(6)	from the remaining Group I Available Funds for such Payment Date, to the holders of the Class I-M-5 Notes, the related Accrued Note Interest for such class for such Payment Date;

(7)	from the remaining Group I Available Funds for such Payment Date, to the holders of the Class I-M-6 Notes, the related Accrued Note Interest for such class for such Payment Date; and

(8)	any remainder as part of the Net Monthly Excess Cashflow to be allocated as described under “- Overcollateralization Provisions for Loan Group I” below.

Principal Payments on the Class I-A Notes and Class I-M Notes

On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class I-A Notes and Class I-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
the related Principal Distribution Amount shall be distributed to the Class I-1A-1, Class I-2A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, until the Note Principal Balance of each such class has been reduced to zero;

(2)	any remaining related Principal Distribution Amount, to the Class I-M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

(3)	any remaining related Principal Distribution Amount, to the Class I-M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

(4)	any remaining related Principal Distribution Amount, to the Class I-M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

(5)	any remaining related Principal Distribution Amount, to the Class I-M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

(6)	any remaining related Principal Distribution Amount, to the Class I-M-5 Notes until the Note Principal Balance of such Class is reduced to zero;

(7)	any remaining related Principal Distribution Amount, to the Class I-M-6 Notes until the Note Principal Balance of such Class is reduced to zero; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group I Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group I” below.

On each Payment Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class I-A Notes and Class I-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
the Class I-A Principal Distribution Amount shall be distributed to the Class I-1A-1, Class I-2A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, until the Note Principal Balance of such class has been reduced to zero;

(2)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-1 Notes, up to the Class I-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(3)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-2 Notes, up to the Class I-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(4)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-3 Notes, up to the Class I-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(5)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-4 Notes, up to the Class I-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(6)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-5 Notes, up to the Class I-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(7)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-6 Notes, up to the Class I-M-6 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group I Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group I” below.

The allocation of distributions in respect of principal to the Class I-A Notes on each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class I-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class I-M Notes. Increasing the respective percentage interest in the trust of the Class I-M Notes relative to that of the Class I-A Notes is intended to preserve the availability of the subordination provided by the Class I-M Notes.

Allocation of Group II-C and Group II-NC Available Funds

Distributions on the Class II-A, Class II-M and Class II-B Notes

Distributions to holders of each class of Group II-C and Group II-NC Notes will be made on each Payment Date from the Group II-C Available Funds and Group II-NC Available Funds, respectively, as follows:

(A) on each Payment Date, the Group II-C Available Funds will be distributed to the Group II-C Senior Notes as follows:

first, to the Class II-A-1 Notes and Class II-A-2 Notes, on a pro rata basis, the Accrued Note Interest, any related Unpaid Interest Shortfalls and any Net WAC Cap Shortfall Carryforward Amount, in that order, on such classes for such Payment Date. As described below, Accrued Note Interest on these Group II-C Senior Notes is subject to reduction in the event of certain Unpaid Interest Shortfalls allocable thereto; and

second, to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata, in reduction of the Note Principal Balances thereof, the related Senior Optimal Principal Amount for such Payment Date to the extent of remaining Group II-C Available Funds until the Note Principal Balances of such classes have been reduced to zero.

(B) on each Payment Date, the Group II-NC Available Funds will be distributed to the Group II-NC Senior Notes as follows:

first, to the Class II-A-3 and Class II-A-4 Notes, on a pro rata basis, the Accrued Note Interest, any related Unpaid Interest Shortfalls and any Net WAC Cap Shortfall Carryforward Amount, in that order, on such classes for such Payment Date. As described below, Accrued Note Interest on these Group II-NC Senior Notes is subject to reduction in the event of certain Unpaid Interest Shortfalls allocable thereto; and

second, to the Class II-A-3 Notes and Class II-A-4 Notes, pro rata, in reduction of the Note Principal Balances thereof, the related Senior Optimal Principal Amount for such Payment Date to the extent of remaining Group II-NC Available Funds until the Note Principal Balances of such classes have been reduced to zero.

(C) Except as provided in paragraphs (D) and (E) below, on each Payment Date on or prior to the Payment Date on which the Note Principal Balances of the Class II-M Notes and Class II-B Notes are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Group II-C Available Funds and Group II-NC Available Funds after the distributions in (A) and (B) above will be distributed sequentially in the following order: to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes, in each case up to an amount equal to and in the following order: (a) the Accrued Note Interest thereon for such Payment Date, and with respect to the Class II-M-1 Notes only, the related Unpaid Interest Shortfall and any related Net WAC Shortfall Carryforward Amount, in that order, and (b) such class’s Allocable Share for such Payment Date, in each case, to the extent of the remaining Group II-C Available Funds and Group II-NC Available Funds. On each Payment Date, the Group II-C and Group II-NC Net Monthly Excess Cash Flow will be distributed as follows: (a) first, to the Class II-A-2 Notes and Class II-A-4 Notes, pro rata, any Allocated Realized Loss Amount for such notes; (b) second, to the Class II-M-1 Notes, any Allocated Realized Loss Amount for such notes; (c) third, sequentially to the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes, in that order, in each case, first, any Unpaid Interest Shortfalls, second, any Allocated Realized Loss Amount for such notes and third, any Net WAC Cap Shortfall Carryforward Amount for such notes; and (d) fourth, to the Trust Certificate.

(D) On each Payment Date prior to the Cross-Over Date but after the reduction of the Note Principal Balances of all of the Group II-C Senior Notes or Group II-NC Senior Notes to zero, the remaining class or classes of Group II Senior Notes in the remaining Group II Note Group will be entitled to receive in reduction of its Note Principal Balance, pro rata based upon their Note Principal Balances immediately prior to such Payment Date, in addition to any Principal Prepayments related to such remaining Senior Note’s respective Loan Group allocated to such Senior Notes, 100% of the Principal Prepayments on any mortgage loan in the Loan Group relating to the class or classes of Senior Notes of the fully repaid Group II Note Group; provided, however, that if (a) the weighted average of the Subordinate Percentages on such Payment Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (b) the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50%, then the additional allocation of Principal Prepayments to the Group II-C Senior Notes and Group II-NC Senior Notes in accordance with this paragraph (D) will not be made and 100% of the Principal Prepayments on any mortgage loan in the Loan Group relating to the fully repaid class or classes of Group II Senior Notes will be allocated to the Class II-M Notes and Class II-B Notes.

(E) If on any Payment Date on which the aggregate Note Principal Balance of the Group II-C Senior Notes and Group II-NC Senior Notes would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Loan Group and any Class II-M Notes or Class II-B Notes are still outstanding, in each case, after giving effect to distributions to be made on such Payment Date, (i) 100% of amounts otherwise allocable to the Class II-M Notes and Class II-B Notes in respect of principal will be distributed to the Group II-C Senior Notes or Group II-NC Senior Notes, as applicable, pro rata based upon their Note Principal Balances immediately prior to such Payment Date, in reduction of the Note Principal Balances thereof, until the aggregate Note Principal Balance of the Group II-C Senior Notes or Group II-NC Senior Notes, as applicable, is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Loan Group, and (ii) the Accrued Note Interest otherwise allocable to the Class II-M Notes or Class II-B Notes on such Payment Date will be reduced, if necessary, and distributed to such class or classes of Group II-C Senior Notes or Group II-NC Senior Notes, as applicable, in an amount equal to the Accrued Note Interest for such Payment Date on the excess of (x) the aggregate Note Principal Balance of the Group II-C Senior Notes or Group II-NC Senior Notes, as applicable, over (y) the aggregate Stated Principal Balance of the mortgage loans in the related Loan Group. Any such reduction in the Accrued Note Interest on the Class II-M Notes and Class II-B Notes will be allocated first to the Class II-B Notes and second, in reverse order of the Class II-M Notes’ numerical designations, commencing with the Class II-M-5 Notes.

Principal Distributions on the Class II-A Notes

The allocation of distributions in reduction of the Note Principal Balance of the Group II-C Senior Notes will be made on each Payment Date pursuant to priority second of paragraph (A) under “—Allocation of Group II-C and Group II-NC Available Funds—Distributions on the Class II-A, Class II-M and Class II-B Notes.” In accordance with such priority second, the Available Funds for Loan Group II-C remaining after the allocation of interest on the Group II-C Senior Notes will be allocated to such Notes in an aggregate amount not to exceed the related Senior Optimal Principal Amount for the Group II-C Senior Notes for such Payment Date.

The allocation of distributions in reduction of the Note Principal Balance of the Group II-NC Senior Notes will be made on each Payment Date pursuant to priority second of paragraph (B) under “—Allocation of Group II-C and Group II-NC Available Funds—Distributions on the Class II-A, Class II-M and Class II-B Notes.” In accordance with such priority second, the Available Funds for Loan Group II-NC remaining after the allocation of interest on the Group II-NC Senior Notes will be allocated to such Notes in an aggregate amount not to exceed the related Senior Optimal Principal Amount for the Group II-NC Senior Notes for such Payment Date.

In addition, if on any Payment Date the aggregate Note Principal Balance of any class or classes of Senior Notes would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Loan Group, 100% of amounts otherwise allocable to the Subordinate Notes in respect of principal will be distributed to such class or classes of Senior Notes in reduction of the Note Principal Balances thereof (pro rata, in case more than one Note Group is undercollateralized), until the aggregate Note Principal Balance of such class or classes of Senior Notes is an amount equal to the aggregate Stated Principal Balance of the mortgage loans in its related Loan Group.

The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Loan Group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the Senior Notes of a Loan Group and the percentage interest of such Loan Group evidenced by the Subordinate Notes on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Notes of the related Loan Group for the first seven years after the closing date (subject to certain subordination levels being attained and certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Notes of a Loan Group over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Senior Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Loan Group evidenced by the Class II-M Notes and Class II-B Notes. Increasing the respective percentage interest in a Loan Group of the Class II-M Notes and Class II-B Notes relative to that of the Senior Notes is intended to preserve the availability of the subordination provided by the Class II-M Notes and Class II-B Notes.

On any Payment Date after all of the Senior Notes of a Note Group have been reduced to zero, 100% of the unscheduled principal collections on the mortgage loans in the Loan Group relating to the fully repaid Note Group, will be allocated to the Class II-M Notes and Class II-B Notes if the weighted average of the Subordinate Percentages on such Payment Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and certain delinquency tests have been satisfied. If these conditions have not been met, on any Payment Date after all of the Senior Notes of a Group II Note Group have been reduced to zero, no unscheduled principal collections will be allocated to the Subordinate Notes on such Payment Date and all unscheduled principal collections on the mortgage loans in the Loan Group relating to the fully repaid Note Group will be allocated amongst the Senior Notes of the remaining Group II Note Groups on a pro rata basis.

For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Note Principal Balance for any Payment Date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such Payment Date as described under “—Allocation of Losses; Subordination” below.

Principal Distributions on the Class II-M Notes and Class II-B Notes

Distributions in reduction of the Note Principal Balances of the Class II-M Notes and Class II-B Notes will be made pursuant to priority (b) of paragraph (C) above under “—Allocation of Group II-C and Group II-NC Available Funds—Distributions on the Class II-A, Class II-M and Class II-B Notes.” In accordance with such priority, the Group II Available Funds for each Loan Group, if any, remaining after distributions of principal and interest on the related class or classes of Senior Notes on such Payment Date will be allocated to the Class II-M Notes and Class II-B Notes in an amount equal to each such class’s Allocable Share for such Payment Date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such Payment Date.

All unscheduled principal collections on the Group II Loans not otherwise distributable to the Senior Notes will be allocated on a pro rata basis among the class of Class II-M Notes with the highest payment priority then outstanding and each other class of Class II-M Notes and the Class II-B Notes for which certain loss levels established for such class in the Indenture have not been exceeded. The related loss level on any Payment Date would be satisfied as to any Class II-M Notes or Class II-B Notes, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As stated above under “—Principal Distributions on the Class II-A Notes”, during the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in Loan Group II-C or Loan Group II-NC will be allocated to the Senior Notes in the related Group II Note Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this free writing prospectus, unless the amount of subordination provided to the Senior Notes is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied. In addition, if on any Payment Date, the percentage, the numerator of which is the aggregate Note Principal Balance of the Senior Notes of a Loan Group immediately preceding such Payment Date, and the denominator of which is the Stated Principal Balance of the mortgage loans in such Loan Group, as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage for the Senior Notes of such Loan Group will equal 100%.

For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Note Principal Balance of the Group II Notes for any Payment Date shall be determined before the allocation of losses on the related mortgage loans in the mortgage pool to be made on such Payment Date as described under “—Allocation of Losses on the Mortgage Loans” in this free writing prospectus.

The LPMI Insurer

Triad Guaranty Insurance Corporation ("TGIC"), an Illinois corporation with its principal offices in Winston-Salem, North Carolina, is a monoline private mortgage insurance company. TGIC is a wholly owned subsidiary of Triad Guaranty Inc. TGIC is licensed in fifty (50) states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. TGIC is rated "AA" by Standard & Poor's Ratings Services, "AA" by Fitch Ratings and "Aa3" by Moody's Investors Service, Inc. with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. As of December 31, 2005, TGIC reported on a consolidated statutory accounting basis, assets of approximately $671 million, policyholders' surplus of approximately $136 million and a statutory contingency reserve of approxi-mately $447 million. Direct insurance in force totaled $44,407 million at December 31, 2005. An Annual Statement for TGIC for the year ended December 31, 2005, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, and the most recent Quarterly Statement for TGIC are available upon written request to the Servicer. Investors seeking additional financial information on Triad Guaranty Inc., and its subsidiary TGIC, are directed to Triad Guaranty Inc.'s Form 10-K and Form10-Qs, filed with the Securities and Exchange Commission, which can be found at www.triadguaranty.com.

The LPMI Policy

Approximately 49.43%, 14.04% and 3.35% of the mortgage loans in Loan Group I, Loan Group II-C and Loan Group II-NC, respectively, and 9.60% of the Group II Loans in the aggregate (the “TGIC Insured Loans”), are expected to be insured by TGIC pursuant to a mortgage guaranty insurance policy (the “TGIC Policy”). The amount of coverage provided by the TGIC Policy (excluding any coverage provided under any other primary mortgage guaranty insurance policy) in addition to the TGIC Policy which is also referred to below as the “insured percentage of the claim,” ranges between 8.00% and 19.00% based upon the original loan-to-value ratio of the mortgage loan. The TGIC Policy is required to remain in force with respect to each TGIC Insured Loan until certain conditions are satisfied, including (i) the principal balance of the TGIC Insured Loan is paid in full or (ii) the principal balance of the TGIC Insured Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 60% or less and the loan has been insured under the TGIC Policy for at least five (5) years. Coverage on all loans insured under the TGIC Policy may be cancelled by the Insured when the aggregate outstanding principal balance of all insured loans is less than ten percent (10%) of the February 1, 2006 balance of all insured loans, The TGIC Policy may not be assigned or transferred without the prior written consent of TGIC. The TGIC Policy generally requires that delinquencies on any TGIC Insured Loan must be reported to TGIC within forty-five (45) days of default, if it occurs when the first payment is due under the Loan, or within ten (10) days of the earlier of (i) four (4) months of default or (ii) the initiation of any proceedings which affect the loan or the property or the interest of the Borrower or Insured therein. Appropriate proceedings must be commenced within six (6) months of default.

The TGIC Policy under which the TGIC Insured Loans are insured contains provisions substantially as follows:

•
for the Insured to present a claim, the Insured must have acquired, and be able to tender to TGIC, good and merchantable title to the property securing the TGIC Insured Loan, free and clear of all liens and encumbrances, including, but not limited to, any right to redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the TGIC Policy;

•	a claim generally includes unpaid principal, accrued interest to the date of such tender to TGIC by the Insured, and certain expenses;
•
when a claim is presented, TGIC will have the option of either (i) paying the allowable claim in full and taking title to the property securing the TGIC Insured Loan, (ii) paying the insured percentage of the allowable claim and the Insured retaining title to the property securing the TGIC Insured Loan or (iii) paying any allowable remaining shortfall after a sale of the property securing the TGIC Insured Loan;

Generally, claims must be filed within sixty (60) days after the Insured has acquired Borrower title to the property securing the TGIC Insured Loan or the early disposition of the property securing the TGIC Insured Loan and a perfected claim generally must be paid within sixty (60) days after the claim is filed by the Insured.

Pursuant to the Servicing Agreement, the Servicer will take all actions under the TGIC Policy on behalf of the Trust. The Servicer must follow specified procedures for making a claim on a TGIC Insured Loan. When a TGIC Insured Loan becomes six months delinquent and arrangements satisfactory to TGIC to bring the loan current are not made, the Servicer will initiate foreclosure proceedings. The Servicer is required to file a claim with TGIC no later than sixty (60) days after the earlier of acquiring Borrower title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the Servicer is incomplete, within twenty (20) days of receipt of the claim TGIC is required to notify the Servicer of all items needed to perfect the claim in which case payment of the claim is suspended until the information is provided. If a notice of deficiency is sent by TGIC after the twenty (20) day period, then payment of the claim is suspended to the extent the information is not provided with reasonable efforts. Subject to the conditions and exclusions of the TGIC Policy, TGIC is required to process and pay a perfected claim within sixty (60) days.

No payment for a loss will be made under the TGIC Policy unless the property securing the TGIC Insured Loan is in the same physical condition as when the TGIC Insured Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner’s insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the Insured. The Insured, under the TGIC Policy, may not make any change in the terms of a TGIC Insured Loan, including the borrowed amount, interest rate, term or amortization schedule of the TGIC Insured Loan, except as specifically permitted by the terms of the TGIC Insured Loan; nor make any change in the property or other collateral securing the TGIC Insured Loan; nor release any mortgagor under the TGIC Insured Loan from liability without the prior written approval of TGIC. If a TGIC Insured Loan is assumed with the Insured’s approval, TGIC’s liability for coverage of the TGIC Insured Loan under the TGIC Policy generally will terminate as of the date of such assumption unless TGIC approves the assumption in writing.

Claims involving certain specified circumstances are excluded from the coverage of the TGIC Policy. The exclusions, more particularly described in the TGIC Policy, include, but are not limited to, the following:

•	any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;
•
certain claims where there is an environmental condition which existed on the property securing the TGIC Insured Loan (whether or not known by the person or persons submitting an application for coverage of the TGIC Insured Loan) as of the effective date of coverage;

•	any claim involving a TGIC Insured Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage;
•	any claim, if the mortgage deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the TGIC Insured Loan;
•
certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the TGIC Policy or of its obligations as imposed by operation of law; and

•	any claim for a balloon payment on a Balloon Loan.

The TGIC Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in the origination or servicing of the TGIC Insured Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the TGIC Insured Loan or the application for insurance; (ii) failure to construct a property securing a TGIC Insured Loan in accordance with specified plans or (iii) physical damage to a property securing a TGIC Insured Loan. In issuing the TGIC Policy, TGIC has relied upon certain information and data regarding the TGIC Insured Loans furnished to TGIC by the depositor or other parties.

The preceding description of the TGIC Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the TGIC Policy.

If the TGIC Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of TGIC is reduced to below investment grade, the Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the mortgage bulk insurance policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the TGIC Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the TGIC Policy.

In addition, the Servicing Agreement permits the Servicer to substitute a surety bond, letter of credit, another mortgage guaranty pool insurance policy, or other form of credit enhancement for the TGIC Policy so long as the substitution does not adversely affect the ratings described under “Ratings”.

Overcollateralization Provisions for Loan Group I

With respect to any Payment Date, any Net Monthly Excess Cashflow for the Group I Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)
to the holders of the Class I-A Notes and Class I-M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class I-A Notes and Class I-M Notes” above;

(2)	sequentially to the holders of the Class I-A-2 Notes and Class I-A-3 Notes, in that order, any Allocated Realized Loss Amount for such classes;

(3)
to the holders of the Class I-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(4)
to the holders of the Class I-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(5)
to the holders of the Class I-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(6)
to the holders of the Class I-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(7)
to the holders of the Class I-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(8)
to the holders of the Class I-M-6 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(9)
to the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes, in that order, any Basis Risk Shortfall Carryforward Amount for such Notes, to the extent not covered by the related Cap Contract, if applicable, as described under “Description of the Notes—The Derivative Contracts” below, in each case to the extent not previously reimbursed; provided, however, that any Basis Risk Shortfall Carryforward Amount on the Uncapped Notes shall be paid to the Cap Counterparty in respect of the related Cap Contract. If a Cap Counterparty Termination Event is in effect, the holder of each class of Uncapped Notes will be entitled to receive any related Basis Risk Shortfall Carryforward Amounts that arise on and after the Payment Date on which the related Cap Counterparty Termination Event occurs; and

(10)	to the holder of the Trust Certificate as provided in the Indenture and the Trust Agreement.

Calculation of LIBOR for the LIBOR Notes

On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, and, after the related Note Rate Change Date, the London interbank offered rate for six-month United States dollar deposits, or Six-Month LIBOR, for the next Accrual Period for the LIBOR Notes on the basis of the offered rates of the Reference Banks for one-month, six-month or one-year United States dollar deposits, as applicable, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the related LIBOR rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period for the LIBOR Notes will be established separately by the Securities Administrator as follows:

(1)
If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(2)
If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR or Six-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

(3)
If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR or Six-Month LIBOR, as applicable, will be the One-Month LIBOR rate or Six-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR and Six-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator 's calculation of the rate of interest applicable to the LIBOR Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

The Derivative Contracts

The Cap Counterparty

Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from “Barclays Bank International Limited” to “Barclays Bank PLC”.

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalisation.

The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor’s, Aa1 by Moody’s and AA+ by Fitch Ratings Limited.

From 2005, the Group will prepare financial statements on the basis of International Financial Reporting Standards (collectively “IFRS”). Based on the unaudited interim financial information as at and for the period ended 30 June 2005, prepared in accordance with IFRS, the Group had total assets of £850,362 million, total net loans and advances of £272,348 million, total deposits of £302,253 million, and total shareholders’ equity of £22,024 million (including minority interests of £200m). The profit before tax of the Group for the period ended 30 June 2005 was £2,690 million after charging an impairment loss on loans and advances and other credit risk provisions of £706 million.

The Group’s audited financial statements for the year ended 31 December 2004 were prepared in accordance with UK Generally Accepted Accounting Principles (“UK GAAP”). On this basis, as at 31 December 2004, the Group had total assets of £522,253 million, total net loans and advances of £330,077 million, total deposits of £328,742 million and shareholders’ funds of £18,271 million (including £690 million of non-equity funds). The profit before tax under UK GAAP for the year ended 31 December 2004 was £4,612 million after charging net provisions for bad and doubtful debts of £1,091 million.

The aggregate “significance percentage” of the Cap Contracts, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Cap Contracts, the Cap Counterparty may be replaced in certain circumstances, including if the aggregate significance percentage of the Cap Contracts is equal to or greater than 10%.

The Cap Contracts

On the Closing Date, the Depositor will cause the Owner Trustee to enter into the Cap Contracts with the Cap Counterparty.

Under each Cap Contract, on or before each Payment Date commencing with the Payment Date in April 2006, and ending with the last Payment Date for the related Class of Notes, the trust will be obligated to pay to the Cap Counterparty the related Uncapped Floater Fee. These payments will be made prior to payments on the Notes. In addition, the trust will be obligated to pay to the Cap Counterparty the related Basis Risk Shortfall Carryforward Amount for each Cap Contract.

Under each Cap Contract, on or before each Payment Date commencing with the Payment Date in April 2006, and ending with the last Payment Date for the related Class of Notes, the Cap Counterparty will be obligated to pay to the trust a floating amount for that Payment Date, or the Floating Cap Payment, equal to the product of (x) the excess, if any of (A) the sum of One-Month LIBOR as determined pursuant to the Cap Contract and the Note Margin for the related Class of Notes for such Payment Date over (B) the related Group I Available Funds Rate for such Payment Date, (y) a notional amount equal to the Note Principal Balance of the related Class of Notes immediately prior to such Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Cap Contract and the denominator of which is 360.

The Cap Contracts will not cover credit related losses, Relief Act Shortfalls or Prepayment Interest Shortfalls with respect to the Group I Mortgage Loans.

Payments under each Cap Contract will terminate immediately following the last Payment Date for the related Class of Notes, unless such Cap Contract is terminated earlier upon the occurrence of a Cap Event of Default, an Early Termination Event or an Additional Termination Event, each as defined below.

The respective obligations of the Cap Counterparty and the trust to pay specified amounts due under each Cap Contract will be subject to the following conditions precedent: (1) no Cap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Cap Event of Default will have occurred and be continuing with respect to the Cap Contract and (2) no “early termination date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Cap Contract.

Events of default under each Cap Contract (each a “Cap Event of Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver”

•	“Bankruptcy” and

•	“Merger without Assumption” (which generally relates to the Cap Counterparty),

as described in the Cap Contract.

“Termination Events” under each Cap Contract (each a “Cap Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Cap Contract),

•
“Tax Event” (which generally relates to either party to the Cap Contract receiving a payment under the Cap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax) and

•
“Tax Event Upon Merger” (which generally relates to either party to the Cap Contract receiving a payment under the Cap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger), as described in the related Cap Contract. In addition, there are “Additional Termination Events” (as defined in each Cap Contract), including if the Cap Counterparty fails to comply with the Cap Downgrade Provisions.

If the Cap Counterparty’s credit ratings fall below the levels specified in each Cap Contract (or, if so specified in the Cap Contract, if the Cap Counterparty’s credit ratings are withdrawn), then, unless (x) within the time period specified in the Cap Contract, each rating agency has reconfirmed the ratings of the applicable offered certificates which were in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Cap Counterparty may be required, at its own expense and subject to approval of the applicable rating agencies, to take one of the following actions (but only to the extent that any such actions are specified in the Cap Contract with respect to such downgrade or, if applicable, such withdrawal): (1) obtain a substitute Cap Counterparty with credit ratings at least equal to the specified levels which will assume the obligations of the Cap Counterparty under the Cap Contract, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Cap Counterparty under the Cap Contract, in each case from a person with credit ratings at least equal to the specified levels, (3) post collateral under a Credit Support Annex (but only with respect to certain downgrades and not withdrawal of a rating), or (4) establish any other arrangement satisfactory to the applicable rating agencies (collectively, the “Cap Downgrade Provisions”).

Upon the occurrence of a Cap Event of Default under the Cap Contract, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). With respect to Cap Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Cap Contract) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Cap Contract to a related entity within a specified period after notice has been given of the Cap Termination Event, all as set forth in the Cap Contract. The occurrence of an Early Termination Date under the Cap Contract will constitute a “Cap Early Termination.”

Upon a Cap Early Termination, the trust or the Cap Counterparty may be liable to make a cap termination payment (the “Cap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Cap Termination Payment will be based on the value of the Cap Contract computed in accordance with the procedures set forth in the Cap Contract taking into account the present value of the unpaid amounts that would have been owed therein to and by the Cap Counterparty up to the end of the scheduled term of the Cap Contract. In the event that the trustee is required to make a Cap Termination Payment to the Cap Counterparty, such payment will be paid on the related Payment Date, and on any subsequent Payment Dates, until paid in full, prior to distributions to Noteholders, other than in the case of a Cap Termination Payment triggered upon a Cap Counterparty Trigger Event. The trust’s obligation to pay amounts in respect of any Cap Termination Payment due to a Cap Counterparty Trigger Event will be subordinated to distributions to the holders of the Offered Notes.

A “Cap Counterparty Trigger Event” will mean: (i) an Event of Default under the Cap Contract with respect to which the Cap Counterparty is a Defaulting Party (as defined in the Cap Contract), (ii) a Cap Termination Event under the Cap Contract with respect to which the Cap Counterparty is the sole Affected Party (as defined in the Cap Contract) or (iii) an Additional Termination Event under the Cap Contract with respect to which the Cap Counterparty is the sole Affected Party.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Notes are outstanding.

All fees are applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee	(i) With respect to any mortgage loan with an original principal balance of less than or equal to $417,000, 0.375% per annum and (ii) with respect to each other mortgage loan, 0.250% per annum	Mortgage Loan Interest Collections
Indenture Trustee Fee	Investment Income	Payment Account
Master Servicing Fee	Investment Income	Securities Administrator Collection Account
LPMI Fee	With respect to any mortgage loan covered by LPMI, 0.47% per annum	Mortgage Loan Interest Collections
Uncapped Floater Fee	2.42% per annum on the related Notes	Payment Account

Allocation of Losses on the Mortgage Loans

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the trust by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer or Master Servicer for Monthly Advances and Servicing Fees, servicing advances and certain other amounts specified in the Servicing Agreement and Master Servicing Agreement, as applicable) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Deficient Valuation, in respect of a mortgage loan is referred to in this free writing prospectus as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan, Deficient Valuations and Debt Service Reductions. In the case of a Deficient Valuation, the Trust would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced debt. The principal portion of Debt Service Reductions will not be allocated in reduction of the principal balance of any class of Notes. However, regardless of when they occur, Debt Service Reductions may reduce the amount of related Available Funds that would otherwise be available for distribution on a Payment Date.

Any Realized Losses on the mortgage loans in Loan Group I will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, to the Class I-M-6 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class I-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class I-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class I-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class I-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; eighth, to the Class I-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; ninth, sequentially to the Class I-A-2 Notes and Class I-A-3 Notes, in that order, in reduction of the Note Principal Balance thereof, until reduced to zero.

The Indenture does not permit the allocation of Realized Losses to the Class I-1A-1 Notes and Class I-2A-1 Notes. Investors in these securities should note that although Realized Losses will not be allocated to their securities, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their securities all interest and principal amounts to which they are then entitled.

Allocated Realized Loss Amounts may be repaid to the Class I-A Notes (other than the Class I-1A-1 Notes and Class I-2A-1 Notes) and Class I-M Notes from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions for Loan Group I” above.

Any Realized Losses on the mortgage loans in Loan Group II-C and Loan Group II-NC will be allocated on any Payment Date, first, to the Class II-B Notes, in reduction of the Note Principal Balance thereof, until reduced to zero, second, to the Class II-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero, third, to the Class II-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero, fourth, to the Class II-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero, fifth, to the Class II-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero, and sixth, to the Class II-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero. Thereafter, any Realized Losses on the mortgage loans in Loan Group II-C will be allocated on any Payment Date to the Class II-A-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero. The portion of any Realized Loss on a mortgage loan that would otherwise be allocated to the Class II-A-1 Notes will instead be allocated to the Class II-A-2 Notes; and any Realized Losses on the mortgage loans in Loan Group II-NC will be allocated on any Payment Date to the Class II-A-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero. The portion of any Realized Loss on a mortgage loan that would otherwise be allocated to the Class II-A-3 Notes will instead be allocated to the Class II-A-4 Notes.

Any allocation of a Realized Loss to a Note will be made by reducing the Note Principal Balance thereof by the amount so allocated as of the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Note Principal Balance of a Group I Note be reduced more than once in respect of any particular amount both (i) allocable to such note in respect of Realized Losses and (ii) payable as principal to the holder of such note from related Net Monthly Excess Cashflow.

In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class I-A Notes on each Payment Date, holders of the Class I-A Notes have a right to payment of the related Available Funds that is prior to the rights of the holders of the Class I-M Notes. In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class I-M Notes on each Payment Date, holders of the Class I-M Notes have a right to payment of the related Available Funds that is prior to the rights of the holders of the Class I-M Notes with a lower payment priority. In addition, overcollateralization and the application of related Net Monthly Excess Cashflow will also increase the likelihood of payment in full of amounts of interest and principal to the Class I-A Notes and Class I-M Notes on each Payment Date.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Note Principal Balance of the class of notes with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of note. The amount of any remaining Subsequent Recoveries will be applied to increase the Note Principal Balance of the class of note with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of note, and so on. Holders of such notes will not be entitled to any payment in respect of Accrued Note Interest on the amount of such increases for any Accrual Period preceding the Payment Date on which such increase occurs. Any such increases shall be applied to the Note Principal Balance of each Note of such class in accordance with its respective percentage interest.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the Master Servicer to be in the best interest of the Noteholders, the Master Servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued note interest (as defined in the free writing prospectus) payable on the Offered Notes will not be affected by the servicing modification.

Reports to Noteholders

With each distribution to Noteholders of a particular class of Offered Notes, the Securities Administrator or other specified person will make available to each holder of record of the class of securities a statement with respect to the trust fund setting forth the information specifically described in the Servicing Agreement or Indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable accrual periods for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carryforwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements; and

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to Noteholders will contain other information as is set forth in the Servicing Agreement or Indenture, which may include prepayments, reimbursements to subservicers and the Master Servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the Indenture Trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Noteholders”.

DESCRIPTION OF THE REMIC NOTES

General

Upon the occurrence of certain events as described in this free writing prospectus, the Issuing Entity will cause an exchange of the Class I-A, Class II-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class II-M-1 Notes and issue a class of REMIC Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class II-M-1 Notes offered under this free writing prospectus, which notes are sometimes referred to together in this free writing prospectus as the REMIC Notes and which are offered by this free writing prospectus. After the sale of REO property and other non-REMIC-eligible property, all of the remaining mortgage loans in the mortgage pool will be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which one or more REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC Underlying Interests, to be issued by the Underlying REMIC Trust. Upon transfer to the Issuing Entity, the Issuing Entity will make a REMIC election with respect to such REMIC Underlying Interests (the “REMIC Certificates”) and the Issuing Entity will issue REMIC Notes secured by those REMIC Certificates. The REMIC Notes will subsequently be transferred to holders of the Class A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class II-M-1 Notes in exchange for their Offered Notes.

The REMIC Notes will be issued in book-entry form and in the same denominations and multiples as the Class A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class II-M-1 Notes for which they are being exchanged. See “Description of the Notes — Book-entry Notes” in this free writing prospectus.

Mandatory Exchange

If a TMP Trigger Event and the other preconditions to their issuance occur, then the REMIC Notes will be issued in exchange for the offered notes. Such exchange will be mandatory. Investors in the Class A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class II-M-1 Notes will become investors in the REMIC Notes. No fees, price adjustments or other consideration will be payable by the investors in connection with such exchange. Upon the occurrence of a TMP Trigger Event, the following conditions would have to be satisfied to permit the issuance of the REMIC Notes: American Home Mortgage Servicing, Inc. shall have purchased from the trust of all REO properties and other non-REMIC-eligible properties at their fair market value as described in this free writing prospectus.

Sale of REO Properties and Other Non-REMIC-Eligible Properties

With respect to each REO property and other non-REMIC-eligible property held by the Issuing Entity at the time of a TMP Trigger Event, the Servicer on behalf of the Issuing Entity will purchase such REO property and other non-REMIC-eligible property at fair market value. If such price would result in the allocation of any Realized Losses to any of the Offered Notes, the amount of any such Realized Losses shall be contributed by the party causing the TMP Trigger Event. If at the time of any such sale the REO properties and other non-REMIC-eligible properties in the Issuing Entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the Servicer and others, then the associated Realized Losses, which might have otherwise been incurred over a longer period of time, will be incurred at once. These Realized Losses, if any, on the mortgage loans will be allocated to excess spread and Overcollateralization and then to the Subordinate Notes if such notes are still outstanding, with a resulting reduction in the amount of subordination available as credit enhancement for the offered notes. In addition, if the Issuing Entity contains a significant number of REO properties and other non-REMIC-eligible properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the Issuing Entity of such REO properties and other non-REMIC-eligible properties, whereas, in the absence of such TMP Trigger Event and such sale, the liquidations of such REO properties and other non-REMIC-eligible properties might have been spread out over a longer period.

Restrictions on Foreclosure

Under restrictions set forth in the Servicing Agreement, the Servicer may be prohibited from pursuing foreclosure proceedings on behalf of the Issuing Entity with respect to any mortgage loans 60 or more days delinquent at the time they are placed in a REMIC following a TMP Trigger Event. These restrictions will be lifted with respect to any such delinquent mortgage loan if such mortgage loan becomes contractually current for three consecutive monthly payments. In the event that one of the mortgage loans subject to these restrictions goes into foreclosure, if acquiring title to the property underlying the mortgage loan would cause the adjusted basis of that mortgaged property, together with the adjusted bases all other ineligible assets owned by the related REMIC in the Underlying REMIC Trust (as defined under “Federal Income Tax Consequences—Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this free writing prospectus), to exceed 0.75% of the adjusted basis of the assets in the related REMIC in the Underlying REMIC Trust, the Servicer would not be permitted to acquire title to the mortgaged property on behalf of the related REMIC in the Underlying REMIC Trust. Instead, the Servicer would have to sell the mortgage loan or liquidate the mortgaged property for cash in a foreclosure sale or otherwise. In addition, if the Servicer determines that following a payment on any Payment Date the adjusted bases of such related REO properties, along with any other ineligible assets owned by the Underlying REMIC Trust, would exceed 1.0% of the adjusted bases of the assets of the related REMIC in the Underlying REMIC Trust, then prior to that distribution date, the Servicer will be required to dispose of enough of such REO properties, along with any other ineligible assets owned by the related REMIC in the Underlying REMIC Trust, such that the adjusted bases of such REO properties, together with the adjusted bases of any other ineligible assets owned by the related REMIC in the Underlying REMIC Trust, will not exceed 1.0% of the adjusted bases of the assets of the related REMIC in the Underlying REMIC Trust. The foregoing restrictions may influence the Servicer’s decisions relating to the timing of foreclosures and liquidations, and could have an adverse effect on the performance of the mortgage pool and on the realization of proceeds on defaulted mortgage loans.

Interest Rates and Payment Priorities of the REMIC Class A Notes

If the REMIC Notes are issued, each class of REMIC Notes will have a pass-through rate for each payment date equal to the lesser of (i) the Note Interest Rate, calculated without regard to the Available Funds Rate, that would have been applicable for the related class of Offered Notes for such payment date had the REMIC Notes not been issued and (ii) the related Net WAC Rate.

The “Net WAC Rate” for any payment date and for the REMIC Class A Notes relating to any loan group will be a per annum rate equal to the weighted average of the mortgage rates of the mortgage loans in such loan group as of the first day of the month preceding the month in which such payment date occurs minus the Servicing Fee Rate. If, with respect to any loan group, Subordinate Notes are then outstanding, then the Net WAC Rate for the related REMIC Notes could be lower than the Available Funds Rate that would have been applicable for related Offered Notes for the relevant payment date had the REMIC Notes not been issued. Accordingly, the REMIC Notes are more likely to have their interest rates limited, and limited by a lower cap, than the related Offered Notes in whose place they were issued. However, on any payment date, with respect to any loan group, to the extent of related interest funds remaining after payment of interest accrued for the related Interest Accrual Period at the related pass-through rate on the related REMIC Notes (the “Interest Payment Amount”), such REMIC Notes will be entitled to receive, first, any related Unpaid Interest Shortfall Amounts for such payment date and, second, any related Net WAC Rate Carryover Amounts for such payment date. Any such Unpaid Interest Shortfall Amounts or Net WAC Rate Carryover Amounts will have a higher payment priority than any interest payments to the related Subordinate Notes or the related Class X Notes. Investors should note, though, that the ratings of the rating agencies do not address the likelihood of receipt by investors in the REMIC Notes of any Net WAC Rate Carryover Amounts. With respect to any class of the REMIC Notes and any payment date, the “Unpaid Interest Shortfall Amount” is an amount equal to the sum of (i) the excess, if any, of (x) the Interest Payment Amount for such class for the immediately preceding payment date over (y) the portion of the Interest Payment Amount for such class for the immediately preceding payment date that was actually paid to such class on such immediately preceding payment date and (ii) interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the pass-through rate for such class. With respect to any class of the REMIC Notes and any payment date, the “Net WAC Rate Carryover Amount” is amount equal to the sum of (i) the excess, if any, of (x) the amount of the Interest Payment Amount that would have been payable on such class for such payment date if the applicable pass-through rate had been calculated without regard to the related Net WAC Rate over (y) the Interest Payment Amount for such class for such payment date and (ii) the portion, if any, of any Net WAC Rate Carryover Amount remaining unpaid to such class on the immediately preceding payment date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the pass-through rate applicable for such class for such Interest Accrual Period calculated without regard to the Net WAC Rate. The principal payment and Realized Loss reimbursement payments and priorities for the REMIC Notes will not be different from such payments and priorities as they would have applied to the related Offered Notes had the REMIC Notes not been issued.

YIELD ON THE NOTES

General

The yield to maturity on and weighted average life of each class of Notes will be primarily affected by: (1) the rate, amount and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Notes, (2) Realized Losses and interest shortfalls on the related mortgage loans to the extent allocated to the related Notes, (3) the Note Interest Rate on such class of Notes and (4) the purchase price paid for such class of Notes.

Prepayment Considerations

The Mortgage Loans

The rate of principal payments on each class of Class I-A Notes and Class I-M Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group I. The rate of principal payments on each such class of Class II-A Notes, Class II-M Notes and Class II-B Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be related to the rate, amount and timing of payments of principal on all of the mortgage loans in Loan Group II-C and Loan Group II-NC. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate, amount and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time, subject in some cases to the payment of a prepayment charge. All of the mortgage loans contain due-on-sale clauses.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Notes that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” and in this free writing prospectus), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Notes will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Notes. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Securities. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Negative amortization may increase the risk of default. The outstanding principal balance of a Group I Loan which is subject to negative amortization increases by the amount of interest which is deferred as described in this free writing prospectus. During periods in which the outstanding principal balance of a negative amortization loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of the negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance of the negative amortization loan (due to the addition of deferred interest, if any, to the principal balance of the negative amortization loan) in a single payment at the maturity of the negative amortization loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the negative amortization loans is greater than that associated with fully amortizing mortgage loans.

Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the Notes from the mortgage loans during their interest only period except in the case of a prepayment.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Payments

Group I Notes

Investors in the Class I-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class I-M Notes may receive more than such class’ pro rata share of principal for that Payment Date. As a result, the Note Principal Balance of the most subordinate class of Class I-M Notes may be reduced to zero prior to the more senior class or classes of Notes.

As described in this free writing prospectus, during certain periods all principal payments on the mortgage loans in loan group I will be allocated to the Class I-A Notes. Unless the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero, the Class I-M Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class I-M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class I-M Notes, the subordination afforded the Class I-A Notes by the Class I-M Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class I-M Notes will be extended.

Class II-A, Class II-M and Class II-B Notes

As described under “Description of the Notes—Principal Distributions on the Class II-A, Class II-M and Class II-B Notes” in this free writing prospectus, during the first seven years after the Cut-off Date, all principal prepayments on the related mortgage loans will be allocated to the Senior Notes of Loan Group II-C and Loan Group II-NC. Thereafter, as further described in this free writing prospectus, during some periods, subject to loss and delinquency criteria described in this free writing prospectus, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the Group II Subordinate Notes continue to be disproportionately small.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Servicemembers Relief Act” in the prospectus. Any interest shortfalls on the mortgage loans resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fee on the mortgage loans serviced by it for the related Due Period. Interest shortfalls on the mortgage loans required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the Master Servicer’s investment income for the applicable Payment Date. Neither the Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “The Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus and “Legal Aspects of the Mortgage Loans—Servicemembers Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Notes. Any resulting shortfalls will be allocated among the Notes as provided in this free writing prospectus under “Description of the Notes — Interest Payments on the Notes.” In addition, any resulting shortfalls will be allocated among the REMIC Class A Notes to the extent of the REMIC Class A Certificates as provided in this free writing prospectus under “Description of the REMIC Class A Notes—Payments on the REMIC Class A Certificates and REMIC Class A Notes”.

The yields to maturity and the aggregate amount of distributions on the Notes will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Notes could significantly affect the yield to an investor in the Notes. In addition, Realized Losses on the mortgage loans may affect the market value of the related Notes, even if these losses are not allocated to these Notes. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Note Interest Rates

The effective yield to holders of the Class II-A Notes and Class II-M-1 Notes will be less than the yields otherwise produced by their respective Note Interest Rates and purchase prices because interest will not be distributed to these Noteholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Net Monthly Excess Cashflow may be used, subject to the priorities described in this free writing prospectus, to cover Basis Risk Shortfalls or Net WAC Shortfall Carryforward Amounts, as applicable. However, there can be no assurance that available Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the Note Interest Rate on a class of Notes is limited to the related Available Funds Rate, there may be little or no Net Monthly Excess Cashflow. The Cap Contracts will be entered into by the Trust and will “uncap” the Uncapped Notes by providing amounts which will be paid to the related Notes so that such Notes receive interest at One-Month LIBOR plus the related Note Margin, regardless of the level of the Group I Available Funds Rate. However, if a Cap Counterparty Termination Event occurs with respect to a Cap Contract, the related Uncapped Notes will become subject to the related Group I Available Funds Rate.

The Note Interest Rate on the Class II-A Notes and Class II-M-1 Notes prior to the related Note Rate Change Date is a fixed interest rate subject to the related Available Funds Rate, or Net Rate Cap in the case of the REMIC Class A Notes and REMIC Class M-1 Notes. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related Available Funds Rate or Net Rate Cap, which, in certain circumstances, could result in a lower note interest rate for these notes, resulting in interest shortfalls. In addition, on or after the related note rate change date, the note interest rate on the Class II-A Notes and Class II-M-1 Notes will adjust each month based upon the value of the least of (i) an index of six-month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate, and (iii) the related Available Funds Rate. However, the mortgage rate for the related mortgage loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The six-month LIBOR loan index and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the six-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the six-month LIBOR loan index and the related mortgage indices rise during the same period, the six-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the note interest rate on these notes is limited to the related Available Funds Rate, basis risk shortfalls may occur. See “Description of the Notes — Interest Payments on the Class II-A, Class II-M and Class II-B Notes” in this free writing prospectus.

The yields to maturity on the Notes will be affected by their Note Interest Rate. The interest rates on the Notes (other than the Uncapped Notes so long as no related Cap Counterparty Termination Event is in effect) will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these interest rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Purchase Price

In addition, the yields to maturity on the Notes will depend on the price paid by the holders of the Notes. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Note is purchased at a premium and principal distributions thereon occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Note is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Payment Date

The final scheduled Payment Date for each class of Group I Notes is the Payment Date in March 2046. The final scheduled Payment Date for each class of Group II Notes is the Payment Date in December 2035. The final scheduled Payment Date in each case is the Payment Date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled Payment Date.

Weighted Average Life

The Mortgage Loans

Weighted average life refers to the amount of time that will elapse from the date of issuance of a Note until each dollar of principal of the Note will be repaid to the investor. The weighted average life of a Note is determined by (a) multiplying the amount of the reduction, if any, of the Note Principal Balance of such Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Note Principal Balance of such Note referred to in clause (a). The weighted average life of the Notes of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this free writing prospectus for the Group I Loans and Group II Loans assumes a constant rate of prepayment each month, or CPR relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

The Notes were structured assuming, among other things, a 25% CPR for the Group I Loans and Group II Loans. The prepayment assumption to be used for pricing purposes for the respective classes of Notes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The tables following the next paragraph indicate the percentages of the initial Note Principal Balance of each class of Notes that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average life of each class of Notes. The tables are based on the following modeling assumptions (the “Structuring Assumptions”):

(1)	the mortgage pool consists of 128 mortgage loans with the characteristics set forth in the table below,

(2)	the mortgage loans prepay at the specified percentages of the CPR or the Prepayment Assumption, as applicable,

(3)	no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

(4)
scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in April 2006, and are computed prior to giving effect to prepayments received on the last day of the prior month,

(5)
there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in March 2006,

(6)
scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after any interest-only periods),

(7)
(a) with respect to the Group I Loans, the levels of One-Month LIBOR and One-Year MTA remain constant at 4.750% and 3.888%, respectively, and (b) with respect to the Group II-C Loans and Group II-NC Loans, the levels of One-Month LIBOR, Six-Month LIBOR Index and One-Year LIBOR Index remain constant at 4.70%, 5.03% and 5.19%, respectively,

(8)
the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (7) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(9)
scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (8) above, except with respect to the mortgage loans identified as belonging to Loan Group I which adjust in their next payment adjustment date subject to a Payment Cap of 7.50%, for which it is assumed that the borrower makes the minimum Monthly Payment permitted,

(10)	payments in respect of the Notes are received in cash on the 25th day of each month, commencing in April 2006,

(11)	the Notes are purchased on March 29, 2006,

(12)	no amounts are received from the Cap Contracts,

(13)	no investment income is received,

(14)	the Servicing Fee remains constant, and

(15)
the holder of the Trust Certificate does not exercise its option to purchase the Notes described under the caption “The Indenture—Optional Termination” except where indicated. The optional termination date with respect to the Notes related to Loan Group I is the optional termination date where this loan group may first be terminated by itself; and the optional termination date with respect to the Notes related to Loan Group II is the optional termination date where this loan group may first be terminated by itself.

(1)

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Loan Group	Current Balance($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Negative Amortization Cap (%)	Number of Months to Next Payment Adjustment	Months Between Payment Adjustment	Number of Months to Next Rate Adjustment	Months Between Rate Adjustment
1	I	37,683,012.52	6.8938	6.6438	360	357	3.0058	10.0534	110	10	12	1	1
2	I	42,929,762.73	6.8573	6.1373	360	357	2.9693	10.0101	110	10	12	1	1
3	I	54,133,485.06	7.2708	6.8958	360	357	3.3828	10.1814	110	10	12	1	1
4	I	57,736,704.34	6.9548	6.1098	360	357	3.0668	10.0496	110	10	12	1	1
5	I	57,912,152.38	6.6083	6.3583	360	357	2.7203	9.9897	110	10	12	1	1
6	I	18,351,042.82	6.5512	5.8312	360	357	2.6632	9.9990	110	10	12	1	1
7	I	30,426,346.04	6.7083	6.3333	360	357	2.8203	10.1340	110	10	12	1	1
8	I	20,711,337.47	6.5583	5.7133	360	357	2.6703	10.0661	110	10	12	1	1
9	I	73,052,287.96	6.8960	6.6460	360	357	3.0080	9.9857	125	10	12	1	1
10	I	92,121,888.38	6.8834	6.1634	360	356	2.9954	9.9819	125	9	12	1	1
11	I	63,057,890.40	7.0041	6.6291	360	357	3.1161	10.0603	125	10	12	1	1
12	I	111,172,928.33	6.9927	6.1477	360	356	3.1047	10.1016	125	9	12	1	1
13	I	73,359,574.25	6.7020	6.4520	360	357	2.8140	9.9944	125	10	12	1	1
14	I	67,028,291.21	6.5746	5.8546	360	357	2.6866	10.0097	125	10	12	1	1
15	I	31,569,837.24	6.5678	6.1928	360	357	2.6798	10.0651	125	10	12	1	1
16	I	41,519,827.21	6.6245	5.7795	360	357	2.7365	10.1249	125	10	12	1	1
17	I	13,588,420.54	6.7349	6.4849	360	357	2.8469	9.9715	N/A	N/A	N/A	1	1
18	I	12,993,884.74	6.9012	6.5262	360	357	3.0132	10.1139	N/A	N/A	N/A	1	1
19	I	48,203,856.17	6.5510	6.3010	360	357	2.6630	10.0413	N/A	N/A	N/A	1	1
20	I	13,421,471.97	6.7164	6.3414	360	357	2.8284	10.1432	N/A	N/A	N/A	1	1
21	I	46,188,827.75	7.1571	6.9071	480	477	3.2691	10.0465	110	10	12	1	1
22	I	32,938,380.59	6.9044	6.1844	480	477	3.0164	10.0042	110	10	12	1	1
23	I	42,355,405.56	7.3394	6.9644	480	477	3.4514	10.1826	110	10	12	1	1
24	I	32,175,116.92	6.9555	6.1105	480	477	3.0675	10.0611	110	10	12	1	1
25	I	28,445,800.75	6.6129	6.3629	480	477	2.7249	9.9818	110	10	12	1	1
26	I	20,409,287.98	6.5897	5.8697	480	477	2.7017	9.9592	110	10	12	1	1
27	I	16,301,347.20	6.7822	6.4072	480	477	2.8942	10.1490	110	10	12	1	1
28	I	13,213,104.23	6.6582	5.8132	480	477	2.7702	10.1074	110	10	12	1	1
29	I	62,656,997.13	7.0767	6.8267	480	477	3.1887	9.9828	125	10	12	1	1
30	I	94,253,683.41	6.9098	6.1898	480	476	3.0218	9.9888	125	9	12	1	1
31	I	39,193,094.17	6.9698	6.5948	480	477	3.0818	10.0254	125	10	12	1	1
32	I	50,994,362.36	7.0037	6.1587	480	477	3.1157	10.0730	125	10	12	1	1
33	I	61,379,147.71	6.7393	6.4893	480	477	2.8513	10.0064	125	10	12	1	1
34	I	81,564,306.99	6.5973	5.8773	480	477	2.7093	10.0048	125	10	12	1	1
35	I	16,682,435.68	6.6682	6.2932	480	477	2.7802	10.0835	125	10	12	1	1
36	I	30,115,625.98	6.6549	5.8099	480	477	2.7669	10.1349	125	10	12	1	1
37	I	1,225,737.97	4.9500	4.7000	360	356	2.8500	9.9500	110	9	12	8	1
38	I	242,138.24	6.0506	5.6756	360	357	3.6473	10.3458	110	10	12	9	1
39	I	602,179.92	5.2000	4.9500	360	356	3.2000	9.9500	125	9	12	8	1
40	I	4,011,688.53	4.9973	4.2773	360	357	3.3787	9.9500	125	10	12	9	1
41	I	1,246,819.93	5.2312	4.8562	360	358	3.1718	10.0766	125	11	12	10	1
42	I	2,243,406.38	5.1530	4.3080	360	357	3.2578	10.1530	125	10	12	9	1
43	I	1,811,116.78	4.9500	4.7000	360	356	2.8000	9.9500	125	9	12	8	1
44	I	1,610,136.87	5.1914	4.4714	360	357	3.0112	10.1914	125	10	12	9	1
45	I	1,357,793.77	5.2163	4.8413	360	357	2.8656	10.0427	125	10	12	9	1
46	I	1,353,999.90	5.1430	4.2980	360	358	2.9324	10.1430	125	11	12	10	1
47	I	291,986.92	5.4500	5.0750	480	477	3.3500	10.3500	110	10	12	9	1
48	I	2,719,730.91	4.9500	4.7000	480	477	2.9826	9.9500	125	10	12	9	1
49	I	519,288.54	4.9500	4.2300	480	478	3.0500	9.9500	125	11	12	10	1
50	I	1,178,593.59	5.2515	4.8765	480	476	3.3175	10.1215	125	9	12	8	1
51	I	2,596,516.79	5.0960	4.8460	480	477	3.0845	10.0960	125	10	12	9	1
52	I	3,914,033.98	5.1970	4.4770	480	477	3.1006	10.1042	125	10	12	9	1
53	I	298,439.78	5.2000	4.8250	480	477	3.1500	9.9500	125	10	12	9	1
54	I	1,660,087.30	5.1125	4.2675	480	477	2.9023	10.0222	125	10	12	9	1
55	I	2,604,100.09	5.7285	5.4785	360	357	2.9973	10.0447	110	10	12	1	1
56	I	344,934.29	1.7500	1.3750	360	358	2.8500	9.9500	110	11	12	1	1
57	I	1,072,579.07	6.7380	6.0180	360	357	2.8500	9.9500	125	10	12	1	1
58	I	1,960,165.34	4.6892	4.3142	360	357	3.0496	10.0384	125	10	12	1	1
59	I	4,470,888.25	5.0907	4.2457	360	357	3.2144	10.0844	125	10	12	1	1
60	I	19,035,565.54	4.8265	4.5765	360	357	2.7445	9.9630	125	10	12	1	1
61	I	15,892,745.08	3.8006	3.0806	360	358	2.8134	10.0719	125	11	12	1	1
62	I	6,533,266.30	4.1480	3.7730	360	357	2.7586	10.0135	125	10	12	1	1
63	I	6,890,772.40	3.9721	3.1271	360	357	2.7703	10.0111	125	10	12	1	1
64	I	249,660.83	4.8750	4.5000	480	478	4.0900	10.5500	110	11	12	1	1
65	I	757,809.59	1.7500	1.0300	480	478	3.6500	9.9500	125	11	12	1	1
66	I	497,263.08	7.0001	6.6251	480	476	3.1121	10.1042	125	9	12	1	1
67	I	818,002.53	4.9142	4.0692	480	477	3.4407	10.2470	125	10	12	1	1
68	I	8,639,814.56	2.5026	2.2526	480	478	2.9311	10.0159	125	11	12	1	1
69	I	4,953,253.50	5.0284	4.3084	480	477	2.8123	9.9990	125	10	12	1	1
70	I	1,237,828.45	5.4641	5.0891	480	477	2.9683	10.0145	125	10	12	1	1
71	I	2,267,261.29	4.9390	4.0940	480	477	2.9979	10.1436	125	10	12	1	1
72	I	469,028.43	4.6246	3.7796	360	355	2.8613	9.9500	125	8	12	1	1
73	I	1,582,310.40	4.7000	4.4500	360	355	3.0000	9.9500	125	8	12	1	1
74	I	678,834.62	4.8500	4.1300	360	356	3.1500	10.3500	125	9	12	2	1
75	I	698,246.49	4.7857	4.4107	360	358	3.0857	10.1786	125	11	12	4	1
76	I	772,394.54	4.8877	4.0427	360	356	3.1785	10.3500	125	9	12	2	1
77	I	338,974.13	5.5000	5.1250	480	475	4.3200	10.5500	125	8	12	1	1
78	I	1,821,773.48	4.6308	4.3808	480	478	3.0308	10.1308	125	11	12	4	1
79	I	878,573.07	4.4500	3.7300	480	476	3.0000	9.9500	125	9	12	2	1
80	I	465,221.24	4.8250	4.4500	480	478	2.9232	9.9500	125	11	12	4	1
81	II-C	94,299.81	6.50000000000	6.125000000000	360	352	N/A	N/A	N/A	N/A	N/A	N/A	N/A
82	II-C	1,045,614.38	5.50572308740	5.130723087400	360	350	2.25000	10.50600	N/A	51	12	50	12
83	II-C	38,526,909.67	5.40226587350	5.027265873500	360	356	2.28400	10.40200	N/A	57	12	56	12
84	II-C	2,700,060.33	5.32600487300	4.951004873000	360	356	2.39400	10.32600	N/A	57	12	56	12
85	II-C	16,507,188.92	5.36459084200	4.989590842000	360	355	2.28500	10.36500	N/A	56	12	55	12
86	II-C	2,065,694.21	5.11666368390	4.741663683900	360	355	2.30100	10.11700	N/A	56	12	55	12
87	II-C	321,204.98	5.62500000000	5.250000000000	360	356	2.25000	10.62500	N/A	57	6	56	6
88	II-C	169,400.00	7.18491735540	6.576859504100	360	355	5.00000	12.18500	N/A	56	6	55	6
89	II-C	131,179.99	6.25000000000	5.875000000000	360	356	3.50000	12.25000	N/A	57	6	56	6
90	II-C	7,677,696.77	7.17045556880	6.500716179200	360	356	5.00000	12.17000	N/A	57	6	56	6
91	II-C	1,349,878.09	7.28291844860	6.703257831000	360	356	5.00000	12.28300	N/A	57	6	56	6
92	II-C	304,619.97	6.89266132980	6.047661329800	360	355	5.00000	11.89300	N/A	56	6	55	6
93	II-C	3,989,672.19	7.08153169600	6.401027073700	360	355	5.00000	12.08200	N/A	56	6	55	6
94	II-C	549,086.41	6.96048447320	6.230881068400	360	355	5.00000	11.96000	N/A	56	6	55	6
95	II-C	235,978.49	5.75000000000	5.375000000000	360	352	2.25000	10.75000	N/A	53	6	52	6
96	II-C	5,424,890.61	6.31679977850	5.930086362600	360	356	2.45400	11.31700	N/A	57	6	56	6
97	II-C	425,540.09	6.62724748800	6.167804165200	360	356	2.74400	11.62700	N/A	57	6	56	6
97	II-C	197,599.99	6.62500000000	6.250000000000	360	355	2.25000	11.62500	N/A	56	6	55	6
99	II-C	3,544,344.64	6.35188292950	5.909625361700	360	355	2.72100	11.35200	N/A	56	6	55	6
100	II-C	640,499.17	6.35092052700	5.789610230900	360	355	3.34000	11.35100	N/A	56	6	55	6
101	II-C	54,399.99	6.12500000000	5.750000000000	360	354	2.25000	11.12500	N/A	55	6	54	6
102	II-C	2,100,074.48	6.67544976070	6.205617826700	360	356	3.85000	11.67500	N/A	57	6	56	6
103	II-C	184,856.37	6.37500000000	5.530000000000	360	356	5.00000	11.37500	N/A	57	6	56	6
104	II-C	329,826.99	5.66883132050	5.100032761700	360	355	3.38400	10.66900	N/A	56	6	55	6
105	II-C	323,850.00	6.76406901340	6.128054654900	360	355	3.77700	11.76400	N/A	56	6	55	6
106	II-C	98,500.35	6.82278559160	6.174111767100	360	355	3.85100	11.82300	N/A	56	6	55	6
107	II-C	341,750.00	6.02158010240	5.476389904900	360	353	3.24600	11.02200	N/A	54	6	53	6
108	II-C	1,414,797.39	6.36926431740	5.959715200800	360	356	2.92000	11.36900	N/A	57	6	56	6
109	II-C	44,910,337.23	6.29087474240	5.861267355300	360	356	2.94300	11.29100	N/A	57	6	56	6
110	II-C	3,309,191.58	7.18587459430	6.652315011100	360	356	4.26400	12.18600	N/A	57	6	56	6
111	II-C	2,929,249.86	6.35103525750	5.872240227900	360	355	3.05600	11.35100	N/A	56	6	55	6
112	II-C	19,149,415.49	6.22513527980	5.749651979000	360	355	3.08200	11.22500	N/A	56	6	55	6
113	II-C	1,598,132.40	7.02460649540	6.418511033600	360	355	3.60200	12.02500	N/A	56	6	55	6
114	II-NC	1,370,000.00	5.75273722630	5.502737226300	360	349	2.25000	10.75300	N/A	50	12	49	12
115	II-NC	64,158,947.10	5.29103356540	5.041033565400	360	356	2.27500	10.29100	N/A	57	12	56	12
116	II-NC	3,644,229.26	5.31883268880	5.068832688800	360	356	2.31700	10.31900	N/A	57	12	56	12
117	II-NC	25,782,046.47	5.12250963070	4.872509630700	360	355	2.26000	10.12300	N/A	56	12	55	12
118	II-NC	1,987,028.09	4.62500000000	4.375000000000	360	355	2.25000	9.62500	N/A	56	12	55	12
119	II-NC	549,999.99	7.87500000000	7.625000000000	360	356	5.00000	12.87500	N/A	57	6	56	6
120	II-NC	854,401.28	6.87500000000	6.155000000000	360	355	5.00000	11.87500	N/A	56	6	55	6
121	II-NC	263,900.00	6.00000000000	5.750000000000	360	356	2.25000	11.00000	N/A	57	6	56	6
122	II-NC	906,795.99	5.95876166980	5.708761669800	360	355	2.25000	10.95900	N/A	56	6	55	6
123	II-NC	471,999.99	6.50000000000	6.250000000000	360	356	2.25000	11.50000	N/A	57	6	56	6
124	II-NC	466,412.43	6.87500000000	6.155000000000	360	356	5.00000	11.87500	N/A	57	6	56	6
125	II-NC	7,976,164.46	6.67849999450	6.384895076200	360	356	3.03700	11.67800	N/A	57	6	56	6
126	II-NC	996,354.47	6.50000000000	6.250000000000	360	356	2.25000	11.50000	N/A	57	6	56	6
127	II-NC	675,000.00	6.75000000000	6.500000000000	360	355	2.25000	11.75000	N/A	56	6	55	6
128	II-NC	5,737,123.15	6.76844443090	6.369345313100	360	355	3.12200	11.76800	N/A	56	6	55	6

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Loan Group	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Original Interest Only Term (in months)	Index
1	I	3.0058	N/A	N/A	N/A	One-Year MTA
2	I	2.9693	N/A	N/A	N/A	One-Year MTA
3	I	3.3828	N/A	N/A	N/A	One-Year MTA
4	I	3.0668	N/A	N/A	N/A	One-Year MTA
5	I	2.7203	N/A	N/A	N/A	One-Year MTA
6	I	2.6632	N/A	N/A	N/A	One-Year MTA
7	I	2.8203	N/A	N/A	N/A	One-Year MTA
8	I	2.6703	N/A	N/A	N/A	One-Year MTA
9	I	3.0080	N/A	N/A	N/A	One-Year MTA
10	I	2.9954	N/A	N/A	N/A	One-Year MTA
11	I	3.1161	N/A	N/A	N/A	One-Year MTA
12	I	3.1047	N/A	N/A	N/A	One-Year MTA
13	I	2.8140	N/A	N/A	N/A	One-Year MTA
14	I	2.6866	N/A	N/A	N/A	One-Year MTA
15	I	2.6798	N/A	N/A	N/A	One-Year MTA
16	I	2.7365	N/A	N/A	N/A	One-Year MTA
17	I	2.8469	N/A	N/A	120	One-Year MTA
18	I	3.0132	N/A	N/A	120	One-Year MTA
19	I	2.6630	N/A	N/A	120	One-Year MTA
20	I	2.8284	N/A	N/A	120	One-Year MTA
21	I	3.2691	N/A	N/A	N/A	One-Year MTA
22	I	3.0164	N/A	N/A	N/A	One-Year MTA
23	I	3.4514	N/A	N/A	N/A	One-Year MTA
24	I	3.0675	N/A	N/A	N/A	One-Year MTA
25	I	2.7249	N/A	N/A	N/A	One-Year MTA
26	I	2.7017	N/A	N/A	N/A	One-Year MTA
27	I	2.8942	N/A	N/A	N/A	One-Year MTA
28	I	2.7702	N/A	N/A	N/A	One-Year MTA
29	I	3.1887	N/A	N/A	N/A	One-Year MTA
30	I	3.0218	N/A	N/A	N/A	One-Year MTA
31	I	3.0818	N/A	N/A	N/A	One-Year MTA
32	I	3.1157	N/A	N/A	N/A	One-Year MTA
33	I	2.8513	N/A	N/A	N/A	One-Year MTA
34	I	2.7093	N/A	N/A	N/A	One-Year MTA
35	I	2.7802	N/A	N/A	N/A	One-Year MTA
36	I	2.7669	N/A	N/A	N/A	One-Year MTA
37	I	2.8500	N/A	N/A	N/A	One-Year MTA
38	I	3.6473	N/A	N/A	N/A	One-Year MTA
39	I	3.2000	N/A	N/A	N/A	One-Year MTA
40	I	3.3787	N/A	N/A	N/A	One-Year MTA
41	I	3.1718	N/A	N/A	N/A	One-Year MTA
42	I	3.2578	N/A	N/A	N/A	One-Year MTA
43	I	2.8000	N/A	N/A	N/A	One-Year MTA
44	I	3.0112	N/A	N/A	N/A	One-Year MTA
45	I	2.8656	N/A	N/A	N/A	One-Year MTA
46	I	2.9324	N/A	N/A	N/A	One-Year MTA
47	I	3.3500	N/A	N/A	N/A	One-Year MTA
48	I	2.9826	N/A	N/A	N/A	One-Year MTA
49	I	3.0500	N/A	N/A	N/A	One-Year MTA
50	I	3.3175	N/A	N/A	N/A	One-Year MTA
51	I	3.0845	N/A	N/A	N/A	One-Year MTA
52	I	3.1006	N/A	N/A	N/A	One-Year MTA
53	I	3.1500	N/A	N/A	N/A	One-Year MTA
54	I	2.9023	N/A	N/A	N/A	One-Year MTA
55	I	2.9973	N/A	N/A	N/A	One-Year MTA
56	I	2.8500	N/A	N/A	N/A	One-Year MTA
57	I	2.8500	N/A	N/A	N/A	One-Year MTA
58	I	3.0496	N/A	N/A	N/A	One-Year MTA
59	I	3.2144	N/A	N/A	N/A	One-Year MTA
60	I	2.7445	N/A	N/A	N/A	One-Year MTA
61	I	2.8134	N/A	N/A	N/A	One-Year MTA
62	I	2.7586	N/A	N/A	N/A	One-Year MTA
63	I	2.7703	N/A	N/A	N/A	One-Year MTA
64	I	4.0900	N/A	N/A	N/A	One-Year MTA
65	I	3.6500	N/A	N/A	N/A	One-Year MTA
66	I	3.1121	N/A	N/A	N/A	One-Year MTA
67	I	3.4407	N/A	N/A	N/A	One-Year MTA
68	I	2.9311	N/A	N/A	N/A	One-Year MTA
69	I	2.8123	N/A	N/A	N/A	One-Year MTA
70	I	2.9683	N/A	N/A	N/A	One-Year MTA
71	I	2.9979	N/A	N/A	N/A	One-Year MTA
72	I	2.8613	N/A	N/A	N/A	One-Year MTA
73	I	3.0000	N/A	N/A	N/A	One-Year MTA
74	I	3.1500	N/A	N/A	N/A	One-Year MTA
75	I	3.0857	N/A	N/A	N/A	One-Year MTA
76	I	3.1785	N/A	N/A	N/A	One-Year MTA
77	I	4.3200	N/A	N/A	N/A	One-Year MTA
78	I	3.0308	N/A	N/A	N/A	One-Year MTA
79	I	3.0000	N/A	N/A	N/A	One-Year MTA
80	I	2.9232	N/A	N/A	N/A	One-Year MTA
81	II-C	N/A	N/A	N/A	N/A	N/A
82	II-C	2.2500	5.000000	2.000000	60	One-Year LIBOR
83	II-C	2.2840	5.000000	2.000000	60	One-Year LIBOR
84	II-C	2.3940	5.000000	2.000000	N/A	One-Year LIBOR
85	II-C	2.2850	5.000000	2.000000	60	One-Year LIBOR
86	II-C	2.3010	5.000000	2.000000	N/A	One-Year LIBOR
87	II-C	2.2500	5.000000	1.000000	120	Six-Month LIBOR
88	II-C	5.0000	5.000000	1.000000	120	Six-Month LIBOR
89	II-C	3.5000	3.000000	1.000000	60	Six-Month LIBOR
90	II-C	5.0000	5.000000	1.000000	120	Six-Month LIBOR
91	II-C	5.0000	5.000000	1.000000	N/A	Six-Month LIBOR
92	II-C	5.0000	5.000000	1.000000	60	Six-Month LIBOR
93	II-C	5.0000	5.000000	1.000000	120	Six-Month LIBOR
94	II-C	5.0000	5.000000	1.000000	N/A	Six-Month LIBOR
95	II-C	2.2500	5.000000	1.000000	N/A	Six-Month LIBOR
96	II-C	2.4540	5.000000	1.000000	120	Six-Month LIBOR
97	II-C	2.7440	5.000000	1.000000	N/A	Six-Month LIBOR
97	II-C	2.2500	5.000000	1.000000	60	Six-Month LIBOR
99	II-C	2.7210	5.000000	1.000000	120	Six-Month LIBOR
100	II-C	3.3400	5.000000	1.000000	N/A	Six-Month LIBOR
101	II-C	2.2500	5.000000	1.000000	60	Six-Month LIBOR
102	II-C	3.8500	5.000000	1.000000	120	Six-Month LIBOR
103	II-C	5.0000	5.000000	1.000000	N/A	Six-Month LIBOR
104	II-C	3.3840	5.000000	1.000000	60	Six-Month LIBOR
105	II-C	3.7770	5.000000	1.000000	120	Six-Month LIBOR
106	II-C	3.8510	5.000000	1.000000	N/A	Six-Month LIBOR
107	II-C	3.2460	5.000000	1.000000	60	Six-Month LIBOR
108	II-C	2.9200	5.000000	1.000000	60	Six-Month LIBOR
109	II-C	2.9430	5.000000	1.000000	120	Six-Month LIBOR
110	II-C	4.2640	5.000000	1.000000	N/A	Six-Month LIBOR
111	II-C	3.0560	5.000000	1.000000	60	Six-Month LIBOR
112	II-C	3.0820	5.000000	1.000000	120	Six-Month LIBOR
113	II-C	3.6020	5.000000	1.000000	N/A	Six-Month LIBOR
114	II-NC	2.2500	5.000000	2.000000	60	One-Year LIBOR
115	II-NC	2.2750	5.000000	2.000000	60	One-Year LIBOR
116	II-NC	2.3170	5.000000	2.000000	N/A	One-Year LIBOR
117	II-NC	2.2600	5.000000	2.000000	60	One-Year LIBOR
118	II-NC	2.2500	5.000000	2.000000	N/A	One-Year LIBOR
119	II-NC	5.0000	5.000000	1.000000	120	Six-Month LIBOR
120	II-NC	5.0000	5.000000	1.000000	120	Six-Month LIBOR
121	II-NC	2.2500	5.000000	1.000000	120	Six-Month LIBOR
122	II-NC	2.2500	5.000000	1.000000	120	Six-Month LIBOR
123	II-NC	2.2500	5.000000	1.000000	120	Six-Month LIBOR
124	II-NC	5.0000	5.000000	1.000000	N/A	Six-Month LIBOR
125	II-NC	3.0370	5.000000	1.000000	120	Six-Month LIBOR
126	II-NC	2.2500	5.000000	1.000000	N/A	Six-Month LIBOR
127	II-NC	2.2500	5.000000	1.000000	60	Six-Month LIBOR
128	II-NC	3.1220	5.000000	1.000000	120	Six-Month LIBOR

There will be discrepancies between the characteristics of the actual mortgage loans pledged and assigned to the Indenture Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial Note Principal Balances outstanding (and the weighted average lives) of the classes of Notes set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the Notes may mature earlier or later than indicated by the tables below. Based on the foregoing Structuring Assumptions, the tables below indicate the weighted average life of each class of Notes and set forth the percentage of the initial Note Principal Balance of each such class that would be outstanding after each of the Payment Dates shown, at specified percentages of CPR. Neither the prepayment model used in this free writing prospectus nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-1A-1, Class I-2A-1, Class I-A-2 and Class I-A-3 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
March 2007	92	76	59	48
March 2008	85	57	34	21
March 2009	77	42	18	8
March 2010	70	31	13	6
March 2011	63	24	8	3
March 2012	56	18	5	1
March 2013	49	13	3	*
March 2014	43	10	1	0
March 2015	38	7	1	0
March 2016	34	5	*	0
March 2017	30	4	0	0
March 2018	26	3	0	0
March 2019	23	2	0	0
March 2020	20	1	0	0
March 2021	18	1	0	0
March 2022	15	*	0	0
March 2023	13	*	0	0
March 2024	12	0	0	0
March 2025	10	0	0	0
March 2026	9	0	0	0
March 2027	7	0	0	0
March 2028	6	0	0	0
March 2029	5	0	0	0
March 2030	4	0	0	0
March 2031	4	0	0	0
March 2032	3	0	0	0
March 2033	2	0	0	0
March 2034	2	0	0	0
March 2035	1	0	0	0
March 2036	1	0	0	0
March 2037	*	0	0	0
March 2038	*	0	0	0
March 2039	*	0	0	0
March 2040	0	0	0	0
Weighted Average Life in years (to Maturity)**	8.71	3.45	1.91	1.36
Weighted Average Life in years (to optional termination date)**	7.61	2.88	1.57	1.14

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class II-A-1 and Class II-A-2 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
March 2007	89	73	57	47
March 2008	80	53	33	22
March 2009	71	39	19	10
March 2010	63	29	11	5
March 2011	56	22	7	2
March 2012	49	16	4	1
March 2013	44	12	2	1
March 2014	39	9	1	*
March 2015	35	7	1	*
March 2016	31	5	*	*
March 2017	27	4	*	*
March 2018	24	3	*	*
March 2019	21	2	*	*
March 2020	18	1	*	*
March 2021	16	1	*	*
March 2022	14	1	*	*
March 2023	12	1	*	*
March 2024	10	*	*	*
March 2025	9	*	*	*
March 2026	7	*	*	*
March 2027	6	*	*	*
March 2028	5	*	*	*
March 2029	4	*	*	*
March 2030	3	*	*	*
March 2031	2	*	*	*
March 2032	2	*	*	*
March 2033	1	*	*	*
March 2034	1	*	*	*
March 2035	*	*	*	*
March 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.92	3.28	1.84	1.36
Weighted Average Life in years (to optional termination date)**	6.86	2.69	1.52	1.13

(*) Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class II-A-3 and Class II-A-4 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
March 2007	89	73	57	47
March 2008	80	53	33	22
March 2009	71	39	19	10
March 2010	63	29	11	5
March 2011	56	22	7	2
March 2012	49	16	4	1
March 2013	43	12	2	1
March 2014	38	9	1	*
March 2015	34	6	1	*
March 2016	30	5	*	*
March 2017	26	3	*	*
March 2018	23	3	*	*
March 2019	20	2	*	*
March 2020	18	1	*	*
March 2021	15	1	*	*
March 2022	13	1	*	*
March 2023	11	1	*	*
March 2024	10	*	*	*
March 2025	8	*	*	*
March 2026	7	*	*	*
March 2027	6	*	*	*
March 2028	5	*	*	*
March 2029	4	*	*	*
March 2030	3	*	*	*
March 2031	2	*	*	*
March 2032	2	*	*	*
March 2033	1	*	*	*
March 2034	1	*	*	*
March 2035	*	*	*	*
March 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.80	3.27	1.84	1.36
Weighted Average Life in years (to optional termination date)**	6.79	2.69	1.52	1.13

(*) Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-M-1 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
March 2007	100	100	100	100
March 2008	100	100	100	100
March 2009	100	100	100	100
March 2010	100	87	36	17
March 2011	100	66	22	6
March 2012	100	50	10	0
March 2013	100	29	0	0
March 2014	92	21	0	0
March 2015	82	16	0	0
March 2016	72	12	0	0
March 2017	64	5	0	0
March 2018	56	0	0	0
March 2019	50	0	0	0
March 2020	44	0	0	0
March 2021	38	0	0	0
March 2022	33	0	0	0
March 2023	29	0	0	0
March 2024	25	0	0	0
March 2025	22	0	0	0
March 2026	19	0	0	0
March 2027	16	0	0	0
March 2028	14	0	0	0
March 2029	11	0	0	0
March 2030	10	0	0	0
March 2031	1	0	0	0
March 2032	0	0	0	0
Weighted Average Life in years (to Maturity)**	14.31	6.35	4.1	3.86
Weighted Average Life in years (to optional termination date)**	12.18	5.31	3.32	2.41

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-M-2 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
March 2007	100	100	100	100
March 2008	100	100	100	100
March 2009	100	100	100	100
March 2010	100	87	36	17
March 2011	100	66	22	0
March 2012	100	45	3	0
March 2013	100	29	0	0
March 2014	92	21	0	0
March 2015	82	16	0	0
March 2016	72	8	0	0
March 2017	64	0	0	0
March 2018	56	0	0	0
March 2019	50	0	0	0
March 2020	44	0	0	0
March 2021	38	0	0	0
March 2022	33	0	0	0
March 2023	29	0	0	0
March 2024	25	0	0	0
March 2025	22	0	0	0
March 2026	19	0	0	0
March 2027	16	0	0	0
March 2028	14	0	0	0
March 2029	7	0	0	0
March 2030	1	0	0	0
March 2031	0	0	0	0
Weighted Average Life in years (to Maturity)**	14.16	6.26	4.03	3.68
Weighted Average Life in years (to optional termination date)**	12.18	5.31	3.28	2.41

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following CPR Percentages

	Class I-M-3 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
March 2007	100	100	100	100
March 2008	100	100	100	100
March 2009	100	100	100	100
March 2010	100	87	36	13
March 2011	100	66	22	0
March 2012	100	39	0	0
March 2013	100	29	0	0
March 2014	92	21	0	0
March 2015	82	9	0	0
March 2016	72	0	0	0
March 2017	64	0	0	0
March 2018	56	0	0	0
March 2019	50	0	0	0
March 2020	44	0	0	0
March 2021	38	0	0	0
March 2022	33	0	0	0
March 2023	29	0	0	0
March 2024	25	0	0	0
March 2025	22	0	0	0
March 2026	18	0	0	0
March 2027	9	0	0	0
March 2028	1	0	0	0
March 2029	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.88	6.10	3.94	3.49
Weighted Average Life in years (to optional termination date)**	12.18	5.31	3.24	2.41

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following CPR Percentages

	Class I-M-4 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
March 2007	100	100	100	100
March 2008	100	100	100	100
March 2009	100	100	100	100
March 2010	100	87	33	0
March 2011	100	66	5	0
March 2012	100	39	0	0
March 2013	100	20	0	0
March 2014	92	5	0	0
March 2015	82	0	0	0
March 2016	72	0	0	0
March 2017	64	0	0	0
March 2018	56	0	0	0
March 2019	50	0	0	0
March 2020	44	0	0	0
March 2021	38	0	0	0
March 2022	28	0	0	0
March 2023	20	0	0	0
March 2024	12	0	0	0
March 2025	6	0	0	0
March 2026	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.17	5.75	3.71	3.26
Weighted Average Life in years (to optional termination date)**	12.18	5.31	3.22	2.41

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following CPR Percentages

	Class I-M-5 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
March 2007	100	100	100	100
March 2008	100	100	100	100
March 2009	100	100	100	100
March 2010	100	87	0	0
March 2011	100	65	0	0
March 2012	100	2	0	0
March 2013	100	0	0	0
March 2014	92	0	0	0
March 2015	82	0	0	0
March 2016	72	0	0	0
March 2017	60	0	0	0
March 2018	42	0	0	0
March 2019	26	0	0	0
March 2020	12	0	0	0
March 2021	0	0	0	0
Weighted Average Life in years (to Maturity)**	11.42	5.19	3.24	3.08
Weighted Average Life in years (to optional termination date)**	11.41	5.19	3.16	2.41

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following CPR Percentages

	Class I-M-6 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
March 2007	100	100	100	100
March 2008	100	100	100	100
March 2009	100	100	100	100
March 2010	100	62	0	0
March 2011	100	0	0	0
March 2012	100	0	0	0
March 2013	100	0	0	0
March 2014	77	0	0	0
March 2015	45	0	0	0
March 2016	17	0	0	0
March 2017	0	0	0	0
Weighted Average Life in years (to Maturity)**	8.93	4.22	3.07	3.07
Weighted Average Life in years (to optional termination date)**	8.93	4.22	3.07	2.41

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following CPR Percentages

	Class II-M-1 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
March 2007	100	100	100	100
March 2008	100	100	86	71
March 2009	100	92	67	50
March 2010	100	69	40	25
March 2011	99	51	24	13
March 2012	98	38	14	6
March 2013	93	28	8	3
March 2014	83	21	5	2
March 2015	74	16	3	1
March 2016	65	12	2	*
March 2017	58	8	1	*
March 2018	50	6	1	*
March 2019	44	5	*	*
March 2020	39	3	*	*
March 2021	34	2	*	*
March 2022	29	2	*	*
March 2023	25	1	*	*
March 2024	21	1	*	*
March 2025	18	1	*	*
March 2026	15	*	*	*
March 2027	13	*	*	*
March 2028	11	*	*	*
March 2029	9	*	*	*
March 2030	7	*	*	*
March 2031	5	*	*	*
March 2032	4	*	*	*
March 2033	3	*	*	*
March 2034	2	*	*	0
March 2035	1	*	*	0
March 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.51	6.09	4.04	3.20
Weighted Average Life in years (to optional termination date)**	11.29	4.69	2.88	2.13

(*) Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Yield Sensitivity of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes

If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6 Notes has been reduced to zero, the yield to maturity on the Class I-M-5 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-5 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6 Notes and Class I-M-5 Notes has been reduced to zero, the yield to maturity on the Class I-M-4 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-4 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6, Class I-M-5 and Class I-M-4 Notes has been reduced to zero, the yield to maturity on the Class I-M-3 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-3 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6, Class I-M-5 and Class I-M-4 Notes and Class I-M-3 Notes has been reduced to zero, the yield to maturity on the Class I-M-2 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-2 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6, Class I-M-5 and Class I-M-4 Notes and Class I-M-3 Notes and Class I-M-2 Notes has been reduced to zero, the yield to maturity on the Class I-M-1 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-1 Notes. The initial undivided interest in the Group I Loans evidenced by the Class I-M-1, Class I-M-2 Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes on the Closing Date will be approximately 1.10%, 1.65%, 1.10%, 1.35%, 0.55% and 0.25%, respectively. The initial undivided interest in the Group I Loans evidenced by the Class I-1A-1, Class I-2A-1, Class I-A-2 and Class I-A-3 Notes on the Closing Date will be approximately 93.50%. The initial amount of overcollateralization for the Group I Loans is approximately 0.50% of the Group I Cut-off Date Balance.

Investors in the Class I-M Notes should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to these Notes, such amounts with respect to such Notes will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these Notes from Net Monthly Excess Cashflow in the priority set forth under “Description of the Notes— Overcollateralization Provisions for Loan Group I” in this free writing prospectus. In addition, the Note Principal Balances of these Notes, may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Notes.

Yield Sensitivity of the Class II-M Notes and Class II-B Notes

If the Note Principal Balances of the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 Notes and Class II-B Notes have been reduced to zero, the yield to maturity on the Class II-M-1 Notes will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class II-M-1 Notes. If the Note Principal Balance of the Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B-1 Notes have been reduced to zero, the yield to maturity on the Class II-M-2 Notes will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class II-M-2 Notes. If the Note Principal Balance of the Class II-M-4, Class II-M-5 and Class II-B-1 have been reduced to zero, the yield to maturity on the Class II-M-3 Notes will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class II-M-3 Notes. If the Note Principal Balance of the Class II-M-5 Notes and Class II-B-1 Notes have been reduced to zero, the yield to maturity on the Class II-M-4 Notes will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class II-M-4 Notes. If the Note Principal Balance of the Class II-B-1 Notes have been reduced to zero, the yield to maturity on the Class II-M-5 Notes will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class II-M-5 Notes. The initial undivided interests in the trust evidenced by the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B-1 are approximately 2.85%, 1.20%, 0.70%, 0.65%, 0.45% and 0.40%, respectively, of the Cut-off Date Balance.

THE SPONSOR

The Sponsor will be American Home Mortgage Acceptance, Inc. The Sponsor was incorporated in the State of Maryland on August 14, 2003 as a corporation. The Sponsor was organized for the purpose of serving as a qualified REIT subsidiary of American Home Mortgage Investment Corp. that holds mortgage-backed securities and originates certain mortgage loans.

The Sponsor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747.

The Sponsor has been securitizing residential mortgage loans since 2003. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short Reset ARM	572	$ 212,764,539	11,937	$ 3,265,792,517	19,939	$ 5,979,507,986
Long Reset ARM	--	--	12,163	$ 3,102,496,671	28,953	$ 7,248,094,209
Fixed Rate	--	--	4,622	$ 726,238,448	15,202	$ 2,252,163,518
HELOC	--	--	2,077	$ 118,965,752	13,517	$ 594,059,434
Second Lien	--	--	--	--	1,455	$ 84,948,589
Total	581	$ 218,416,081	32,674	$ 7,270,737,917	93,788	$ 16,182,778,122

THE DEPOSITOR

The depositor will be American Home Mortgage Securities LLC. The depositor was formed in the State of Delaware on January 26, 2004 as a wholly-owned subsidiary of American Home Mortgage Investment Corp., a Maryland corporation electing to be treated as a real estate investment trust. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the notes contemplated in this free writing prospectus, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004.

For information on the Depositor’s size, composition and growth of the depositor’s total portfolio of assets it has securitized, see the table under “The Sponsor” above.

THE ISSUING ENTITY

American Home Mortgage Investment Trust 2006-1 is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this free writing prospectus. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the Notes and the Trust Certificate, (iii) making payments on the Notes and the Trust Certificate and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust is not expected to have any significant assets other than the related mortgage loans pledged to the Indenture Trustee as collateral to secure the related Notes. The Trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee. In accordance with the Agreements, certain duties of the Trust under the Agreements will be performed by the Indenture Trustee or, as described in this free writing prospectus, the Securities Administrator and certain other duties will be performed by the Depositor or an affiliate of the Depositor.

THE OWNER TRUSTEE

Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust has not participated in the preparation of, and is not responsible for, any other information contained in this free writing prospectus.

The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

THE INDENTURE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC”) will act as Indenture Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the Indenture. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Indenture Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Indenture Trustee on behalf of the Holders or as custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Indenture.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Indenture Trustee will be entitled to compensation for its services on each Payment Date in an amount equal to earnings on amounts then on deposit in the Payment Account. The Indenture Trustee will also serve as Note Registrar and Note Paying Agent under the Indenture and the Trust Agreement.

The Indenture will provide that the Indenture Trustee will be entitled to recover from the Payment Account, prior to payments to Noteholders, all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Indenture Trustee, in connection with the Agreements, any Event of Default or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the Trust created pursuant to the Trust Agreement or the performance of its duties under the Indenture or the Trust Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

THE SECURITIES ADMINISTRATOR

Under the terms of the Indenture, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

The Agreements will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Securities Administrator Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator, in connection with any breach of any Agreement to which it is a party or any claim or legal action (including any pending or threatened claim or legal action), incurred or made by the Securities Administrator in the performance of its duties under the Agreements (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

THE MASTER SERVICING AGREEMENT AND SERVICING AGREEMENT

The following summary describes a number of terms of the Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Servicing Agreement. Requests should be addressed to American Home Mortgage Securities LLC, 538 Broadhollow Road, Melville, New York 11747. See “The Agreements” in the accompanying prospectus.

Servicing and Other Compensation And Payment of Expenses

The Master Servicer will be entitled to retain as compensation for its activities under the Master Servicing Agreement the investment income on funds in the Securities Administrator Collection Account. The Master Servicing Agreement also will provide that the Master Servicer will be entitled to reimbursement from the Securities Administrator Collection Account for advances and certain expenses. The Servicer will be entitled to retain the Servicing Fee from collections on the related mortgage loans as compensation for its activities under the Servicing Agreement. As additional servicing compensation, the Servicer is entitled to retain any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Protected Account and any escrow accounts in respect of the mortgage loans as provided in the Servicing Agreement. However, the Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the related mortgage loans on any Payment Date with Compensating Interest. The Servicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Servicer in connection with its responsibilities under the Servicing Agreement. However, the Servicer is entitled to reimbursement therefor as provided in the Servicing Agreement.

Evidence as to Compliance

The Indenture and Servicing Agreement will provide that on or before a specified date in March of each year, beginning in 2007, each party responsible for the servicing function will provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Indenture and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Indenture and Servicing Agreement will also provide for delivery to the Master Servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Indenture or Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Indenture or Servicing Agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Noteholders without charge upon written request to the Master Servicer or Securities Administrator. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Realization Upon Defaulted Mortgage Loans

The Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreement, the Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

The Protected Accounts

The Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which it will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreement.

On the date specified in the Servicing Agreement, the Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Securities Administrator for deposit in the Securities Administrator Collection Account the amounts required for distribution for such Payment Date in accordance with the Servicing Agreement.

Optional Sale of Defaulted Mortgage Loans

In addition to the procedures set forth under the heading “Servicing of Mortgage Loans—Realization upon or Sale of Defaulted Mortgage Loans” in the prospectus, the Servicer, on behalf of the Issuer, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the related Securityholders in the aggregate (on a present value basis) with respect to that mortgage loan.

Limited Mortgage Purchase Right

The servicing agreement provides that the Seller will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans (and in any case, at least 5 mortgage loans) from the trust at a purchase price equal to the aggregate fair market value.

Optional Repurchase of Defaulted Mortgage Loans

Subject to the terms of the Servicing Agreement, the Servicer, on behalf of the Issuing Entity, may purchase from the Issuing Entity any mortgage loan that is 90 days or more delinquent at a price equal to the Repurchase Price.

Pledge and Assignment of Servicer’s Rights

On or after the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreement to one or more lenders (each referred to as an Servicing Rights Pledgee), selected by the Servicer, including Bank of America, N.A., as the representative of certain lenders. In the event of a default by the Servicer under the Servicing Agreement, the Servicing Agreement provides for the appointment of a Servicing Rights Pledgee or its designee as the successor Servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Servicing Agreement (including being acceptable to the Rating Agencies and the Master Servicer) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Servicing Agreement.

In addition, any successor Servicer selected by the Servicing Rights Pledgee has a ten day period to decide whether or not to accept its appointment; if not, the Master Servicer or its designee would become the Servicer.

Investors in the Offered Notes should be aware that the Servicing Rights Pledgee will have certain rights in connection with an Event of Default under the Servicing Agreement, including the right to select a new Servicer.

THE INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this free writing prospectus by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to American Home Mortgage Securities LLC, 538 Broadhollow Road, Melville, New York 11747. See “The Agreements” in the accompanying prospectus.

General

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement and the Servicing Agreement as executed will be filed by the Depositor with the SEC within fifteen days of the initial issuance of the Notes. Reference is made to the prospectus for important information in addition to that presented in this free writing prospectus regarding the Trust, the terms and conditions of the Indenture and the Trust Agreement and the Notes. The Notes will be transferable and exchangeable at the designated office of the Note Registrar’s agent located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit. See “The Indenture Trustee” in this free writing prospectus.

Upon the occurrence of a TMP Trigger event and certain preconditions, including notifications, being satisfied as described in this free writing prospectus, the Indenture shall be discharged. In accordance with such discharge the Issuing Entity shall cause new notes, referred to as the REMIC Notes, to be issued and exchanged for the old Offered Notes, all in accordance with the terms of the Trust Agreement and the Indenture. The terms of such REMIC Notes shall be governed by a new indenture to be executed by the same parties and subject to the same terms as the old Indenture. A new Current Report on Form 8-K relating to any new agreements governing the REMIC Certificates and REMIC Notes, including the new indenture, will be filed by the Depositor with the Securities and Exchange Commission.

Rights Upon Event of Default

If an Event of Default should occur under an Indenture and be continuing, then and in every such case the Indenture Trustee, with respect to the related Notes, at the written direction of the holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes.

If, following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Notes have been declared to be due and payable, the Indenture Trustee may, with the consent of the Insurer (which consent shall not be required if an Insurer Default exists), and shall, at the written direction of the Insurer so long as no Insurer Default exists, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration, as described in the Indenture. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (A) the Indenture Trustee receives the consent of the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) it is determined that the mortgage loans will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee, the holders of 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding.

If, following an Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the Trust, proceeds from the sale of such assets will be applied as provided in the Indenture.

Unless an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Limitation on Suits

No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the Noteholders; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

Resignation and Removal of Indenture Trustee

The Indenture Trustee may resign at any time, or in the event that there is a conflict of interest with respect to the Indenture Trustee acting as Indenture Trustee for one or more classes of Notes, the Issuing Entity will be obligated to appoint a successor Indenture Trustee for all of the Notes or such class of Notes with respect to which a conflict exists within the period specified in the Indenture. The Indenture Trustee may also be removed at any time by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

Optional Termination

The optional purchase price payable upon optional termination as described below for (i) the Class I-A Notes and Class I-M Notes and (ii) the Class II-A, Class II-M and Class II-B Notes, each as described above, will be equal to the lesser of (i) the fair market value of the mortgage loans and (ii) the sum of the outstanding principal balance of the mortgage loans and accrued and unpaid interest thereon at the weighted average of the loan rates through the day preceding the final Payment Date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Notes.

The Class I-A Notes and Class I-M Notes

The holder of the Trust Certificate may, at its option, purchase all of the mortgage loans from Loan Group I and redeem the related Notes after any Payment Date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 20% of the Group I Cut-off Date Balance. See “The Indentures—Optional Termination” in this free writing prospectus and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class II-A, Class II-M and Class II-B Notes

The holder of the Trust Certificate may, at its option, purchase all of the mortgage loans from Loan Group II and redeem the related Notes, after any Payment Date on which the related aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period is less than 20% of the sum of the Group II Cut-off Date Balances. See “The Indentures—Optional Termination” in this free writing prospectus and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

ASSIGNMENT OF LOANS

General

On or prior to the date the Notes are issued, the Sponsor, pursuant to the Mortgage Loan Purchase Agreement, will convey each mortgage loan to the Depositor, and the Depositor, pursuant to the Trust Agreement, will in turn, convey each mortgage loan, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to the Issuing Entity; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on each mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date.

At the time of issuance of the Notes, the Issuing Entity will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on the mortgage loans after the Cut-off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes. The Indenture Trustee, concurrently with that assignment, will authenticate and deliver the Notes to the Issuing Entity at the direction of the Trust in exchange for, among other things, the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Issuing Entity and of the Notes

Upon the issuance of the notes, Thacher Proffitt & Wood llp will deliver its opinion generally to the effect that, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes, (other than the Restricted Notes and the Retained Notes), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust Estate, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

Upon the issuance of the Notes, Thacher Proffitt & Wood llp will deliver its opinion generally to the effect that, assuming compliance with the Agreements, for U.S. federal income tax purposes, despite the fact that the Issuing Entity will be classified as a TMP, the Issuing Entity will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more Disregarded Entities, 100% ownership interest in the Equity Securities.

AHMC will hold itself or through a direct wholly-owned qualified REIT subsidiary a 100% ownership interest in the Equity Securities. AHMC represents it filed with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust Estate to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood LLP has not independently verified AHMC’s qualification as a REIT, but instead has relied solely upon the representation made by AHMC concerning its REIT status. If AHMC were to fail to qualify as a REIT while it or its subsidiary owns the Equity Securities, the Issuing Entity could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Issuing Entity could reduce cash flow that would otherwise be available to make payments on the Notes.

At the issuance of the Notes, AHMC also will acquire the Retained Notes. Because AHMC’s qualified REIT subsidiary will own the Equity Securities, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while a REIT and one or more Disregarded Entities own both the Retained Notes and the Equity Securities. If AHMC were to sell a Retained Note or the Equity Securities to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The remainder of this discussion assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more Disregarded Entities, classification of the Issuing Entity as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the Issuing Entity as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a REMIC within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more Disregarded Entities, the Issuing Entity would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the related Trust Agreement and the Indenture, so long as a TMP Trigger Event has not occurred, a single REIT must at all times own the Equity Securities either directly, or indirectly through one or more Disregarded Entities. The owner of the Equity Securities may, however, pledge them as security for a loan or transfer them to a third party pursuant to the terms of a repurchase agreement that is treated as a financing transaction for federal income tax purposes. In the event of a default under any such loan or repurchase agreement, the lender or repurchase agreement counterparty, as applicable, would be permitted to transfer those Equity Securities to any person irrespective of whether such person qualified as a REIT, qualified REIT subsidiary, or Disregarded Entity.

Tax Consequences to Holders of the Notes

Interest Income on the Offered Notes. The notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Federal Income Tax Consequences - Notes” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal 100% of the Prepayment Assumption. See “Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the notes should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of some federal income and state and local tax laws to American Home Mortgage Securities LLC Trust Series 2006-1 and purchasers of the notes.

Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event

To avoid the adverse tax consequences of being taxed as a corporation, the Trust Agreement and the Indenture will provide that, upon the occurrence of a TMP Trigger Event, the Depositor shall cause certain steps to be taken, including the following: the Servicer will purchase from the issuing entity any REO property at its fair market value (to the extent that the purchase price of the sale of such REO properties would result in the allocation of a realized loss to any class of offered notes, the party causing the TMP Trigger Event shall contribute an amount equal to such realized losses), and will either restrict foreclosure on (within the Underlying REMIC Trust, as described below) or sell from the issuing entity any mortgage loan that is then 60 or more days delinquent; all of the remaining assets of the Issuing Entity will be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which multiple REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC Underlying Interests, to be issued by the Underlying REMIC Trust; the Depositor will cause the Issuing Entity to make a REMIC election with respect to those REMIC Underlying Interests (the “Trust REMIC”) and the Issuing Entity will issue REMIC Notes secured by those REMIC Underlying Interests (which REMIC Notes will represent ownership of REMIC regular interests in the Trust REMIC); and the REMIC Notes will be transferred to beneficial owners of Offered Notes in exchange for their Offered Notes.

Each REMIC Note issued by the Issuing Entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the Trust REMIC and a separate contractual right to receive payments in respect of Carryover Shortfall Amounts. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the Offered Note for which they would be exchanged, though the payment priority will change slightly.

A beneficial owner of an Offered Note would recognize gain or loss on the exchange of the Offered Note for the REMIC Note in an amount equal to the difference, if any, between such beneficial owner’s adjusted tax basis in the Offered Note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefor.

Taxation of Holders of REMIC Notes

For federal income tax purposes, a beneficial owner of a REMIC Note will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments in respect of Basis Risk Shortfall or Net WAC Shortfall amounts (collectively, “Carryover Shortfall Amounts”). The treatment of amounts received by a holder of a REMIC Note under such holder’s right to receive payments in respect of Carryover Shortfall Amounts will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a REMIC Note must allocate its purchase price for the REMIC Note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of Carryover Shortfall Amounts in accordance with the relative fair market values of each property right. The Trust REMIC intends to treat payments made to the holders of the REMIC Notes in respect of Carryover Shortfall Amounts as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust REMIC’s allocation of the issue price will be binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust REMIC’s allocation. For tax reporting purposes, the right to receive payments in respect of Carryover Shortfall Amounts may have more than a de minimis value. Under the REMIC regulations, the Trust REMIC will be required to account for the REMIC regular interest and the right to receive payments in respect of Carryover Shortfall Amounts as discrete property rights. It is possible that the right to receive payments in respect of Carryover Shortfall Amounts could be treated as a partnership among the holders of the REMIC Notes and the holders of some or all of the REMIC interests to be issued by the Underlying REMIC Trust, other than the REMIC Underlying Interests, in which case holders of such REMIC Notes potentially would be subject to different timing of income and foreign holders of such REMIC Notes could be subject to withholding in respect of payments in respect of Carryover Shortfall Amounts. Holders of the REMIC Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the REMIC Notes will be unable to use the integration method provided for under such regulations with respect to those certificates. If the Trust REMIC’s treatment of payments of Carryover Shortfall Amounts is respected, ownership of the right to receive payments in respect of Carryover Shortfall Amounts will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

Some or all of the REMIC Notes may be treated as having been issued with OID. A beneficial owner of a REMIC Note will be required to include any OID with respect to such REMIC Note in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 25% CPR described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

Upon the sale or exchange of a REMIC Note, the amount of the sale or exchange allocated to the selling holder’s right to receive payments in respect of Carryover Shortfall Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations. A holder of a REMIC Note will have gain or loss from such a termination of the right to receive payments in respect of Carryover Shortfall Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments in respect of Carryover Shortfall Amounts. Gain or loss realized upon the termination of the right to receive payments in respect of Carryover Shortfall Amounts generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

Each REMIC Note, exclusive of the right to receive payments in respect of Carryover Shortfall Amounts, will be treated as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, an asset described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from each REMIC Note, exclusive of the right to receive payments in respect of Carryover Shortfall Amounts, will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, the right of each REMIC Note to receive payments in respect of Carryover Shortfall Amounts will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the REMIC Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the REMIC Notes, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed in the prospectus under “Description of the Notes—Reports to Noteholders”, which will include information as to the Note Principal Balance of the Offered Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of information regarding the Offered Notes may adversely affect the liquidity of such Notes, even if a secondary market for such Notes becomes available.

LEGAL OPINIONS

Legal matters relating to the Notes will be passed upon for the Issuing Entity, the Depositor, the Sponsor and American Home by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by McKee Nelson LLP, Washington, D.C.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, any affiliated Servicer, the Servicer, the Originator or the Securities Administrator, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Issuing Entity, the Depositor, the Originator and the Servicer are affiliated parties. Barclays Capital Inc., as underwriter, and the Cap Counterparty are affiliated parties. Wells Fargo is acting as both the Master Servicer and the Securities Administrator. Deutsche Bank National Trust Company is acting as Indenture Trustee. There are no other affiliated parties. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, the Servicer or the Issuing entity and (b) any of the Indenture Trustee, the Master Servicer or the Securities Administrator, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Notes, or that relate to the Notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of the Offered Notes that the Notes receive at least the following ratings from S&P, Moody’s and Fitch:

Notes	S&P	Moody's	Fitch
Class I-1A-1	AAA	Aaa	NR
Class I-A-2	AAA	Aaa	NR
Class I-A-3	AAA	Aaa	NR
Class I-2A-1	AAA	Aaa	NR
Class II-A-1	AAA	NR	AAA
Class II-A-2	AAA	NR	AAA
Class II-A-3	AAA	NR	AAA
Class II-A-4	AAA	NR	AAA
Class I-M-1	AA+	Aa1	NR
Class I-M-2	AA	Aa2	NR
Class I-M-3	AA-	NR	NR
Class I-M-4	A	NR	NR
Class I-M-5	BBB	NR	NR
Class I-M-6	BBB-	NR	NR
Class II-M-1	AA	NR	AA
Class II-M-2	A	NR	A
Class II-M-3	BBB	NR	BBB
Class II-M-4	BB	NR	BB
Class II-M-5	B	NR	B
Class II-B	NR	NR	NR

The ratings of S&P, Moody’s and Fitch assigned to mortgage-backed notes address the likelihood of the receipt by Noteholders of all distributions to which the Noteholders are entitled other than Basis Risk Shortfalls and Net WAC Shortfalls. The rating process addresses structural and legal aspects associated with the Notes, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Notes.

The Depositor has not requested that any rating agency rate any class of Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered Notes in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates, and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to Noteholders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Notes — Reports to Noteholders” and “The Master Servicing Agreement and Servicing Agreement—Evidence as to Compliance” in this free writing prospectus, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, together with such other reports to Noteholders or information about the securities as shall have been filed with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com. Periodic reports will continue to be filed on Form 8-K after January 1, 2006.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO NOTEHOLDERS

The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Notes and the status of the Mortgage Loan Pool, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under “Description of the Notes — Reports to Noteholders” in this free writing prospectus. In addition, the Master Servicer and the Servicer will furnish to the Depositor, the Trustee or the Master Servicer, as applicable, the compliance statements and attestation reports in accordance with Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “The Master Servicing Agreement and Servicing Agreement—Evidence as to Compliance” in this free writing prospectus. Copies of these statements and reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Securities Administrator will make the statement described above available each month to Noteholders and the other parties to the Indenture via the Securities Administrator’s Internet website. The Securities Administrator will also make the periodic reports described in the prospectus under “Additional Information” relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Securities Administrator’s Internet website will initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this free writing prospectus and in the related prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this free writing prospectus and the related prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to American Home Mortgage Securities LLC, 538 Broadhollow Road, Melville, New York, 11747, or by telephone at (516) 396-7700. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

LEGAL INVESTMENT

The Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class II-A Notes and Class II-M-1 Notes will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by the Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class I-M-4, Class I-M-5 and Class I-M-6 Notes will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Notes constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”

The Offered Notes

As of the date hereof, it is anticipated that the ratings of the Offered Notes and the traditional debt features of the Offered Notes should cause the Offered Notes to be treated as debt with no “substantial equity features” under the DOL Regulations. There can be no assurance given, however, that the Offered Notes are or will be treated as debt and not “equity interests” under the DOL Regulations. Moreover, the debt treatment of the Offered Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Offered Notes change. If the Offered Notes were to be treated as equity interests, the mortgage loans and other assets of the Trust may be considered to be Plan Assets. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the Offered Notes are treated as indebtedness under the DOL Regulations, prior to making an investment in the Offered Notes, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicer, the Securities Administrator any other servicer, any administrator, any provider of credit support, including the Derivative Counterparty, the owner of the Trust Certificate, which could be transferred subsequent to the purchase of an Offered Note by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the Issuing Entity of those securities to be deemed “Plan Assets” of such Plan, and any person with certain specified relationships to such Issuing Entity to be deemed a Party in Interest with respect to the investing Plan.

By acquiring an Offered Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Offered Note with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Offered Notes are rated investment grade or better and such person believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes. Alternatively, regardless of the rating of the Offered Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicer, the Securities Administrator or any successor servicer which opines that the acquisition, holding and transfer of such Offered Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicer, the Securities Administrator or any successor servicer to any obligation in addition to those undertaken in the Indenture.

Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Notes.

GLOSSARY

Accrual Period— With respect to any Payment Date and the Notes, other than the Class II-A Notes and Class II-M-1 Notes, the period from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) to and including the day preceding such Payment Date. With respect to any Payment Date and the Class II-A Notes and Class II-M-1 Notes, the prior calendar month. Accrued Note Interest for the Notes, other than the Class II-A Notes and Class II-M-1 Notes, shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year. Accrued Note Interest on the Class II-A Notes and Class II-M-1 Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Accrued Note Interest— For any Payment Date and each class of Notes, interest accrued during the related Accrual Period at the then-applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such Payment Date, plus any Accrued Note Interest remaining unpaid from any prior Payment Date with interest thereon at the related Note Interest Rate.

Additional Negative Amortization Principal Amount — For any Payment Date, the excess, if any, of (x) the Negative Amortization Amount over (y) the Principal Remittance Amount for the Group I Loans (without regard to the last sentence of the definition thereof).

Adjustment Fraction — For any Payment Date with respect to the Class I-A Notes and Class I-M Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group I Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class I-A Notes and Class I-M Notes immediately prior to that Payment Date.

Agreements— The Servicing Agreement, the Master Servicing Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreement, the Cap Contracts and the Corridor Contract.

AHMC— American Home Mortgage Investment Corp.

Allocable Share— As to any Payment Date, the Subordinate Optimal Principal Amount and any Class of Group II Subordinated Notes, the portion of the Subordinate Optimal Principal Amount allocable to such class, equal to the product of the Subordinate Optimal Principal Amount on such Payment Date and a fraction, the numerator of which is the related Note Principal Balance thereof and the denominator of which is the aggregate of the Note Principal Balances of the Group II Subordinated Notes.

Allocated Realized Loss Amount— With respect to any class of the Class I-A-2, Class I-A-3, Class I-M, Class II-A-2, Class II-A-4, Class II-M and Class II-B Notes and any Payment Date, an amount equal to the sum of any Realized Loss allocated to that class of Notes on that Payment Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Payment Dates, in each case, with interest thereon at the applicable Note Interest Rate for such Payment Date for such class for the related Accrual Period.

American Home — American Home Mortgage Investment Corp., together with its direct or indirect wholly-owned subsidiaries.

Available Funds - The Group I Available Funds, Group II-C Available Funds or Group II-NC Available Funds, as applicable.

Available Funds Rate - Any of the Group I Available Funds Rate, the Group II-C Available Funds Rate, the Group II-NC Available Funds Rate and the Group II Subordinate Available Funds Rate.

Bankruptcy Loss— Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basic Principal Distribution Amount— With respect to any Payment Date and Loan Group I, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class I-A Notes and Class I-M Notes for such Payment Date and (b) the related Principal Remittance Amount for the Group I Loans for such Payment Date.

Basis Risk Shortfall— With respect to any class of Group I Notes (other than the Uncapped Notes), on each Payment Date where clause (ii) of the definition of “Note Interest Rate” is less than clause (i) of the definition of “Note Interest Rate,” the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to clause (i) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate. With respect to the Uncapped Notes, on each payment date, where clause (b)(ii) of the definition of “Note Interest Rate” is less than clause (b)(i) of the related definition of “Note Interest Rate,” the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such payment date calculated pursuant to clause (i) of the related definition of Note Interest Rate over (y) interest accrued on the related mortgage loans at the related Available Funds Rate. The determination of the amount of Basis Risk Shortfall on the Uncapped Notes shall be made pursuant to clause (b) of the related definition of Note Interest Rate regardless of whether a Cap Counterparty Termination Event is in effect; provided that if a Cap Counterparty Termination Event is not in effect, then any Basis Risk Shortfall Carryforward Amount shall be paid to the related Cap Counterparty as provided in “Description of the Notes—Overcollateralization Provisions for Loan Group I” in this free writing prospectus.

Basis Risk Shortfall Carryforward Amount — With respect to each class of Group I Notes, and any Payment Date, as determined separately for each such class of Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the related Note Interest Rate for such payment date, to the extent previously unreimbursed by the related Net Monthly Excess Cashflow or the related Cap Contracts.

Book-entry Notes— Each class of Notes issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

Cap Contracts — The six interest rate Cap Contracts between the Owner Trustee (or assigned to the Owner Trustee) on behalf of the trust and the Cap Counterparty primarily for the benefit of the Class I-1A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2 and Class I-M-3 Notes, respectively.

Cap Counterparty — Barclays Bank PLC.

Cap Counterparty Termination Event — As provided in the related Cap Contract, any default with respect to the Cap Counterparty with respect to the related Cap Contract where the related Cap Counterparty is terminated and is not replaced by a new cap counterparty or the related Cap Counterparty is unable to make payments.

Class I-A Notes— The Class I-1A-1, Class I-2A-1, Class I-A-2 and Class I-A-3 Notes.

Class I-A Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related aggregate Principal Distribution Amount for such Payment Date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class I-A Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in March 2012 approximately 83.75% and (ii) on or after the Payment Date in March 2012 approximately 87.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M Notes— The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes.

Class I-M-1 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the distribution of the Class I-A Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in March 2012 approximately 86.50% and (ii) on or after the Payment Date in March 2012 approximately 89.20% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-2 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A Notes and Class I-M-1 Notes (after taking into account the distribution of the Class I-A Principal Distribution Amount and Class I-M-1 Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in March 2012 approximately 90.625% and (ii) on or after the Payment Date in March 2012 approximately 92.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-3 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1 and Class I-M-2 Notes (after taking into account the distribution of Class I-A, Class I-M-1 and Class I-M-2 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in March 2012 approximately 93.375% and (ii) on or after the Payment Date in March 2012 approximately 94.70% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-4 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in March 2012 approximately 96.75% and (ii) on or after the Payment Date in March 2012 approximately 97.40% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-5 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-5 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in March 2012 approximately 98.125% and (ii) on or after the Payment Date in March 2012 approximately 98.500% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-6 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 Notes and Class I-M-5 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-6 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in March 2012 approximately 98.75% and (ii) on or after the Payment Date in March 2012 approximately 99.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class II-A Notes— The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes.

Class II-B Notes— The Class II-B Notes.

Class II-M Notes— The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes.

Closing Date— March 29, 2006.

Compensating Interest— Any payments made by the Master Servicer or the Servicer pursuant to the Master Servicing Agreement and Servicing Agreement, as applicable, to cover Prepayment Interest Shortfalls.

Corridor Contract — The interest rate corridor contract between the Owner Trustee (or assigned to the Owner Trustee) on behalf of the Trust and the Corridor Provider primarily for the benefit of the Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes.

Corridor Provider — An entity rated at least AA/Aa2 by S&P and Moody’s.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage— With respect to the Class I-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class I-M Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period. With respect to the Class II-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class II-M Notes and Class II-B Notes and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period.

Cut-Off Date— With respect to the mortgage loans, March 1, 2006.

Debt Service Reduction— With respect to any mortgage loan, a reduction in the scheduled monthly payment for such mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Delinquency Rate— For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all foreclosures, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the close of business on the last day of such month, or Due Period, as applicable.

Depositor — American Home Mortgage Securities LLC.

Derivative Contracts—Each of the six Cap Contracts and the Corridor Contract.

Determination Date— With respect to any Payment Date, the 15th day of the related month or, if such day is not a business day, the immediately preceding business day.

Disregarded Entity - Any entity that is wholly owed by a real estate investment trust and that, for federal income tax purposes, is disregarded as an entity separate from such real estate investment trust, including any qualified REIT subsidiary, within the meaning of Section 856(i) of the Code.

DOL Regulations—The Regulations provided under 29 C.F.R. Section 2510.3-101.

Due Date— With respect to each mortgage loan, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

Due Period— With respect to any Payment Date and the mortgage loans, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Event of Default— Any one of the following: (a) the failure by the Issuing Entity to pay Accrued Note Interest on any Class of Notes with respect to a Payment Date on such Payment Date; (b) a default by the Issuing Entity in the observance of certain negative covenants in the Indenture; (c) a default by the Issuing Entity in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity; (f) the failure by the Issuing Entity on the final scheduled Payment Date to pay all Accrued Note Interest, all remaining Basis Risk Shortfall Carryforward Amounts, Net WAC Shortfall Carryforward Amounts and to reduce the Note Principal Balances of all of the Notes to zero or (g) the Trust becomes subject to taxation as a corporation.

Equity Securities - The Trust Certificate and each Class of Retained Notes.

Fitch — Fitch, Inc.

Group I Available Funds— For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group I Loans. The Group I Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments, Prepayment Penalties and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group I Loans; (2) any Monthly Advances and Compensating Interest Payments on the Group I Loans made by the Servicer for such Payment Date; (3) any prepayment penalties on the Group I Loans collected by the Servicer for such Payment Date and (4) any amounts reimbursed by the Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, and is net of the Uncapped Floater Fee and fees and premiums payable to, and other amounts reimbursable to, the Indenture Trustee, Master Servicer, the Servicer, the LPMI Insurer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group I Loans.

Group I Available Funds Rate - On any Payment Date and any class of Class I-A Notes and Class I-M Notes, the per annum rate equal to the product of (a) the weighted average of the Net Mortgage Rates of the mortgage loans in Loan Group I included in the trust as of the end of the prior Due Period, (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and (c) the related Adjustment Fraction. In addition, the Available Funds Rate with respect to the Class I-A Notes and Class I-M Notes will be reduced by (i) the Additional Negative Amortization Principal Amount, expressed as a percentage of the aggregate Note Principal Balance of the respective class of Notes and (ii) the related Uncapped Floater Fee for such Payment Date. The weighted average described above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period.

Group I Cut-off Date Balance— The aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date.

Group II Senior Notes— The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes.

Group II Subordinate Available Funds Rate - On any Payment Date and any class of Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates on the mortgage loans in Loan Group II-C and Loan Group II-NC included in the trust as of the end of the prior Due Period, weighted on the basis of the Note Principal Balances thereof as of the end of the prior Due period, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans of Loan Group II-C and Loan Group II-NC, the aggregate Note Principal Balance of the related Group II Senior Notes, adjusted, in the case of the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year.

Group II Subordinate Notes— The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes.

Group II-C Available Funds— For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group II-C Loans. The Group II-C Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments, Prepayment Penalties and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group II-C Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group II-C Loans made by the Servicer for such Payment Date; and (3) any amounts reimbursed by the Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, and is net of fees payable to, and other amounts reimbursable to, the Indenture Trustee, Master Servicer, the Servicer, the Securities Administrator, the Owner Trustee, the LPMI Insurer and other amounts as provided in the Agreements allocable to the Group II-C Loans.

Group II-C Available Funds Rate - On any Payment Date and any class of Class II-A-1 Notes or Class II-A-2 Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates on the mortgage loans in Loan Group II-C included in the trust as of the end of the prior Due Period, weighted on the basis of the aggregate Stated Principal Balance of the Group II-C Loans as of the end of the prior Due Period.

Group II-C Cut-off Date Balance— The sum of the aggregate Stated Principal Balance of the Group II-C Loans as of the Cut-off Date.

Group II-C Senior Notes— The Class II-A-1 Notes and Class II-A-2 Notes.

Group II-NC Available Funds— For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group II-NC Loans. The Group II-NC Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments, Prepayment Penalties and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group II-NC Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group II-NC Loans made by the Servicer for such Payment Date; and (3) any amounts reimbursed by the Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, and is net of fees payable to, and other amounts reimbursable to, the Indenture Trustee, Master Servicer, the Servicer, the Securities Administrator, the Owner Trustee, the LPMI Insurer and other amounts as provided in the Agreements allocable to the Group II-NC Loans.

Group II-NC Available Funds Rate - On any Payment Date and any class of Class II-A-3 or Class II-A-4 Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates on the mortgage loans in Loan Group II-NC included in the trust as of the end of the prior Due Period, weighted on the basis of the aggregate Stated Principal Balance of the Group II-NC Loans as of the end of the prior Due period.

Group II-NC Cut-off Date Balance— The sum of the aggregate Stated Principal Balance of the Group II-NC Loans as of the Cut-off Date.

Group II-NC Senior Notes— The Class II-A-3 and Class II-A-4 Notes.

Indenture — The Indenture dated as of March 29, 2006, between the Issuing Entity, the Securities Administrator and the Indenture Trustee.

Indenture Trustee— Deutsche Bank National Trust Company, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Insurance Proceeds— Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Determination Date— With respect each class of Notes and (i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

Issuing Entity — With respect to the Notes, American Home Mortgage Investment Trust 2006-1, a Delaware statutory trust, or its successor in interest.

LIBOR Business Day— A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Note— Any Class I-A, Class I-M, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes.

Liquidated Mortgage Loan— Any defaulted mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds— Amounts received by the Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee’s sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

Loan Group— Loan Group I, Loan Group II-C or Loan Group II-NC, as applicable.

LPMI Insurer— Triad Guaranty Insurance Corporation.

LPMI Insurer Fee — With respect to any payment date and each mortgage loan covered by a lender-paid primary mortgage insurance policy, the fee payable to the related insurer at a rate equal to 1/12th of the LPMI Insurer Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the beginning of the related Due Period.

LPMI Insurer Fee Rate — With respect to each mortgage loan covered by a lender-paid primary mortgage insurance policy, the per annum rate payable to the related insurer under the related policy.

Master Servicer— Wells Fargo Bank, National Association, or its successor in interest.

Master Servicing Agreement — The Master Servicing Agreement dated as of March 29, 2006, among the Master Servicer, Securities Administrator, Indenture Trustee and Issuing Entity.

Maximum Note Interest Rate— With respect to any Payment Date and Class II-A-1 Notes and Class II-A-2 Notes, 10.600% per annum. With respect to any Payment Date and Class II-A-3 Notes and Class II-A-4 Notes, 10.200% per annum. With respect to any Payment Date and Class II-M Notes and Class II-B Notes, 10.450% per annum.

Minimum Monthly Payment— The minimum amount required to be paid by the mortgagor pursuant to the terms of a Group I mortgage note.

Monthly Advance— The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments— For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody's — Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement— The mortgage loan purchase agreement relating to American Home Mortgage Investment Trust 2006-1, dated as of March 29, 2006, between American Home Mortgage Acceptance, Inc. and the Depositor.

Negative Amortization Amount— With respect to any Payment Date, the aggregate amount of negative amortization with respect to the Group I Loans for the related Due Period.

Net Liquidation Proceeds— With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the Subservicer, Monthly Advances and Liquidation Expenses.

Net Monthly Excess Cashflow— With respect to Loan Group I, for any Payment Date, the excess of (i) the related Available Funds for such Payment Date over (ii) the sum for such Payment Date of (X) the aggregate amount of Accrued Note Interest minus any payments from the Cap Contracts for the related Notes and (Y) the aggregate Principal Remittance Amount used to make payments in respect of principal to these Notes.

Net Mortgage Rate— For any mortgage loan, the then applicable mortgage rate thereon less the Servicing Fee and the LPMI Insurer Fee Rate.

Net Rate Cap — With respect to any Payment Date and the REMIC Class A Notes and REMIC Class A Certificates, a per annum rate, equal to the weighted average of the Net Mortgage Rates of the related mortgage loans for such Payment Date.

Net WAC Shortfall Carryforward Amount — With respect to the Class II-A, Class II-M and Class II-B Notes on any Payment Date, an amount equal to the excess of (i) the amount of interest accrued thereon at the related Note Interest Rate without regards to the related Available Funds Rate over (ii) the interest calculated at the related Available Funds Rate for such Payment Date, plus any such amounts remaining unpaid from prior payment dates with interest thereon at the Note Interest Rate for such payment date to the extent previously unreimbursed by the related Net Monthly Excess Cashflow and in the case of the Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5, by the Corridor Contract.

Note — Any Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 or Class II-B Note.

Note Group — Any of the group II-C notes or the group II-NC notes.

Note Interest Rate— With respect to the Uncapped Notes, (a) with respect to each Payment Date on which a Cap Counterparty Termination Event is not in effect, a floating rate per annum equal to One-Month LIBOR the related Note Margin and (b) with respect to each Payment Date on which a Cap Counterparty Termination Event is in effect, a floating rate per annum equal to the lesser of (i) One-Month LIBOR plus the related Note Margin and (ii) the related Available Funds Rate with respect to such payment date. With respect to each Payment Date and the Class I-2A-1, Class I-M-4, Class I-M-5 and Class I-M-6 Notes, a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Note Margin and (ii) the Group I Available Funds Rate. With respect to each Payment Date and the Class II-A-1 Notes and Class II-A-2 Notes, (i) prior to the related Note Rate Change Date, the lesser of (a) 5.50% per annum and (b) the Group II-C Available Funds Rate and (ii) on or after the related Note Rate Change Date, the least of (a) Six-Month LIBOR plus 1.75%, (b) the related Maximum Note Interest Rate and (c) the Group II-C Available Funds Rate. With respect to each Payment Date and the Class II-A-3 Notes and Class II-A-4 Notes, (i) prior to the related Note Rate Change Date, the lesser of (a) 5.10% per annum and (b) the Group II-NC Available Funds Rate and (ii) on or after the related Note Rate Change Date, the least of (a) Six-Month LIBOR plus 1.75%, (b) the related Maximum Note Interest Rate and (c) the Group II-NC Available Funds Rate. With respect to each Payment Date and the Class II-M-1 Notes, (i) prior to the related Note Rate Change Date, the lesser of (a) 5.30% per annum and (b) the Group II Subordinate Available Funds Rate and (ii) on or after the related Note Rate Change Date, the least of (a) Six-Month LIBOR plus 2.25%, (b) the related Maximum Note Interest Rate and (c) the Group II Subordinate Available Funds Rate. With respect to each Payment Date and the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes, a floating rate equal to the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the Group II Subordinate Available Funds Rate with respect to such Payment Date.

Note Margin— With respect to the Class I-1A-1 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-2A-1 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-A-2 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-A-3 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-1 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-2 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-3 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-4 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-5 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-6 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum.

Note Owner— Any person who is the beneficial owner of a Book-entry Note.

Note Principal Balance— With respect to any Note, as of any date of determination, the initial Note Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Note and (a) plus, in the case of the Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-M-1, Class II-M-3, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes, any Subsequent Recoveries allocated thereto and (b) minus, in the case of the Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-2, Class II-A-4, Class II-M-1, Class II-M-3, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes, the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Payment Dates as described in this free writing prospectus.

Note Rate Change Date— With respect to the Class II-A-1 Notes and Class II-A-2 Notes, the Payment Date in December 2010. With respect to the Class II-A-3 Notes and Class II-A-4 Notes, the Payment Date in December 2010. With respect to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes, the Payment Date in December 2010.

Noteholder— A holder of a Note.

Notes— The Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes.

Offered Notes— The Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-M-1 Notes.

Original Subordinate Principal Balance— The aggregate Note Principal Balance of the Group II Subordinate Notes as of the Closing Date.

Outstanding Principal Balance— With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Overcollateralization Increase Amount— With respect to the Group I Loans, with respect to any Payment Date, the lesser of (i) the related Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such Payment Date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such Payment Date).

Overcollateralization Target Amount— With respect to Loan Group I, the sum of (x) the aggregate Additional Net Negative Amortization Amount on the Group I Loans since the Cut-off Date and (y) (1) prior to the related Step-Down Date, the initial Overcollateralization Amount (0.50% of the Group I Cut-off Date Balance) or (2) on or after the related Step-Down Date, an amount equal to the greater of (a) on any Payment Date (i) prior to the Payment Date in March 2012, 1.25% of the aggregate Stated Principal Balance of the Group I Loans and (ii) on and thereafter, 1.00% of the aggregate Stated Principal Balance of the Group I Loans and (b) 0.50% of the Group I Cut-off Date Balance; provided, however, that on or after the related Step-down Date, if a related Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Group I Loans will be the same as on the prior Payment Date.

Overcollateralization Release Amount — For any Payment Date and Loan Group I, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Group I Loans for such distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Group I Loans to be made on such Payment Date) for such Payment Date over (ii) the Overcollateralization Target Amount for such Payment Date.

Overcollateralized Amount— For any Payment Date and Loan Group I, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance, as applicable, of the Class I-A Notes and Class I-M Notes as of such Payment Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date).

Owner Trustee— Wilmington Trust Company of Delaware and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Payment Account— The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture.

Payment Cap— 7.50% of the Minimum Monthly Payment.

Payment Date— In each month, the 25th day of the month or, if that day is not a business day, the next business day.

Prepayment Penalty— Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Period— With respect to any Payment Date is the calendar month immediately preceding the month in which such Payment Date occurs.

Principal Distribution Amount— For any Payment Date and the Group I Loans, the sum of (a) the related Basic Principal Distribution Amount, and (b) the related Overcollateralization Increase Amount, less (c) the Overcollateralization Release Amount.

Principal Prepayment— Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Principal Remittance Amount— For any Payment Date and any Loan Group, or the mortgage loans in the aggregate, as applicable, the sum of

(i)	the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(ii)
the principal portion of all proceeds of the repurchase of a mortgage loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; and

(iii)
the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Sponsor or holder of the Trust Certificate, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

In addition, with respect to the Group I Loans, the Principal Remittance Amount shall be reduced (to not less than zero) by the Negative Amortization Amount on the Group I Loans.

Protected Account— An account established and maintained for the benefit of Noteholders by the Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the Servicing Agreement.

Rating Agencies— S&P, Moody’s and Fitch.

Realized Loss— With respect to a mortgage loan is (1) a Deficient Valuation, or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

Record Date— For each class of LIBOR Notes, and each Payment Date, will be the close of business on the business day immediately preceding such Payment Date; provided, however, if any such Note is no longer a Book-Entry Note, the “Record Date” for such class of Notes shall be the close of business on the last business day of the calendar month preceding such Payment Date. For each of the Class II-A Notes and Class II-M-1 Notes and each Payment Date, the close of business on the last business day of the calendar month preceding such Payment Date.

Reference Banks— Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor, the Sponsor, the Master Servicer or the Servicer.

Relief Act Shortfall— For any Payment Date and any mortgage loan, any shortfalls relating to the Relief Act or similar legislation or regulations.

REO Property— A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price— With respect to any mortgage loan required to be repurchased, an amount equal to the sum of the following: (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date for which interest was last paid by the Mortgagor to the first day of the month following the month of purchase, (iii) the amount of unreimbursed Monthly Advances or unreimbursed servicing advances made with respect to such Mortgage Loan, (iv) any other amounts owed to the Servicer or Master Servicer pursuant to the Master Servicing Agreement or Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation of such loan of any predatory lending law.

Repurchase Proceeds— The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Notes — Assignment of Trust Fund Assets” in the prospectus.

Reserve Interest Rate— With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year United States dollar lending rates, as applicable, which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month, six-month or one-year United States dollar lending rate, as applicable, which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Restricted Notes - The Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-B Notes.

Retained Notes -- Any Class or portion of any such other class of Notes that is not a class of Restricted Notes and that is acquired by AHMC or one of its wholly owned Disregarded Entities at closing.

Rolling Three Month Delinquency Rate— With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

S&P— Standard and Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Administrator— Wells Fargo Bank, National Association, or its successor in interest.

Securities Administrator Collection Account— The account established by the Securities Administrator pursuant to Section 3.01 of the Indenture and Section 3.06 of the Master Servicing Agreement.

Senior Optimal Principal Amount— With respect to each of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes, and each Payment Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Note Principal Balances of each of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes, as applicable, immediately prior to such Payment Date):

(1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3) the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

(4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Loan Group purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii) and (ii) the Stated Principal Balance of each such mortgage loan in the related Loan Group that was purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5) the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Loan Group which was repurchased by AHMC in connection with such Payment Date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in the related Loan Group that has been replaced by AHMC with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Payment Date over the Stated Principal Balance of each such substitute mortgage loan.

Senior Percentage— With respect to Loan Group II-C, the lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the aggregate Note Principal Balance of the Class II-A-1 Notes and Class II-A-2 Notes, immediately prior to such Payment Date, by the aggregate Stated Principal Balance of the mortgage loans in Loan Group II-C as of the beginning of the related Due Period. With respect to Loan Group II-NC, the lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the aggregate Note Principal Balance of the Class II-A-3 Notes and Class II-A-4 Notes, immediately prior to such Payment Date, by the aggregate Stated Principal Balance of the mortgage loans in Loan Group II-NC as of the beginning of the related Due Period.

Senior Prepayment Percentage— The Senior Prepayment Percentage for the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes, on any Payment Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
April 25, 2006 - March 25, 2013	100%
April 25, 2013 - March 25, 2014	Senior Percentage for the related Senior Notes plus 70% of the related Subordinate Percentage.
April 25, 2014 - March 25, 2015	Senior Percentage for the related Senior Notes plus 60% of the related Subordinate Percentage.
April 25, 2015 - March 25, 2016	Senior Percentage for the related Senior Notes plus 40% of the related Subordinate Percentage.
April 25, 2016 - March 25, 2017	Senior Percentage for the related Senior Notes plus 20% of the related Subordinate Percentage.
April 25, 2017 and thereafter	Senior Percentage for the related Senior Notes.

Any scheduled reduction to the related Senior Prepayment Percentage for the Class II-A Notes shall not be made as of any Payment Date unless, as of the last day of the month preceding such Payment Date (1) the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Group II Subordinate Notes does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans do not exceed (a) 30% of the aggregate Note Principal Balance of the original Subordinate Principal Balance if such Payment Date occurs between and including April 2013 and March 2014, (b) 35% of the Original Subordinate Principal Balance if such Payment Date occurs between and including April 2014 and March 2015, (c) 40% of the Original Subordinate Principal Balance if such Payment Date occurs between and including April 2015 and March 2016, (d) 45% of the Original Subordinate Principal Balance if such Payment Date occurs between and including April 2016 and March 2017 and (e) 50% of the Original Subordinate Principal Balance if such Payment Date occurs during or after April 2017.

In addition, if on or before the Payment Date in March 2009, the Aggregate Subordinate Percentage for such Payment Date is equal to or greater than two times the initial Aggregate Subordinate Percentage, and the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Group II Subordinate Notes does not exceed 50% and cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentages for the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes for such Payment Date will equal the Senior Percentage for the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes, respectively, plus 50% of the related Subordinate Percentage on such Payment Date. If after the Payment Date in March 2009, the Aggregate Subordinate Percentage is equal to or greater than two times the initial Aggregate Subordinate Percentage, and the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Group II Subordinate Notes does not exceed 50% and the cumulative Realized Losses do not exceed 30% of the Original Subordinate Principal Balance, then the Senior Prepayment Percentages for the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes for such Payment Date, will equal the Senior Percentage for the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes, respectively.

Notwithstanding the foregoing, if on any Payment Date, the percentage, the numerator of which is the aggregate Note Principal Balance of the Class II-A Notes immediately preceding such Payment Date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in Loan Group II-C and Loan Group II-NC as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes for such Payment Date will equal 100%.

Servicer - American Home Mortgage Servicing, Inc., or its successor in interest.

Servicing Agreement — The Servicing Agreement dated as of March 29, 2006, among the Sponsor, Servicer, Master Servicer, Issuing Entity and Indenture Trustee.

Servicing Fee— With respect to each mortgage loan and any Payment Date, the fee payable monthly to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period.

Servicing Fee Rate— With respect to any adjustable rate mortgage loan with an original principal balance of less than or equal to $417,000, 0.375% per annum, with respect to any adjustable rate mortgage loan with an original principal balance of greater than $417,000, 0.25% per annum.

Servicing Rights Pledgee— One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreement, including Bank of America, N.A., as the representative of certain lenders.

Servicing Trigger Event — A Servicing Trigger Event is in effect with respect to any Payment Date if either:

(d)  the Rolling Three Month Delinquency Rate for the mortgage loans is greater than 6%; or

(e)  the cumulative amount of Realized Losses incurred on the Group I Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Group I Cut-off Date Balance:

0.20% with respect to each month up to April 2007
0.20% with respect to May 2007, plus an additional 1/12th of 0.25% for each month thereafter until April 2008
0.45% with respect to May 2008, plus an additional 1/12th of 0.80% for each month thereafter until April 2009
1.25% with respect to May 2009, plus an additional 1/12th of 1.05% for each month thereafter until April 2010
2.30% with respect to May 2010, plus an additional 1/12th of 0.85% for each month thereafter until April 2011
3.15% with respect to May 2011, plus an additional 1/12th of 0.70% for each month thereafter until April 2012
3.85% with respect to May 2012, plus an additional 1/12th of 0.15% for each month thereafter until April 2013
4.00% with respect to May 2013, and each month thereafter

provided, however, that if the Servicer is rated “SQ2-” or better by Moody’s on any date, the Servicing Trigger Event will no longer be in effect with respect to any Payment Date thereafter.

Sponsor — American Home Mortgage Acceptance, Inc., in its capacity as mortgage loan seller.

Stated Principal Balance— With respect to any mortgage loan and any Payment Date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date— With respect to the Group I Loans, the later to occur of (x) the Payment Date occurring in April 2009 and (y) the first Payment Date for which the Credit Enhancement Percentage for the Class I-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group I Loans, but prior to any payment of the related Principal Distribution Amount for those Notes then entitled to payments of principal on that Payment Date) is greater than or equal to (i) prior to the Payment Date in March 2012, approximately 16.25% and (ii) on or after the Payment Date in March 2012, approximately 13.00%.

Step-Up Date— With respect to the Class I-A Notes and Class I-M Notes, the Payment Date occurring after the first Payment Date for which the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Due Period has been reduced to 20% or less of the Group I Cut-off Date Balance.

Subordinate Optimal Principal Amount— With respect to the Group II Subordinate Notes and each Payment Date will be an amount equal to the sum of the following from Loan Group II-C and Loan Group II-NC (but in no event greater than the aggregate Note Principal Balances of the Group II Subordinate Notes immediately prior to such Payment Date):

(1)           the applicable Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)           the applicable Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)           the applicable Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related Loan Group;

(4)           the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period over (b) the sum of the amounts distributable to the holders of the related Senior Notes pursuant to clause (4) of the definition of “Senior Optimal Principal Amount” on such Payment Date;

(5)           the applicable Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Loan Group which was repurchased by the AHMC in connection with such Payment Date and (b) the difference, if any, between the Stated Principal Balance of each mortgage loan in the related Loan Group that has been replaced by AHMC with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Payment Date and the Stated Principal Balance of each such substitute mortgage loan; and

(6) on the Payment Date on which the Note Principal Balances of the related Group II Senior Notes have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

Subordinate Percentage— As of any Payment Date and with respect to Loan Group II-C and Loan Group II-NC, 100% minus the related Senior Percentage for the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Notes related to such Loan Group. The initial Subordinate Percentage for each of Loan Group II-C and Loan Group II-NC will be approximately 6.25%.

Subordinate Prepayment Percentage— As of any Payment Date and with respect to Loan Group II-C and Loan Group II-NC, 100% minus the related Senior Prepayment Percentage for such Loan Group, except that on any Payment Date after the Note Principal Balance of each class of Group II Senior Notes of the related Note Group have each been reduced to zero, if (A) the weighted average of the Subordinate Percentages on such Payment Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (B) the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Note Principal Balance of the Group II Subordinate Notes does not exceed 50%, the Subordinate Prepayment Percentage for the Group II Subordinate Notes with respect to such Loan Group will equal 100%. If the above test is not satisfied on any Payment Date after the Note Principal Balance of each class of Senior Notes of the related Note Group have each been reduced to zero, then the Subordinate Prepayment Percentage with respect to such Loan Group shall equal zero for such Payment Date.

Subsequent Recoveries— Any liquidation proceeds received after the final liquidation of a mortgage loan.

Telerate Screen Page 3750— The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

TMP Trigger Event - Delivery of written notification to the Master Servicer, the Securities Administrator, and the Indenture Trustee that the Equity Securities are no longer owned by a REIT directly or indirectly through one or by a Disregarded Entity.

Trigger Event—With respect to Loan Group I, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either:

(a)  the Rolling Three Month Delinquency Rate for the Group I Loans as of the close of business on the last day of the preceding calendar month exceeds approximately 37.00% of the aggregate Note Principal Balance of the Class I-M Notes plus the aggregate Overcollateralized Amount for Loan Group I, divided by the aggregate Stated Principal Balance of the Group I Loans; or

(b)  the cumulative amount of Realized Losses incurred on the Group I Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date:

April 2009 to March 2010	0.75%
April 2010 to March 2012	1.00%
April 2012 and thereafter	1.25%

Trust Agreement— The Amended and Restated Trust Agreement dated as of March 29, 2006, among the Owner Trustee, the Depositor and Deutsche Bank National Trust Company, as note registrar and note paying agent.

Trust Certificate— The owner trust certificate issued pursuant to the Trust Agreement, representing the beneficial ownership interest in the Trust.

Uncapped Floater Fee— With respect to each Cap Contract and each Payment Date, an amount equal to the product of (i) the related Uncapped Floater Fee Rate, (ii) 30 divided by 360 and (iii) the Note Principal Balance of the related class of Uncapped Notes immediately prior to such Payment Date.

Uncapped Floater Fee Rate— With respect to each Cap Contract, the uncapped floater fee rate as set forth in such Cap Contracts.

Uncapped Notes— The Class I-1A-1, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2 and Class I-M-3 Notes.

Underwriters — With respect to the Offered Notes in Group I, Barclays Capital Inc., Bear, Stearns & Co. Inc., ABN AMRO Incorporated and Greenwich Capital Markets, Inc. With respect to Offered Notes in Group II, Lehman Brothers Inc., ABN AMRO Incorporated and Greenwich Capital Markets, Inc.

Unpaid Interest Shortfalls— With respect to the mortgage loans, (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls, in each case to the extent not allocated to the related Net Monthly Excess Cash Flow or the non-offered notes, plus interest on the amount of previously allocated Unpaid Interest Shortfall amounts on such class of Notes that remains unreimbursed, at the pass-through rate for such class for the related Accrual Period.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Notes offered by this free writing prospectus, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Issuing Entity, the Master Servicer, the Servicer, the Securities Administrator nor the Indenture Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of notes in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

(a)  borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

(b)  borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

(d)  each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(e)  the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

(f)  Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

(g)  Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

(h)  Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

(i)  a citizen or resident of the United States;

(j)  a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

(k)  an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(l)  a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

SCHEDULE A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The description herein of the mortgage loans is based upon the estimates of the composition thereof as of the Cut-Off Date, as adjusted to reflect the Stated Principal Balances as of the Cut-Off Date. Prior to the issuance of the Notes, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to March 1, 2006, (ii) requirements of the Rating Agencies, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust fund. American Home Mortgage Investment Trust 2006-1 believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Notes are issues, although certain characteristics of the mortgage loans may vary.

Principal Balances of the Mortgage Loans at Origination for the Group I Loans

Principal Balances of the Mortgage Loans at Origination ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
0- 50,000	34	$ 1,459,897.03	0.08%
50,001-100,000	238	18,060,349.28	1.04
100,001-150,000	393	50,336,987.75	2.89
150,001-200,000	512	90,689,244.39	5.20
200,001-250,000	516	117,503,770.16	6.74
250,001-300,000	498	137,612,667.84	7.89
300,001-350,000	399	129,923,657.14	7.45
350,001-400,000	352	132,698,557.76	7.61
400,001-450,000	284	121,172,765.03	6.95
450,001-500,000	208	99,911,226.38	5.73
500,001-550,000	156	82,270,456.75	4.72
550,001-600,000	176	102,143,892.45	5.85
600,001-650,000	117	74,223,239.57	4.25
650,001-700,000	55	37,438,444.94	2.15
700,001-750,000	53	38,893,329.00	2.23
750,001-800,000	46	35,837,762.48	2.05
800,001-850,000	24	19,808,920.59	1.14
850,001-900,000	34	29,867,157.45	1.71
900,000-950,000	28	26,021,888.20	1.49
950,001- 1,000,000	49	48,034,700.32	2.75
1,000,001- 1,100,000	20	21,191,059.79	1.21
1,100,001- 1,200,000	26	30,233,018.92	1.73
1,200,001- 1,300,000	20	25,233,138.09	1.45
1,300,001- 1,400,000	22	30,104,401.50	1.73
1,400,001- 1,500,000	32	47,306,418.83	2.71
1,500,001 or Greater	79	196,678,937.22	11.27
TOTAL	4,371	$1,744,655,888.86	100.00%

Minimum Principal Balances:	$30,875
Maximum Principal Balances:	$6,500,000
Average Principal Balances:	$398,697

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date (%) for the Group I Loans

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1.000-1.499	7	$ 1,666,547.69	0.10%
1.500-1.999	79	40,836,650.43	2.34
2.000-2.499	37	19,784,061.62	1.13
2.500-2.999	3	1,312,077.98	0.08
3.500-3.999	1	318,037.57	0.02
4.000-4.499	3	2,018,585.92	0.12
4.500-4.999	50	24,319,097.56	1.39
5.000-5.499	31	8,524,414.87	0.49
5.500-5.999	147	62,343,694.68	3.57
6.000-6.499	1,620	751,983,276.13	43.10
6.500-6.999	1,326	496,343,946.72	28.45
7.000-7.499	866	273,719,825.37	15.69
7.500-7.999	148	49,381,194.66	2.83
8.000-8.499	51	11,583,216.22	0.66
8.500-8.999	2	521,261.44	0.03
TOTAL	4,371	$1,744,655,888.86	100.00%

Minimum Mortgage Rates:	1.000%
Maximum Mortgage Rates:	8.691%
Weighted Average Mortgage Rates:	6.399%

Original Loan-to-Value Ratios* of the Mortgage Loans for the Group I Loans

Original Loan-to-Value Ratios* of the Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
0-30.00	24	$ 4,648,413.18	0.27%
30.01-40.00	46	15,203,849.64	0.87
40.01-50.00	92	35,897,727.42	2.06
50.01-55.00	56	30,472,895.00	1.75
55.01-60.00	98	50,902,686.72	2.92
60.01-65.00	180	109,902,124.45	6.30
65.01-70.00	347	209,821,175.74	12.03
70.01-75.00	787	347,405,442.11	19.91
75.01-80.00	2,028	735,354,936.48	42.15
80.01-85.00	47	15,469,691.58	0.89
85.01-90.00	382	119,982,790.85	6.88
90.01-95.00	109	26,790,890.72	1.54
95.01 or Greater	175	42,803,264.97	2.45
TOTAL	4,371	$1,744,655,888.86	100.00%

Weighted Average Original Loan-to-Value Ratios: 75.35%

* Original Loan-to-Value Ratios are calculated by taking the original principal balance and dividing the lesser of the original appraised value and sales price of the property.

Geographic Distribution* of the Mortgage Properties for the Group I Loans

Geographic Distribution* of the Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Alabama	9	$ 1,013,331.71	0.06%
Arizona	156	50,101,969.66	2.87
Arkansas	1	650,000.00	0.04
California	1,153	583,719,455.81	33.46
Colorado	68	27,001,659.42	1.55
Connecticut	35	23,709,916.11	1.36
Delaware	29	6,480,470.00	0.37
District of Columbia	17	7,266,032.16	0.42
Florida	736	264,533,777.73	15.16
Georgia	76	31,449,525.56	1.80
Hawaii	25	13,485,138.68	0.77
Idaho	15	3,577,465.41	0.21
Illinois	317	104,032,712.10	5.96
Indiana	21	6,163,283.32	0.35
Kansas	5	1,040,297.14	0.06
Kentucky	53	4,861,702.56	0.28
Louisiana	8	1,579,932.35	0.09
Maryland	160	52,028,403.02	2.98
Massachusetts	107	50,003,834.43	2.87
Michigan	130	38,153,193.10	2.19
Minnesota	11	2,810,092.03	0.16
Mississippi	2	665,390.05	0.04
Missouri	30	6,661,394.07	0.38
Nebraska	2	368,955.61	0.02
Nevada	126	37,108,056.58	2.13
New Hampshire	5	1,943,714.98	0.11
New Jersey	149	66,820,133.14	3.83
New Mexico	7	1,917,300.87	0.11
New York	140	102,202,249.69	5.86
North Carolina	98	30,794,781.63	1.77
Ohio	51	7,675,398.60	0.44
Oklahoma	9	1,405,996.59	0.08
Oregon	61	17,775,691.96	1.02
Pennsylvania	61	15,697,284.16	0.90
Rhode Island	23	6,552,136.78	0.38
South Carolina	74	31,806,396.84	1.82
South Dakota	3	452,983.13	0.03
Tennessee	2	195,757.02	0.01
Texas	27	5,524,995.21	0.32
Utah	32	9,966,795.11	0.57
Vermont	1	413,626.11	0.02
Virginia	231	96,001,588.93	5.50
Washington	95	26,930,028.17	1.54
Wisconsin	10	2,113,041.33	0.12
TOTAL	4,371	$1,744,655,888.86	100.00%

* No more than approximately 0.79% of Group I Loans by Cut-Off Date principal balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans for the Group I Loans

Credit Scores as of the Date of Origination of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
N/A	17	$6,697,127.03	0.38%
525-549	1	1,140,000.00	0.07
575-599	2	952,714.96	0.05
600-619	20	5,087,744.28	0.29
620-639	196	67,001,680.21	3.84
640-659	346	132,984,987.08	7.62
660-679	601	243,796,902.63	13.97
680-699	676	278,170,683.12	15.94
700-719	651	259,492,691.97	14.87
720-739	567	226,312,940.74	12.97
740-759	496	208,459,471.29	11.95
760-779	436	183,321,140.59	10.51
780-799	282	103,372,454.63	5.93
800-819	80	27,865,350.33	1.60
TOTAL	4,371	$1,744,655,888.86	100.00%

Weighted Non-Zero FICO Credit Scores: 712

Property Types of the Mortgage Properties for the Group I Loans

Property Types of the Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Single Family Residence	2,578	$1,066,543,953.15	61.13%
PUD	908	386,155,840.96	22.13
Condo	639	208,256,888.37	11.94
2-4 Family	223	75,463,821.68	4.33
Co-op	23	8,235,384.70	0.47
TOTAL	4,371	$1,744,655,888.86	100.00%

Occupancy Status of Mortgage Properties for the Group I Loans

Occupancy Status of Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Primary	2,910	$ 1,318,354,527.00	75.57%
Investment	1,100	285,634,693.52	16.37
Second Home	361	140,666,668.34	8.06
TOTAL	4,371	$ 1,744,655,888.86	100.00%

Loan Purpose of the Mortgage Loans for the Group I Loans

Loan Purpose of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Refinance - Cashout	2,171	$915,095,516.29	52.45%
Purchase	1,533	573,023,452.04	32.84
Refinance - Rate Term	667	256,536,920.53	14.70
TOTAL	4,371	$1,744,655,888.86	100.00%

Documentation Type of the Mortgage Loans for the Group I Loans

Documentation Type of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Verbal Employment Verification/Assets Not Verified	2,074	$954,697,575.12	54.72%
Stated Income/Stated Assets/Assets Verified	892	384,141,080.96	22.02
Income Verification / Assets Verified	819	241,301,025.55	13.83
Income Verification / Assets Verified	586	164,516,207.23	9.43
TOTAL	4,371	$1,744,655,888.86	100.00%

Original Terms to Stated Maturity of the Mortgage Loans for the Group I Loans

Original Terms to Stated Maturity of the Mortgage Loans (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
360	2,793	$1,039,684,850.89	59.59%
480	1,578	704,971,037.97	40.41
TOTAL	4,371	$1,744,655,888.86	100.00%

Minimum Original Terms to Stated Maturity (Months):		360
Maximum Original Terms to Stated Maturity (Months):		480
Weighted Average Original Terms to Stated Maturity (Months):		408

Remaining Terms to Stated Maturity of the Mortgage Loans as of the Cut-Off Date
for the Group I Loans

Remaining Terms to Stated Maturity of the Mortgage Loans as of the Cut-Off Date (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
300 - 359	2,793	$ 1,039,684,850.89	59.59%
360 and Greater	1,578	704,971,037.97	40.41
TOTAL	4,371	$ 1,744,655,888.86	100.00%

Minimum Remaining Terms to Stated Maturity (Months):		353
Maximum Remaining Terms to Stated Maturity (Months):		479
Weighted Average Remaining Terms to Stated Maturity (Months):		405

Gross Margin (%) for the Group I Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2.000 - 2.249	46	$15,788,312.18	0.90%
2.250 - 2.499	336	145,147,848.57	8.32
2.500 - 2.749	959	451,556,563.72	25.88
2.750 - 2.999	997	456,259,390.08	26.15
3.000 - 3.249	730	260,299,515.20	14.92
3.250 - 3.499	690	211,491,683.39	12.12
3.500 - 3.749	307	116,867,698.47	6.70
3.750 - 3.999	186	51,155,951.42	2.93
4.000 - 4.249	54	20,165,396.77	1.16
4.250 - 4.499	19	5,189,562.90	0.30
4.500 - 4.749	45	10,212,704.72	0.59
4.750 - 4.999	2	521,261.44	0.03
TOTAL	4,371	$1,744,655,888.86	100.00%

Minimum Margin:	2.020%
Maximum Margin:	4.940%
Weighted Average Margin:	2.954%

Initial Periodic Rate Cap (%) for the Group I Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Uncapped	4,371	$1,744,655,888.86	100.00%
TOTAL	4,371	$1,744,655,888.86	100.00%

Subsequent Periodic Rate Cap (%) for the Group I Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
uncapped	4,371	$1,744,655,888.86	100.00%
TOTAL	4,371	$1,744,655,888.86	100.00%

Ceiling Rate (%) for the Group I Loans

Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
9.751-10.000	2,986	$1,382,892,025.67	79.26%
10.251-10.500	1,100	287,022,019.74	16.45
10.501-10.750	285	74,741,843.45	4.28
TOTAL	4,371	$1,744,655,888.86	100.00%

Minimum Ceiling Rate:	9.950%
Maximum Ceiling Rate:	10.550%
Weighted Average Ceiling Rate:	10.042%

Original Prepayment Penalty Term for the Group I Loans

Original Prepayment Penalty Term (years)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
None	1,618	$762,523,337.75	43.71%
1 Year	1,052	407,157,775.08	23.34
2 Years	463	178,770,188.13	10.25
3 Years	1,238	396,204,587.90	22.71
TOTAL	4,371	$1,744,655,888.86	100.00%

Interest Only Feature (Years) for the Group I Loans

Interest Only Feature (Years)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
10 Years	188	$88,207,633.42	5.06%
Non IO	4,183	1,656,448,255.44	94.94
TOTAL	4,371	$1,744,655,888.86	100.00%

Rate Adjustment Frequency (Months) for the Group I Loans

Rate Adjustment Frequency (Mos.)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1	4,371	$1,744,655,888.86	100.00%
TOTAL	4,371	$1,744,655,888.86	100.00%

Product Type for the Group I Loans

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1 Year MTA	4,183	$1,656,448,255.44	94.94%
1 Year MTA IO	188	88,207,633.42	5.06
TOTAL	4,371	$1,744,655,888.86	100.00%

Principal Balances of the Mortgage Loans at Origination for the Group II-C Loans

Principal Balances of the Mortgage Loans at Origination ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
0- 50,000	11	$445,550.57	0.27%
50,001-100,000	91	7,140,236.16	4.39
100,001-150,000	133	16,484,890.93	10.14
150,001-200,000	140	24,775,908.15	15.23
200,001-250,000	126	28,244,502.66	17.37
250,001-300,000	101	27,675,551.32	17.02
300,001-350,000	80	25,869,364.19	15.91
350,001-400,000	66	24,966,784.76	15.35
400,001-450,000	12	4,939,704.52	3.04
450,001-500,000	1	468,000.00	0.29
500,001-550,000	2	1,047,249.38	0.64
550,001-600,000	1	587,998.20	0.36
TOTAL	764	$162,645,740.84	100.00%

Minimum Principal Balances:	$30,400.00
Maximum Principal Balances:	$588,000.00
Average Principal Balances:	$213,106.19

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date (%) for the Group II-C Loans

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
4.001 - 4.500	5	$1,009,832.27	0.62%
4.501 - 5.000	59	14,813,522.20	9.11
5.001 - 5.500	140	33,546,329.74	20.63
5.501 - 6.000	197	45,568,432.03	28.02
6.001 - 6.500	152	31,220,258.64	19.20
6.501 - 7.000	90	16,514,108.55	10.15
7.001 - 7.500	54	8,241,499.32	5.07
7.501 - 8.000	67	11,731,758.09	7.21
TOTAL	764	$162,645,740.84	100.00%

Minimum Mortgage Rates:	4.250%
Maximum Mortgage Rates:	7.875%
Weighted Average Mortgage Rates:	6.049%

Original Loan-to-Value Ratios* of the Mortgage Loans for the Group II-C Loans

Original Loan-to-Value Ratios* of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
10.01 - 15.00	2	$649,999.98	0.40%
35.01 - 40.00	2	301,999.99	0.19
40.01 - 45.00	1	200,000.00	0.12
45.01 - 50.00	6	1,726,820.68	1.06
50.01 - 55.00	8	1,810,069.45	1.11
55.01 - 60.00	12	2,639,453.84	1.62
60.01 - 65.00	18	4,509,565.11	2.77
65.01 - 70.00	191	39,500,269.03	24.29
70.01 - 75.00	69	15,822,948.74	9.73
75.01 - 80.00	411	86,696,798.54	53.30
80.01 - 85.00	9	855,738.54	0.53
85.01 - 90.00	19	4,559,096.54	2.80
90.01 - 95.00	16	3,372,980.40	2.07
TOTAL	764	$162,645,740.84	100.00%

Weighted Average Original Loan-to-Value Ratios:	75.491%

* Original Loan-to-Value Ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

Geographic Distribution* of the Mortgage Properties for the Group II-C Loans

Geographic Distribution* of the Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
California	96	$29,420,472.75	18.09%
Maryland	69	15,682,056.96	9.64
Florida	72	14,722,042.23	9.05
Virginia	54	13,226,151.78	8.13
Arizona	42	8,879,402.41	5.46
Washington	36	8,105,430.60	4.98
Nevada	37	8,048,642.44	4.95
Illinois	26	6,116,707.85	3.76
New Jersey	20	5,792,317.36	3.56
Colorado	24	5,480,839.23	3.37
South Carolina	24	4,703,184.53	2.89
North Carolina	30	4,653,642.57	2.86
Ohio	30	3,997,764.44	2.46
Georgia	25	3,949,006.94	2.43
Michigan	27	3,428,513.59	2.11
New York	11	3,327,951.59	2.05
Pennsylvania	17	3,106,056.09	1.91
Massachusetts	14	3,054,152.16	1.88
Oregon	13	2,538,624.24	1.56
Texas	13	1,495,923.97	0.92
Delaware	5	1,245,732.52	0.77
Missouri	9	1,117,298.11	0.69
New Hampshire	6	1,095,880.49	0.67
Idaho	9	1,019,144.89	0.63
District Of Columbia	4	982,499.06	0.60
Kentucky	6	981,215.19	0.60
Iowa	5	852,307.95	0.52
Connecticut	4	820,145.28	0.50
Utah	5	725,619.99	0.45
Montana	4	720,959.99	0.44
Other	27	3,356,053.64	2.06
TOTAL	764	$162,645,740.84	100.00%

* No more than approximately 0.812% of Group II-C Loans by Cut-Off Date principal balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans for the Group II-C Loans

Credit Scores as of the Date of Origination of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
N/A	1	$296,550.00	0.18%
551 - 600	1	128,000.00	0.08
601 - 650	87	17,551,570.76	10.79
651 - 700	263	55,047,833.79	33.85
701 - 750	250	54,139,467.99	33.29
751 - 800	150	33,129,264.83	20.37
Greater than 800	12	2,353,053.47	1.45
TOTAL	764	$162,645,740.84	100.00%

Weighted Non-Zero FICO Credit Scores: 709

Property Types of the Mortgage Properties for the Group II-C Loans

Property Types of the Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Single Family Residence	438	$90,904,477.61	55.89%
PUD	175	40,772,638.06	25.07
Condo	101	19,380,677.36	11.92
2-4 Family	48	11,123,494.55	6.84
Co-op	2	464,453.26	0.29
TOTAL	764	$162,645,740.84	100.00%

Occupancy Status of Mortgage Properties for the Group II-C Loans

Occupancy Status of Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Primary	521	$123,304,677.30	75.81%
Investment	206	31,950,228.62	19.64
Second Home	37	7,390,834.92	4.54
TOTAL	764	$162,645,740.84	100.00%

Loan Purpose of the Mortgage Loans for the Group II-C Loans

Loan Purpose of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Purchase	478	$99,815,519.20	61.37%
Refinance - Rate Term	68	14,673,088.38	9.02
Refinance - Cashout	218	48,157,133.26	29.61
TOTAL	764	$162,645,740.84	100.00%

Documentation Type of the Mortgage Loans for the Group II-C Loans

Documentation Type of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Full	282	$60,393,424.35	37.13%
No Documentation	79	15,455,505.14	9.50
Stated	403	86,796,811.35	53.37
TOTAL	764	$162,645,740.84	100.00%

Original Terms to Stated Maturity of the Mortgage Loans for the Group II-C Loans

Original Terms to Stated Maturity of the Mortgage Loans (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
360	764	$ 162,645,740.84	100.00%
TOTAL	764	$ 162,645,740.84	100.00%

Minimum Original Terms to Stated Maturity (Months):		360
Maximum Original Terms to Stated Maturity (Months):		360
Weighted Average Original Terms to Stated Maturity (Months):	360

Remaining Terms to Stated Maturity of the Mortgage Loans as of the Cut-Off Date
for the Group II-C Loans

Remaining Terms to Stated Maturity of the Mortgage Loans as of the Cut-Off Date (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
348 - 350	2	$ 612,114.38	0.38%
351 - 353	6	1,105,528.30	0.68
354 - 356	756	160,928,098.16	98.94
TOTAL	764	$ 162,645,740.84	100.00%

Minimum Remaining Terms to Stated Maturity (Months):		348
Maximum Remaining Terms to Stated Maturity (Months):		356
Weighted Average Remaining Terms to Stated Maturity (Months):		356

Gross Margin (%) for the Group II-C Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2.001 - 2.500	528	$119,030,392.33	73.23%
2.501 - 3.000	23	4,623,484.66	2.84
3.001 - 3.500	1	131,179.99	0.08
4.501 - 5.000	211	38,766,384.05	23.85
TOTAL	763	$162,551,441.03	100.00%

Minimum Margin:	2.250%
Maximum Margin:	5.000%
Weighted Average Margin:	2.922%

Initial Periodic Rate Cap (%) for the Group II-C Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
3.000	1	$131,179.99	0.08%
5.000	762	162,420,261.04	99.92
TOTAL	763	$162,551,441.03	100.00%

Minimum First Periodic Rate Cap: 3.000%
Maximum First Periodic Rate Cap: 5.000%
Weighted Average First Periodic Rate Cap: 4.998%

Subsequent Periodic Rate Cap (%) for the Group II-C Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1.000	514	$101,705,973.52	62.57%
2.000	249	60,845,467.51	37.43
TOTAL	763	$162,551,441.03	100.00%

Minimum Periodic Rate Cap:	1.000%
Maximum Periodic Rate Cap:	2.000%
Weighted Average Periodic Rate Cap:	1.374%

Ceiling Rates (%) for the Group II-C Loans

Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
9.001 - 9.500	5	$1,009,832.27	0.62%
9.501 - 10.000	59	14,813,522.20	9.11
10.001 - 10.500	140	33,546,329.74	20.64
10.501 - 11.000	197	45,568,432.03	28.03
11.001 - 11.500	150	30,994,778.84	19.07
11.501 - 12.000	90	16,514,108.55	10.16
12.001 - 12.500	55	8,372,679.31	5.15
12.501 - 13.000	67	11,731,758.09	7.22
TOTAL	763	$162,551,441.03	100.00%

Minimum Ceiling Rate:	9.250%
Maximum Ceiling Rate:	12.875%
Weighted Average Ceiling Rate:	11.050%

Floor (%) for the Group II-C Loans

Floor (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2.001 - 2.500	528	$119,030,392.33	73.23%
2.501 - 3.000	23	4,623,484.66	2.84
3.001 - 3.500	1	131,179.99	0.08
4.501 - 5.000	211	38,766,384.05	23.85
TOTAL	763	$162,551,441.03	100.00%

Minimum Floor Rate:	2.250%
Maximum Floor Rate:	5.000%
Weighted Average Floor Rate:	2.922%

Lien Position for the Group II-C Loans

Lien Position	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1st Lien	764	$ 162,645,740.84	100.00%
TOTAL	764	$ 162,645,740.84	100.00%

Rate Adjustment Frequency for the Group II-C Loans

Rate Adjustment Frequency (mos.)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
6	514	101,705,973.52	62.57%
12	249	60,845,467.51	37.43
TOTAL	763	$162,551,441.03	100.00%

Index for the Group II-C Loans

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
6 Month LIBOR	514	$101,705,973.52	62.57%
1 Year LIBOR	249	60,845,467.51	37.43
TOTAL	763	$162,551,441.03	100.00%

Next Rate Adjustment Date for the Group II-C Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
March 2010	1	$358,640.38	0.22%
May 2010	1	253,474.00	0.16
June 2010	2	433,500.00	0.27
July 2010	1	235,978.49	0.15
August 2010	2	341,750.00	0.21
September 2010	1	54,399.99	0.03
October 2010	258	52,397,080.59	32.23
November 2010	497	108,476,617.58	66.73
TOTAL	763	$162,551,441.03	100.00%

Original Prepayment Penalty Term for the Group II-C Loans

Original Prepayment Penalty Term (years)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
None	604	$134,592,641.27	82.75%
1 Year	3	490,604.98	0.30
2 Years	84	14,002,133.42	8.61
3 Years	58	10,523,252.98	6.47
5 Years	15	3,037,108.19	1.87
TOTAL	764	$162,645,740.84	100.00%

Principal Balances of the Mortgage Loans at Origination for the Group II-NC Loans

Principal Balances of the Mortgage Loans at Origination ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
50,001 - 100,000	2	$182,200.00	0.16%
200,001 - 250,000	1	202,545.99	0.17
250,001 - 300,000	1	263,900.00	0.23
350,001 - 400,000	2	749,650.00	0.65
400,001 - 450,000	30	13,009,376.33	11.23
450,001 - 500,000	41	19,613,221.55	16.93
500,001 - 550,000	20	10,484,921.85	9.05
550,001 - 600,000	23	13,174,789.38	11.37
600,001 - 650,000	10	6,330,291.58	5.46
650,001 - 700,000	21	14,314,885.92	12.36
700,001 - 750,000	5	3,611,049.99	3.12
750,001 - 800,000	2	1,531,036.09	1.32
800,001 - 850,000	3	2,538,826.46	2.19
850,001 - 900,000	2	1,711,162.27	1.48
950,001 - 1,000,000	7	6,930,520.13	5.98
1,000,001 or Greater	13	21,192,025.14	18.29
TOTAL	183	$115,840,402.68	100.00%

Minimum Principal Balances:	$84,900.00
Maximum Principal Balances:	$2,990,000.00
Average Principal Balances:	$633,596.43

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date (%) for the Group II-NC Loans

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
4.001 - 4.500	6	$3,613,649.68	3.12%
4.501 - 5.000	47	31,566,293.07	27.25
5.001 - 5.500	65	41,695,769.66	35.99
5.501 - 6.000	33	21,153,417.45	18.26
6.001 - 6.500	18	9,518,315.40	8.22
6.501 - 7.000	6	3,556,673.69	3.07
7.001 - 7.500	3	1,767,999.99	1.53
7.501 - 8.000	5	2,968,283.74	2.56
TOTAL	183	$115,840,402.68	100.00%

Minimum Mortgage Rates:	4.250%
Maximum Mortgage Rates:	7.875%
Weighted Average Mortgage Rates:	5.478%

Original Loan-to-Value Ratios* of the Mortgage Loans for the Group II-NC Loans

Original Loan-to-Value Ratios* of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
20.01 - 25.00	1	$599,999.99	0.52%
25.01 - 30.00	1	1,240,000.00	1.07
35.01 - 40.00	1	503,331.68	0.43
40.01 - 45.00	1	530,000.00	0.46
45.01 - 50.00	2	1,150,000.00	0.99
50.01 - 55.00	3	2,816,977.33	2.43
55.01 - 60.00	7	5,864,227.36	5.06
60.01 - 65.00	15	14,927,539.72	12.89
65.01 - 70.00	25	14,802,840.26	12.78
70.01 - 75.00	24	17,128,415.25	14.79
75.01 - 80.00	102	55,782,071.09	48.15
85.01 - 90.00	1	495,000.00	0.43
TOTAL	183	$115,840,402.68	100.00%

Weighted Average Original Loan-to-Value Ratios:	71.939%

* Original Loan-to-Value Ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

Geographic Distribution* of the Mortgage Properties for the Group II-NC Loans

Geographic Distribution* of the Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
California	73	$42,458,819.34	36.65%
Virginia	25	14,443,782.72	12.47
Florida	9	10,115,999.99	8.73
New York	11	8,389,181.37	7.24
Maryland	11	6,457,341.07	5.57
Michigan	5	4,299,209.97	3.71
Arizona	7	4,145,040.93	3.58
North Carolina	5	2,591,995.74	2.24
Colorado	4	2,397,800.00	2.07
Ohio	3	2,318,825.63	2.00
South Carolina	4	2,289,999.81	1.98
Nevada	4	2,146,792.99	1.85
Pennsylvania	4	2,122,208.56	1.83
Texas	1	1,987,028.09	1.72
District Of Columbia	2	1,671,354.47	1.44
Massachusetts	3	1,502,072.36	1.30
New Jersey	3	1,115,899.98	0.96
Indiana	1	776,800.00	0.67
Utah	1	704,250.00	0.61
Connecticut	1	699,999.98	0.60
Washington	1	699,307.22	0.60
Delaware	1	575,000.00	0.50
Oregon	1	512,000.00	0.44
Illinois	1	498,342.48	0.43
New Mexico	1	495,000.00	0.43
Kentucky	1	426,349.98	0.37
TOTAL	183	$115,840,402.68	100.00%

* No more than approximately 2.581% of Group II-NC Loans by Cut-Off Date principal balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans for the Group II-NC Loans

Credit Scores as of the Date of Origination of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
601 - 650	7	$3,940,286.38	3.40%
651 - 700	42	24,871,259.23	21.47
701 - 750	78	51,167,268.44	44.17
751 - 800	52	33,767,091.51	29.15
Greater than 800	4	2,094,497.12	1.81
TOTAL	183	$115,840,402.68	100.00%

Weighted Non-Zero FICO Credit Scores: 727

Property Types of the Mortgage Properties for the Group II-NC Loans

Property Types of the Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Single Family Residence	106	$67,301,367.03	58.10%
PUD	52	34,374,494.54	29.67
Condo	22	11,373,241.55	9.82
2-4 Family	2	1,607,604.47	1.39
Co-op	1	1,183,695.09	1.02
TOTAL	183	$115,840,402.68	100.00%

Occupancy Status of Mortgage Properties for the Group II-NC Loans

Occupancy Status of Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Primary	173	$110,155,679.36	95.09%
Second Home	7	4,097,118.34	3.54
Investment	3	1,587,604.98	1.37
TOTAL	183	$115,840,402.68	100.00%

Loan Purpose of the Mortgage Loans for the Group II-NC Loans

Loan Purpose of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Purchase	97	$55,119,754.28	47.58%
Refinance - Rate Term	28	23,136,030.50	19.97
Refinance - Cashout	58	37,584,617.90	32.45
TOTAL	183	$115,840,402.68	100.00%

Documentation Type of the Mortgage Loans for the Group II-NC Loans

Documentation Type of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Full	85	$53,658,247.83	46.32%
No Documentation	6	3,532,499.97	3.05
Stated	92	58,649,654.88	50.63
TOTAL	183	$115,840,402.68	100.00%

Original Terms to Stated Maturity of the Mortgage Loans for the Group II-NC Loans

Original Terms to Stated Maturity of the Mortgage Loans (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
360	183	$ 115,840,402.68	100.00%
TOTAL	183	$ 115,840,402.68	100.00%

Minimum Original Terms to Stated Maturity (Months):		360
Maximum Original Terms to Stated Maturity (Months):		360
Weighted Average Original Terms to Stated Maturity (Months):		360

Remaining Terms to Stated Maturity of the Mortgage Loans as of the Cut-Off Date
for the Group II-NC Loans

Remaining Terms to Stated Maturity of the Mortgage Loans as of the Cut-Off Date (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
348 - 350	2	$ 1,370,000.00	1.18%
354 - 356	181	114,470,402.68	98.82
TOTAL	183	$ 115,840,402.68	100.00%

Minimum Remaining Terms to Stated Maturity (Months):		349
Maximum Remaining Terms to Stated Maturity (Months):		356
Weighted Average Remaining Terms to Stated Maturity (Months):		356

Gross Margin (%) for the Group II-NC Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2.001 - 2.500	167	$106,583,298.71	92.01%
2.501 - 3.000	6	3,283,006.53	2.83
4.501 - 5.000	10	5,974,097.44	5.16
TOTAL	183	$115,840,402.68	100.00%

Minimum Margin:	2.250%
Maximum Margin:	5.000%
Weighted Average Margin:	2.410%

Initial Periodic Rate Cap (%) for the Group II-NC Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
5.000	183	$ 115,840,402.68	100.00%
TOTAL	183	$ 115,840,402.68	100.00%

Minimum First Periodic Rate Cap: 5.000%
Maximum First Periodic Rate Cap: 5.000%
Weighted Average First Periodic Rate Cap: 5.000%

Subsequent Periodic Rate Cap (%) for the Group II-NC Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1.000	37	$18,898,151.76	16.31%
2.000	146	96,942,250.92	83.69
TOTAL	183	$115,840,402.68	100.00%

Minimum Periodic Rate Cap:	1.000%
Maximum Periodic Rate Cap:	2.000%
Weighted Average Periodic Rate Cap:	1.837%

Ceiling Rates (%) for the Group II-NC Loans

Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
9.001 - 9.500	6	$3,613,649.68	3.12%
9.501 - 10.000	47	31,566,293.07	27.25
10.001 - 10.500	65	41,695,769.66	35.99
10.501 - 11.000	33	21,153,417.45	18.26
11.001 - 11.500	18	9,518,315.40	8.22
11.501 - 12.000	6	3,556,673.69	3.07
12.001 - 12.500	3	1,767,999.99	1.53
12.501 - 13.000	5	2,968,283.74	2.56
TOTAL	183	$115,840,402.68	100.00%

Minimum Ceiling Rate:	9.250%
Maximum Ceiling Rate:	12.875%
Weighted Average Ceiling Rate:	10.478%

Floor (%) for the Group II-NC Loans

Floor (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2.001 - 2.500	167	$106,583,298.71	92.01%
2.501 - 3.000	6	3,283,006.53	2.83
4.501 - 5.000	10	5,974,097.44	5.16
TOTAL	183	$115,840,402.68	100.00%

Minimum Floor Rate:	2.250%
Maximum Floor Rate:	5.000%
Weighted Average Floor Rate:	2.410%

Lien Position for the Group II-NC Loans

Lien Position	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1st Lien	183	$ 115,840,402.68	100.00%
TOTAL	183	$ 115,840,402.68	100.00%

Rate Adjustment Frequency for the Group II-NC Loans

Rate Adjustment Frequency (mos.)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
6	37	$18,898,151.76	16.31%
12	146	96,942,250.92	83.69
TOTAL	183	$115,840,402.68	100.00%

Index for the Group II-NC Loans

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
6 Month LIBOR	37	$18,898,151.76	16.31%
1 Year LIBOR	146	96,942,250.92	83.69
TOTAL	183	$115,840,402.68	100.00%

Next Rate Adjustment Date for the Group II-NC Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
April 2010	2	$1,370,000.00	1.18%
October 2010	52	35,942,394.98	31.03
November 2010	129	78,528,007.70	67.79
TOTAL	183	$115,840,402.68	100.00%

Original Prepayment Penalty Term for the Group II-NC Loans

Original Prepayment Penalty Term (years)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
None	176	$112,326,893.00	96.97%
2 Years	2	1,404,401.27	1.21
3 Years	3	1,170,695.99	1.01
5 Years	2	938,412.42	0.81
TOTAL	183	$115,840,402.68	100.00%

Principal Balances of the Mortgage Loans at Origination for the Group II-C and Group II-NC Loans

Principal Balances of the Mortgage Loans at Origination ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
0- 50,000	11	$445,550.57	0.16%
50,001-100,000	93	7,322,436.16	2.63
100,001-150,000	133	16,484,890.93	5.92
150,001-200,000	140	24,775,908.15	8.90
200,001-250,000	127	28,447,048.65	10.21
250,001-300,000	102	27,939,451.32	10.03
300,001-350,000	80	25,869,364.19	9.29
350,001-400,000	68	25,716,434.76	9.23
400,001-450,000	42	17,949,080.85	6.45
450,001-500,000	42	20,081,221.55	7.21
500,001-550,000	22	11,532,171.23	4.14
550,001-600,000	24	13,762,787.58	4.94
600,001-650,000	10	6,330,291.58	2.27
650,001-700,000	21	14,314,885.92	5.14
700,001-750,000	5	3,611,049.99	1.30
750,001-800,000	2	1,531,036.09	0.55
800,001-850,000	3	2,538,826.46	0.91
850,001-900,000	2	1,711,162.27	0.61
950,001- 1,000,000	7	6,930,520.13	2.49
1,000,001 or Greater	13	21,192,025.14	7.61
TOTAL	947	$278,486,143.52	100.00%

Minimum Principal Balances:	$30,400.00
Maximum Principal Balances:	$2,990,000.00
Average Principal Balances:	$294,362.49

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date (%) for the Group II-C and Group II-NC Loans

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
4.001 - 4.500	11	$4,623,481.95	1.66%
4.501 - 5.000	106	46,379,815.27	16.65
5.001 - 5.500	205	75,242,099.40	27.02
5.501 - 6.000	230	66,721,849.48	23.96
6.001 - 6.500	170	40,738,574.04	14.63
6.501 - 7.000	96	20,070,782.24	7.21
7.001 - 7.500	57	10,009,499.31	3.59
7.501 - 8.000	72	14,700,041.83	5.28
TOTAL	947	$278,486,143.52	100.00%

Minimum Mortgage Rates:	4.250%
Maximum Mortgage Rates:	7.875%
Weighted Average Mortgage Rates:	5.812%

Original Loan-to-Value Ratios* of the Mortgage Loans for the Group II-C and Group II-NC Loans

Original Loan-to-Value Ratios* of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
10.01 - 15.00	2	$649,999.98	0.23%
20.01 - 25.00	1	599,999.99	0.22
25.01 - 30.00	1	1,240,000.00	0.45
35.01 - 40.00	3	805,331.67	0.29
40.01 - 45.00	2	730,000.00	0.26
45.01 - 50.00	8	2,876,820.68	1.03
50.01 - 55.00	11	4,627,046.78	1.66
55.01 - 60.00	19	8,503,681.20	3.05
60.01 - 65.00	33	19,437,104.83	6.98
65.01 - 70.00	216	54,303,109.29	19.50
70.01 - 75.00	93	32,951,363.99	11.83
75.01 - 80.00	513	142,478,869.63	51.16
80.01 - 85.00	9	855,738.54	0.31
85.01 - 90.00	20	5,054,096.54	1.81
90.01 - 95.00	16	3,372,980.40	1.21
TOTAL	947	$278,486,143.52	100.00%

Weighted Average Original Loan-to-Value Ratios:	74.014%

* Original Loan-to-Value Ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

Geographic Distribution* of the Mortgage Properties for the Group II-C and Group II-NC Loans

Geographic Distribution* of the Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
California	169	$71,879,292.09	25.81%
Virginia	79	27,669,934.50	9.94
Florida	81	24,838,042.22	8.92
Maryland	80	22,139,398.03	7.95
Arizona	49	13,024,443.34	4.68
New York	22	11,717,132.96	4.21
Nevada	41	10,195,435.43	3.66
Washington	37	8,804,737.82	3.16
Colorado	28	7,878,639.23	2.83
Michigan	32	7,727,723.56	2.77
North Carolina	35	7,245,638.31	2.60
South Carolina	28	6,993,184.34	2.51
New Jersey	23	6,908,217.34	2.48
Illinois	27	6,615,050.33	2.38
Ohio	33	6,316,590.07	2.27
Pennsylvania	21	5,228,264.65	1.88
Massachusetts	17	4,556,224.52	1.64
Georgia	25	3,949,006.94	1.42
Texas	14	3,482,952.06	1.25
Oregon	14	3,050,624.24	1.10
District Of Columbia	6	2,653,853.53	0.95
Delaware	6	1,820,732.52	0.65
Connecticut	5	1,520,145.26	0.55
Indiana	8	1,459,343.42	0.52
Utah	6	1,429,869.99	0.51
Kentucky	7	1,407,565.17	0.51
Missouri	9	1,117,298.11	0.40
New Hampshire	6	1,095,880.49	0.39
Idaho	9	1,019,144.89	0.37
Iowa	5	852,307.95	0.31
Other	25	3,889,470.21	1.40
TOTAL	947	$278,486,143.52	100.00%

* No more than approximately 1.074% of Group II Loans by Cut-Off Date principal balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans for the Group II-C and Group II-NC Loans

Credit Scores as of the Date of Origination of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
N/A	1	$296,550.00	0.11%
551 - 600	1	128,000.00	0.05
601 - 650	94	21,491,857.14	7.72
651 - 700	305	79,919,093.02	28.70
701 - 750	328	105,306,736.43	37.81
751 - 800	202	66,896,356.34	24.02
Greater than 800	16	4,447,550.59	1.60
TOTAL	947	$278,486,143.52	100.00%

Weighted Non-Zero FICO Credit Scores: 717

Property Types of the Mortgage Properties for the Group II-C and Group II-NC Loans

Property Types of the Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Single Family Residence	544	$158,205,844.64	56.81%
PUD	227	75,147,132.60	26.98
Condo	123	30,753,918.91	11.04
2-4 Family	50	12,731,099.02	4.57
Co-op	3	1,648,148.35	0.59
TOTAL	947	$278,486,143.52	100.00%

Occupancy Status of Mortgage Properties for the Group II-C and Group II-NC Loans

Occupancy Status of Mortgage Properties	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Primary	694	$233,460,356.66	83.83%
Investment	209	33,537,833.60	12.04
Second Home	44	11,487,953.26	4.13
TOTAL	947	$278,486,143.52	100.00%

Loan Purpose of the Mortgage Loans for the Group II-C and Group II-NC Loans

Loan Purpose of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Purchase	575	$154,935,273.48	55.63%
Refinance - Rate Term	96	37,809,118.88	13.58
Refinance - Cashout	276	85,741,751.16	30.79
TOTAL	947	$278,486,143.52	100.00%

Documentation Type of the Mortgage Loans for the Group II-C and Group II-NC Loans

Documentation Type of the Mortgage Loans	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Full	367	$114,051,672.18	40.95%
No Documentation	85	18,988,005.11	6.82
Stated	495	145,446,466.23	52.23
TOTAL	947	$278,486,143.52	100.00%

Original Terms to Stated Maturity of the Mortgage Loans for the Group II-C and Group II-NC Loans

Original Terms to Stated Maturity of the Mortgage Loans (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
360	947	$278,486,143.52	100.00%
TOTAL	947	$278,486,143.52	100.00%

Minimum Original Terms to Stated Maturity (Months):		360
Maximum Original Terms to Stated Maturity (Months):		360
Weighted Average Original Terms to Stated Maturity (Months):		360

Remaining Terms to Stated Maturity of the Mortgage Loans as of the Cut-Off Date

for the Group II-C and Group II-NC Loans

Remaining Terms to Stated Maturity of the Mortgage Loans as of the Cut-Off Date (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
348 - 350	4	$1,982,114.38	0.71%
351 - 353	6	1,105,528.30	0.40
354 - 356	937	275,398,500.84	98.89
TOTAL	947	$278,486,143.52	100.00%

Minimum Remaining Terms to Stated Maturity (Months):		348
Maximum Remaining Terms to Stated Maturity (Months):		356
Weighted Average Remaining Terms to Stated Maturity (Months):		356

Margin (%) for the Group II-C and Group II-NC Loans

Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2.001 - 2.500	695	$225,613,691.04	81.04%
2.501 - 3.000	29	7,906,491.19	2.84
3.001 - 3.500	1	131,179.99	0.05
4.501 - 5.000	221	44,740,481.49	16.07
TOTAL	946	$278,391,843.71	100.00%

Minimum Margin:	2.250%
Maximum Margin:	5.000%
Weighted Average Margin:	2.709%

Initial Periodic Rate Cap (%) for the Group II-C and Group II-NC Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
3.000	1	$131,179.99	0.05%
5.000	945	278,260,663.72	99.95
TOTAL	946	$278,391,843.71	100.00%

Minimum First Periodic Rate Cap: 3.000%
Maximum First Periodic Rate Cap: 5.000%
Weighted Average First Periodic Rate Cap: 4.999%

Subsequent Periodic Rate Cap (%) for the Group II-C and Group II-NC Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1.000	551	$120,604,125.28	43.32%
2.000	395	157,787,718.43	56.68
TOTAL	946	$278,391,843.71	100.00%

Minimum Periodic Rate Cap:	1.000%
Maximum Periodic Rate Cap:	2.000%
Weighted Average Periodic Rate Cap:	1.567%

Ceiling Loan Rates (%) for the Group II-C and Group II-NC Loans

Ceiling Loan Rate (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
9.001 - 9.500	11	$4,623,481.95	1.66%
9.501 - 10.000	106	46,379,815.27	16.66
10.001 - 10.500	205	75,242,099.40	27.03
10.501 - 11.000	230	66,721,849.48	23.97
11.001 - 11.500	168	40,513,094.24	14.55
11.501 - 12.000	96	20,070,782.24	7.21
12.001 - 12.500	58	10,140,679.30	3.64
12.501 - 13.000	72	14,700,041.83	5.28
TOTAL	946	$278,391,843.71	100.00%

Minimum Ceiling Rate:	9.250%
Maximum Ceiling Rate:	12.875%
Weighted Average Ceiling Rate:	10.812%

Floor (%) for the Group II-C and Group II-NC Loans

Floor (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2.001 - 2.500	695	$225,613,691.04	81.04%
2.501 - 3.000	29	7,906,491.19	2.84
3.001 - 3.500	1	131,179.99	0.05
4.501 - 5.000	221	44,740,481.49	16.07
TOTAL	946	$278,391,843.71	100.00%

Minimum Floor Rate:	2.250%
Maximum Floor Rate:	5.000%
Weighted Average Floor Rate:	2.709%

Lien Position for the Group II-C and Group II-NC Loans

Lien Position	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1st Lien	947	$ 278,486,143.52	100.00%
TOTAL	947	$ 278,486,143.52	100.00%

Rate Adjustment Frequency for the Group II-C and Group II-NC Loans

Rate Adjustment Frequency (mos.)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
6	551	$120,604,125.28	43.32%
12	395	157,787,718.43	56.68
TOTAL	946	$278,391,843.71	100.00%

Index for the Group II-C and Group II-NC Loans

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
6 Month LIBOR	551	$120,604,125.28	43.32%
1 Year LIBOR	395	157,787,718.43	56.68
TOTAL	946	$278,391,843.71	100.00%

Next Rate Adjustment Date (%) for the Group II-C and Group II-NC Loans

Next Rate Adjustment Date (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
March 2010	1	$358,640.38	0.13%
April 2010	2	1,370,000.00	0.49
May 2010	1	253,474.00	0.09
June 2010	2	433,500.00	0.16
July 2010	1	235,978.49	0.08
August 2010	2	341,750.00	0.12
September 2010	1	54,399.99	0.02
October 2010	310	88,339,475.57	31.73
November 2010	626	187,004,625.28	67.17
TOTAL	946	$278,391,843.71	100.00%

Original Prepayment Penalty Term for the Group II-C and Group II-NC Loans

Original Prepayment Penalty Term (years)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
None	780	$246,919,534.27	88.66%
1 Year	3	490,604.98	0.18
2 Years	86	15,406,534.69	5.53
3 Years	61	11,693,948.97	4.20
5 Years	17	3,975,520.61	1.43
TOTAL	947	$278,486,143.52	100.00%